                                                                 Exhibit 10.116



                                CREDIT AGREEMENT


                                  by and among


                                 TIFFANY & CO.,

                              TIFFANY AND COMPANY,
                          TIFFANY & CO. INTERNATIONAL,
                     THE SUBSIDIARY BORROWERS PARTY HERETO,

                            THE LENDERS PARTY HERETO,

                              THE BANK OF NEW YORK,
                    as Issuing Bank and as Swing Line Lender,


                              THE BANK OF NEW YORK,
                               as Arranging Agent,


                                       and


                              THE BANK OF NEW YORK,
                             as Administrative Agent




                           --------------------------

                                  $130,000,000

                           --------------------------


                            Dated as of June 26, 1995
                                   As Amended

                                TABLE OF CONTENTS


1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION ..................................................................   1

     1.1 Definitions ...........................................................................................   1
     1.2 Principles of Construction ............................................................................  36

2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT .............................................................  37

     2.1 Loans .................................................................................................  37
     2.2 Minimum Amount of Each Borrowing ......................................................................  41
     2.3 Notice of Borrowing ...................................................................................  42
     2.4 Disbursement of Funds .................................................................................  44
     2.5 Payments. .............................................................................................  47
     2.6 Conversions ...........................................................................................  49
     2.7 Pro Rata Borrowings; Special Procedures and
         Assumptions ...........................................................................................  50
     2.8 Interest ..............................................................................................  52
     2.9 Termination or Reduction of Aggregate Commitments,
         Swing Line Commitment, Individual Currency
         Commitments and Letter of Credit Commitment ...........................................................  55
     2.10 Prepayments of the Loans .............................................................................  57
     2.11 Bid Loans; Procedure .................................................................................  58
     2.12 Negotiated Rate Loans; Procedure .....................................................................  61
     2.13 Taxes ................................................................................................  62
     2.14 Increased Costs, Illegality, etc. ....................................................................  66
     2.15 Compensation .........................................................................................  71
     2.16 Change of Applicable Lending Office and Applicable
          Payment Office .......................................................................................  71
     2.17 Survival of Certain Obligations ......................................................................  72
     2.18 Use of Proceeds ......................................................................................  72
     2.19 Letter of Credit Sub-Facility ........................................................................  72
     2.20 Letter of Credit Participation and Funding
          Commitments ..........................................................................................  74
     2.21 Absolute Obligation with respect to Letter of
          Credit Payments ......................................................................................  76
     2.22 Increased Costs Based on Letters of Credit ...........................................................  76
     2.23 Borrower Addenda .....................................................................................  77
     2.24 Records ..............................................................................................  78
     2.25 Replacement of Lender ................................................................................  79

3. FEES ........................................................................................................  80

     3.1 Facility Fee ..........................................................................................  80
     3.2 Letter of Credit Commissions ..........................................................................  81
     3.3 Administrative Agent's and Issuing Bank's Fees ........................................................  81

4. REPRESENTATIONS AND WARRANTIES ..............................................................................   82

     4.1 Subsidiaries; Capital Stock ...........................................................................   82
     4.2 Existence and Power ...................................................................................   82
     4.3 Authority .............................................................................................   83
     4.4 Binding Agreement .....................................................................................   83
     4.5 Litigation ............................................................................................   83
     4.6 No Conflicting Agreements .............................................................................   84
     4.7 Taxes .................................................................................................   84
     4.8 Compliance with Applicable Laws; Filings ..............................................................   85
     4.9 Governmental Regulations ..............................................................................   85
     4.10 Property .............................................................................................   85
     4.11 Federal Reserve Regulations; Use of Loan Proceeds ....................................................   86
     4.12 No Misrepresentation .................................................................................   86
     4.13 Plans ................................................................................................   86
     4.14 Environmental Matters ................................................................................   87
     4.15 Financial Statements .................................................................................   88
     4.16 Franchises, Intellectual Property, Etc. ..............................................................   89
     4.17 Labor Relations ......................................................................................   89

5. CONDITIONS OF LENDING - LOANS ON THE FIRST BORROWING DATE ...................................................   89

     5.1 Evidence of Corporate Action ..........................................................................   89
     5.2 Guaranty ..............................................................................................   90
     5.3 Approvals .............................................................................................   90
     5.4 Litigation ............................................................................................   90
     5.5 Approval of Special Counsel ...........................................................................   91
     5.6 Opinion of Counsel to the Borrowers and the Parent ....................................................   91
     5.7 Existing Indebtedness .................................................................................   91
     5.8 Payment of Fees .......................................................................................   91
     5.9 Other Documents .......................................................................................   91

6. CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT .....................................................   92

     6.1 Compliance ............................................................................................   92
     6.2 Loan Closings .........................................................................................   92
     6.3 Borrowing or Letter of Credit Request .................................................................   92
     6.4 Other Documents .......................................................................................   92

7. AFFIRMATIVE AND FINANCIAL COVENANTS .........................................................................   92

     7.1 Legal Existence .......................................................................................   93
     7.2 Taxes .................................................................................................   93
     7.3 Insurance .............................................................................................   93
     7.4 Performance of Obligations ............................................................................   94
     7.5 Condition of Property .................................................................................   94
     7.6 Observance of Legal Requirements ......................................................................   94
     7.7 Financial Statements and Other Information ............................................................   95
     7.8 Inspection ............................................................................................   99
     7.9 Authorizations ........................................................................................   99

     7.10 Subsidiaries ........................................................................................   100
     7.11 Leverage Ratio ......................................................................................   100
     7.12 Interest Coverage Ratio .............................................................................   100

8. NEGATIVE COVENANTS .........................................................................................   100

     8.1 Indebtedness .........................................................................................   100
     8.2 Interest Rate Protection Arrangements and Other

         Hedging Arrangements .................................................................................   101
     8.3 Liens ................................................................................................   102
     8.4 Dispositions .........................................................................................   103
     8.5 Merger or Consolidation, Etc. ........................................................................   103
     8.6 Acquisitions .........................................................................................   104
     8.7 Investments ..........................................................................................   104
     8.8 Restricted Payments ..................................................................................   105
     8.9 Limitation on Upstream Dividends by Subsidiaries .....................................................   105
     8.10 Transactions with Affiliates ........................................................................   105

9. DEFAULT ....................................................................................................   105

     9.1 Events of Default ....................................................................................   105

10. THE ADMINISTRATIVE AGENT ..................................................................................   110

     10.1 Appointment .........................................................................................   110
     10.2 Delegation of Duties ................................................................................   110
     10.3 Exculpatory Provisions ..............................................................................   110
     10.4 Reliance by Administrative Agent ....................................................................   111
     10.5 Notice of Default ...................................................................................   112
     10.6 Non-Reliance ........................................................................................   112
     10.7 Indemnification .....................................................................................   113
     10.8 Administrative Agent in Its Individual Capacity .....................................................   114
     10.9 Successor Administrative Agent ......................................................................   114

11. OTHER PROVISIONS ..........................................................................................   115

     11.1 Amendments and Waivers ..............................................................................   115
     11.2 Notices .............................................................................................   118
     11.3 No Waiver; Cumulative Remedies ......................................................................   118
     11.4 Survival of Representations and Warranties ..........................................................   119
     11.5 Payment of Expenses and Taxes .......................................................................   119
     11.6 Determination of Dollar Equivalent ..................................................................   120
     11.7 Assignments and Participations ......................................................................   120
     11.8 Counterparts ........................................................................................   122
     11.9 Adjustments; Set-off ................................................................................   123
     11.10 Indemnity ..........................................................................................   124
     11.11 GOVERNING LAW ......................................................................................   125
     11.12 Severability .......................................................................................   125
     11.13 Integration ........................................................................................   125
     11.14 Judgment Currency ..................................................................................   126

     11.15 Confidentiality ....................................................................................   126
     11.16 CONSENT TO JURISDICTION ............................................................................   127
     11.17 Service of Process .................................................................................   127
     11.18 No Limitation on Service or Suit ...................................................................   127
     11.19 WAIVER OF TRIAL BY JURY ............................................................................   128
     11.20 International Banking Facilities ...................................................................   128

EXHIBITS

Exhibit A-1                  List of Commitments
Exhibit A-2                  List of Individual Currency Commitments

         Credit Agreement, dated as of June 26, 1995, as amended by and among Tiffany & Co., a Delaware corporation (the "Parent"), Tiffany and Company, a New York corporation ("Tiffany"), Tiffany & Co. International, a Delaware corporation ("Tiffany International"), each Subsidiary Borrower which is a signatory hereto or becomes a party hereto pursuant to the provisions of Section 2.23, the Lenders party hereto, The Bank of New York ("BNY"), as Issuing Bank and as Swing Line Lender, BNY, as Arranging Agent (in such capacity, the "Arranging Agent") and BNY, as Administrative Agent (in such capacity, the "Administrative Agent").


1.       DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

         1.1      Definitions

                  When used herein, each of the following terms shall have the meaning ascribed thereto unless the context hereof otherwise specifically requires:

                  "ABR Advances": the Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate; each an "ABR Advance".

                  "Accountants": Coopers & Lybrand, or such other firm of independent certified public accountants of recognized national standing as shall be selected by the Parent and reasonably satisfactory to the Administrative Agent.

                  "Accumulated Funding Deficiency": as defined in Section 302 of ERISA.

                  "Acquisition": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including by devise, bequest, gift, through a dividend or otherwise), of (a) Stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a consolidated subsidiary of such Person or otherwise under the control of such Person, (b) any business, going concern or division or segment thereof, or (c) the Property of any other Person other than in the ordinary course of business, provided, however, that no acquisition of substantially all of the assets, or any division or segment, of such other Person shall be deemed to be in the ordinary course of business.

                  "Advance": an ABR Advance, a Eurodollar Advance, a Core Currency Euro Advance or a Swing Line Negotiated Rate Advance, as the case may be.

                  "Adverse Tax Position": as defined in Section 2.13(g).

                  "Affiliate": with respect to any Person at any time and from time to time, any other Person (other than a consolidated subsidiary of such Person) which, at such time (a) controls such Person, or (b) is under common control with such Person. The term "control", as used in this definition with respect to any Person, means the power, whether direct, or indirect through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

                  "Aggregate Commitments": on any date, the sum of all Commitments on such date.

                  "Aggregate Credit Exposure": as of any date of determination, the sum of (i) the outstanding principal amount (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Loan) of the Loans of all Lenders plus (ii) an amount equal to the Letter of Credit Exposure.

                  "Agreement": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

                  "Alternate Currency": any Core Currency (other than Dollars) or Non-Core Currency.

                  "Alternate Currency Bid Loan": each Bid Loan denominated in an Alternate Currency.

                  "Alternate Currency Equivalent": with respect to any Alternate Currency, on any date of determination thereof, the amount of such Alternate Currency which could be purchased with the amount of Dollars involved in such computation at the spot rate at which such Alternate Currency may be exchanged into Dollars as set forth on such date on (i) Reuters pages MGTY, MGTX, SCNY or BNMX or (ii) Dow Jones Telerate pages 262, 264, 265, 266 or 9993 (or any successor pages) or, if such rate does not appear on such pages, at the spot exchange rate therefor as determined by the Administrative Agent as of 11:00 A.M. (London time) on such date of determination thereof for delivery (x) in the case of an exchange of Canadian Dollars into Dollars, one Business Day later and
(y) in all other
cases, two Business Days later. In the event that, on any date of determination, a spot rate for an individual Alternate Currency appears on both a page of Reuters set forth above and a page of Dow Jones Telerate set forth above, the Alternate Currency Equivalent of such Alternate Currency shall be the arithmetic mean of such spot rates.

                  "Alternate Currency Loan": any Alternate Currency Revolving Loan, Alternate Currency Bid Loan, Alternate Currency Negotiated Rate Loan, Alternate Currency Swing Line Loan or Individual Currency Loan.

                  "Alternate Currency Negotiated Rate Loan": each Negotiated Rate Loan denominated in an Alternate Currency.

                  "Alternate Currency Revolving Loan": each Revolving Loan denominated in a Core Currency (other than Dollars).

                  "Alternate Currency Swing Line Loan": each Swing Line Loan denominated in a Core Currency (other than Dollars).

                  "Applicable": with respect to Regulation D being applicable to any determination of a Core Currency Euro Rate or an Individual Currency Rate, that Regulation D reserves would be applicable to the Core Currency Euro Advance or the Individual Currency Loan, as the case may be, as to which such interest rate would apply (including by giving effect to the assumption that the applicable Lender had funded such Core Currency Euro Advance or such Individual Currency Loan, as the case may be, through the purchase of a Core Currency or a Non-Core Currency, as the case may be, deposit by a subsidiary or affiliate of such Lender in the London interbank market and the transfer thereof to such Lender from such subsidiary or affiliate).

                  "Applicable Currency":

                  (a) With respect to any Revolving Loan or Swing Line Loan for any applicable Borrower, Dollars and each Available Alternate Currency which is a Core Currency as follows:

                           (i) in the case of Dollars: a Domestic Borrower,

                           (ii) in the case of French Francs: the French
                           Borrower,

                           (iii) in the case of German Marks: the German
                           Borrower,

                           (iv) in the case of Japanese Yen: the Japanese Borrower, and

                           (v) in the case of Sterling Pounds: the Sterling Borrower.

                  (b) With respect to any Bid Loan, the Currency specified by the applicable Borrower in its Bid Request for such Bid Loan.

                  (c) With respect to any Negotiated Rate Loan, the Currency specified in the Negotiated Rate Confirmation for such Negotiated Rate Loan.

                  (d) With respect to any Individual Currency Loan for any applicable Borrower, each Available Alternate Currency which is a Non-Core Currency as follows:

                           (i) in the case of Australian Dollars: the Australian Borrower,

                           (ii) in the case of Canadian Dollars: the Canadian Borrower,

                           (iii) in the case of Hong Kong Dollars, the Hong Kong Borrower,

                           (iv) in the case of Italian Lira: the Italian
                           Borrower,

                           (v) in the case of Korean Won: the Korean Borrower,

                           (vi) in the case of Malaysian Ringgit: the Malaysian Borrower,

                           (vii) in the case of Mexican Pesos: the Mexican Borrower,

                           (viii) in the case of Philippine Pesos: the Philippine Borrower,

                           (ix) in the case of Singaporean Dollars: the Singaporean Borrower,

                           (x) in the case of Swiss Francs: the Swiss Borrower,

                           (xi) in the case of New Taiwan Dollars: the Taiwanese Borrower, and

                           (xii) in the case of Thai Baht: the Thai Borrower.

                  "Applicable Lending Office": (i) as to any Lender, with respect to Revolving Loans in any Core Currency, initially, the office, branch or affiliate of such Lender designated as such Lender's lending office for Revolving Loans in such Core Currency on Exhibit R, and thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Revolving Loans in such Core Currency, as reported by such Lender to the Administrative Agent and the Parent, (ii) as to the Swing Line Lender, with respect to Swing Line Loans in any Core Currency, initially, the office, branch or affiliate of such Lender designated as the Swing Line Lender's lending office for such Swing Line Loans in such Core Currency on Exhibit R, and thereafter, such other office, branch or affiliate of the Swing Line Lender through which it shall be making or maintaining Swing Line Loans in such Core Currency, as reported by the Swing Line Lender to the Administrative Agent and the Parent,
(iii) as to any Lender, with respect to any Bid Loan, the lending office, branch or affiliate of such Lender designated as such Lender's lending office for such Bid Loan in its Bid for such Bid Loan, (iv) as to any Lender, with respect to Individual Currency Loans in any Non-Core Currency, initially, the office, branch or affiliate of such Lender designated as such Lender's lending office for such Individual Currency Loans in such Non-Core Currency on Exhibit R, and thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Individual Currency Loans in such Non-Core Currency, as reported by such Lender to the Administrative Agent and the Parent, and (v) as to any Lender, with respect to any Negotiated Rate Loan, the lending office, branch or affiliate of such Lender designated as such Lender's lending office for such Negotiated Loan in the Negotiated Rate Confirmation for such Negotiated Rate Loan.

                  "Applicable Margin": (i) with respect to the unpaid principal amount of ABR Advances, the applicable percentage set forth below in the column entitled "Applicable Margin for ABR Advances" and (ii) with respect to the unpaid principal amount of Eurodollar Advances, Core Currency Euro Advances and Individual Currency Loans, the applicable percentage set forth below in the column entitled "Applicable Margin for Eurodollar/Core Currency Euro Advances/Individual Currency Loans":

                                                              Applicable Margin
                                                              for Eurodollar
                                  Applicable                  Advances/Core Currency
                                  Margin for                  Euro Advances/Individual
Pricing Level                     ABR Advances                Currency Loans
-------------                     ------------                ------------------------

Pricing Level I                        0%                          0.1550%
Pricing Level II                       0%                          0.1700%
Pricing Level III                      0%                          0.2100%
Pricing Level IV                       0%                          0.2250%
Pricing Level V                        0%                          0.3000%
Pricing Level VI                       0%                          0.3500%


                  "Applicable Payment Office": in the case of:

                  (i) the Administrative Agent, (x) in respect of all Loans (other than Alternate Currency Loans), Letters of Credit designated in Dollars, fees and other amounts owing under this Agreement, the office of the Administrative Agent listed in Exhibit Q as its "Domestic Payment Office", and (y) in respect of Alternate Currency Loans and Letters of Credit designated in Alternate Currencies, the office of the Administrative Agent listed in Exhibit Q as its payment office for the applicable Alternate Currency, or such other office or offices as the Administrative Agent may from time to time hereafter designate in writing as such to the Parent, each Lender and each Borrower;

                  (ii) the Swing Line Lender, in respect of each Swing Line Loan, the office of the Swing Line Lender listed in Exhibit R as the payment office for the applicable Core Currency in which such Swing Line Loan is made or such other office or offices as the Swing Line Lender may from time to time hereafter designate in writing as such to the Administrative Agent, the Parent and each Swing Line Borrower;

                  (iii) any other Lender, (w) in respect of each Revolving Loan, the office of such Lender listed in Exhibit R as its payment office for the applicable Core Currency or such other office or offices as such Lender may from time to time hereafter designate in writing as such to the Administrative Agent, the Parent and each Borrower, (x) in respect of each Individual Currency Loan, the office of such Lender listed in

                           Exhibit R as its payment office for the applicable Non-Core Currency or such other office or offices as such Lender may from time to time hereafter designate in writing as such to the Administrative Agent, the Parent and each Borrower, (y) in respect of each Bid Loan, the office of such Lender listed in such Lender's Bid for such Bid Loan, and (z) in respect of each Negotiated Rate Loan, the office of such Lender listed in the Negotiated Rate Confirmation for such Negotiated Rate Loan; and

                  (iv) the Issuing Bank, in respect of each Letter of Credit, the office of the Issuing Bank listed in Exhibit R as the payment office for the applicable Currency in which such Letter of Credit is issued or such other office or offices as the Issuing Bank may from time to time hereafter designate in writing as such to the Administrative Agent and the Parent.

                  "Assignment and Acceptance Agreement": an assignment and acceptance agreement executed by an assignor and an assignee pursuant to which the assignor assigns to the assignee all or any portion of such assignor's Loans, Commitment, Individual Currency Commitments and other rights and obligations under the Loan Documents, substantially in the form of Exhibit D.

                  "Assignment Fee": as defined in Section 11.7(b).

                  "Australian Borrower": one or more of the following: Tiffany, Tiffany International or a wholly-owned Subsidiary of the Parent which is organized under the laws of, and has its principal office in, Australia and which shall become a Borrower pursuant to Section 2.23 hereof.

                  "Australian Dollars": freely transferable lawful money of Australia.

                  "Availability Percentage": with respect to any Lender at any time, a percentage equal to a fraction (x) the numerator of which is

                  (A) the Commitment of such Lender, minus

                  (B) the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding from such Lender (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Revolving Loan), plus (II) the aggregate principal amount of all Individual

         Currency Loans then outstanding from such Lender (determined on the basis of the Dollar Equivalent of each such Individual Currency Loan), plus (III) the SL/LC Credit Exposure of such Lender, and

(y) the denominator of which is

                  (A) the Aggregate Commitments, minus

                  (B) the sum of (I) the outstanding principal balance of all Revolving Loans (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Revolving Loan), plus (II) the outstanding principal balance of all Individual Currency Loans (determined on the basis of the Dollar Equivalent of each such Individual Currency Loan), plus (III) the outstanding principal balance of all Swing Line Loans, plus (IV) the Letter of Credit Exposure.

                  "Available Alternate Currency": each Alternate Currency except to the extent that the Administrative Agent has given notice to the Parent pursuant to Section 2.14(a) (which notice has not been rescinded by the Administrative Agent) that one or more Alternate Currencies are no longer available as determined by it in its sole discretion.

                  "Benefited Lender": as defined in Section 11.9.

                  "Bid": an offer by a Lender to a Borrower, in the form of Exhibit H, to make a Bid Loan.

                  "Bid Accept/Reject Letter": a notification made by the applicable Borrower pursuant to Section 2.11 in the form of Exhibit I.

                  "Bid Interest Period": as to any Bid Loan, the period commencing on the date of such Bid Loan, and ending on the date requested in the Bid Request with respect to such Bid Loan, which shall not be earlier than 7 days after the date of such Bid Loan or later than 180 days after the date of such Bid Loan; provided, however, that (i) if any Bid Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would be a date on or after the Maturity Date in which case such Interest Period shall end on the next preceding Business Day and (ii) no Borrower shall select a Bid Interest Period which shall end after the Maturity Date.

                  "Bid Loan": each loan from a Lender to a Borrower pursuant to
Section 2.11.

                  "Bid Loan Confirmation": a confirmation by the Administrative Agent to a Lender of the acceptance by the applicable Borrower of any Bid (or Portion thereof) made by such Lender, substantially in the form of Exhibit J.

                  "Bid Rate": as defined in Section 2.11(b).

                  "Bid Request": a request by a Borrower, in the form of Exhibit F, for Bids.

                  "Bid Submission Deadline": as defined in Section 2.11(b).

                  "BNY Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

                  "Borrower Addendum": an Addendum to this Agreement in the form of Exhibit B pursuant to which a Subsidiary of the Parent may become a Subsidiary Borrower pursuant to the provisions of Section 2.23.

                  "Borrowers": collectively, Tiffany, Tiffany International and the Subsidiary Borrowers; each a "Borrower".

                  "Borrowing Date": (i) in respect of Revolving Loans, any Business Day on which the Lenders shall make Revolving Loans to a Borrower pursuant to a Notice of Borrowing or pursuant to a Mandatory Borrowing, (ii) in respect of Bid Loans, any Business Day on which a Lender shall make a Bid Loan to a Borrower pursuant to a Bid Request, (iii) in respect of Swing Line Loans, any Business Day on which the Swing Line Lender shall make a Swing Line Loan to a Swing Line Borrower pursuant to a Notice of Borrowing, (iv) in respect of Negotiated Rate Loans, any Business Day on which a Lender shall make a Negotiated Rate Loan to a Borrower pursuant to a Negotiated Rate Confirmation,
(v) in respect of Individual Currency Loans, any Business Day on which a Lender shall make an Individual Currency Loan to a Borrower pursuant to a Notice of Borrowing, and (vi) in respect of Letters of Credit, any Business Day on which the Issuing Bank issues a Letter of Credit to a Letter of Credit Applicant pursuant to a Letter of Credit Request.

                  "Borrowing/Issuance Period": as defined in Section 2.7(b)(ii).

                  "Business Day":

                  (i) for all purposes (other than as covered by clauses (ii) and (iii) below), any day except Saturday, Sunday or a day which in New York City is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close,

                  (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, a Eurodollar Advance, a Core Currency Euro Advance or an Alternate Currency Swing Line Loan, any day which is a Business Day described in clause (i) above, is a day for trading by and between banks in the London interbank market and which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in the country in which the principal office of the applicable Borrower is located, and

                  (iii) with respect to all notices and determinations in connection with, and payments of principal and interest on, an Alternate Currency Bid Loan, an Alternate Currency Negotiated Rate Loan, an Individual Currency Loan or a Letter of Credit designated in an Alternate Currency, any day which is a Business Day described in clause (i) above, is a day for trading by and between banks in the London interbank market and which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in the country in which (x) the principal office of the applicable Borrower is located and (y) the Applicable Lending Office and Applicable Payment Office of the applicable Lender is located.

                  "Canadian Borrower": one or more of the following: Tiffany, Tiffany International or a wholly-owned Subsidiary of the Parent which is organized under the laws of, and has its principal office in, Canada and which shall become a Borrower pursuant to Section 2.23 hereof.

                  "Canadian Dollars": freely transferable lawful money of Canada.

                  "Change of Control": (i) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect) is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 thereunder), directly or indirectly, of more than 50%, on a fully diluted basis, of the voting and economic interests of the Parent, or (ii) the Board of Directors of the Parent shall cease to consist of a majority of Continuing Directors.

                  "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

                  "Commitment": with respect to each Lender, the amount set forth opposite such Lender's name in Exhibit A-1 directly below the column entitled "Commitment", as the same may be (x) reduced from time to time pursuant to Section 2.9 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.7 or increases pursuant to Section 11.1.

                  "Commitment Percentage": as to any Lender, the percentage set forth opposite the name of such Lender in Exhibit A-1 under the heading "Commitment Percentage", as such percentage may be (x) reduced from time to time pursuant to Section 2.9 or (y) adjusted from time to time as a result of assignments to or from such Lender of its Commitment pursuant to Section 11.7 or increases in the Aggregate Commitments pursuant to Section 11.1.

                  "Commitment Period": the period from the Effective Date until the Expiration Date.

                  "Compliance Certificate": a certificate in the form of Exhibit M.

                  "Consolidated": the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP.

                  "Consolidated Capitalization": as of any date, total stockholder's equity of the Parent and its Subsidiaries on a Consolidated basis on such date (without giving effect to foreign currency translation adjustments, except to the extent such adjustments are in excess of $10,000,000 (whether positive or negative)) plus Total Debt on such date.

                  "Contingent Obligation": as to any Person (the "secondary obligor"), any obligation of such secondary obligor (a) guaranteeing or in effect guaranteeing any return on any Investment made by another Person, or (b) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (v) in respect of the Indebtedness of any partnership in which such secondary obligor is a general partner, except to the extent that such Indebtedness of such partnership is nonrecourse to such secondary obligor and its separate Property; provided, however, that the term "Contingent Obligation" shall not include (i) the indorsement of instruments for deposit or collection in the ordinary course of business and (ii) guaranties by the Parent or any Subsidiary of the Parent of the primary obligations of any other Subsidiary of the Parent incurred in the ordinary course of business of such other Subsidiary; and provided, further, that the amount of any such Contingent Obligation shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of such primary obligation and (b) the maximum amount for which such secondary obligor may be liable pursuant to the terms of the agreement embodying such Contingent Obligation unless such primary obligation and the maximum amount for which such secondary obligor may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such secondary obligor's maximum reasonably anticipated liability in respect thereof as determined by such secondary obligor in good faith.

                  "Continuing Directors": the directors of the Parent on the Effective Date and each other director, if such director's nomination for election to the Board of Directors of the Parent is recommended by a majority of the then Continuing Directors.

                  "Conversion Date": the date on which (i) a Eurodollar Advance is converted to an ABR Advance, (ii) the date on which an ABR Advance is converted to a Eurodollar Advance, (iii) the date on which a Eurodollar Advance is converted to a new Eurodollar Advance and (iv) the date on which a Core Currency Euro Advance is converted to a new Core Currency Euro Advance.

                  "Core Currencies": Dollars, French Francs, German Marks, Japanese Yen and Sterling Pounds (each, a "Core Currency"), and such other currencies as shall be requested by the Parent to be a Core Currency hereunder subject to the approval of all of the Lenders in their sole and absolute discretion.

                  "Core Currency Borrowers": with respect to Revolving Loans, the Domestic Borrowers, the German Borrower, the French Borrower, the Japanese Borrower and the Sterling Borrower; each a "Core Currency Borrower".

                    "Core Currency Euro Advances": collectively, the Revolving Loans (or any portions thereof) at such time as they (or such portions) are maintained and/or being maintained in a Core Currency (other than Dollars) at a rate of interest based upon a Core Currency Euro Rate; each a "Core Currency Euro Advance".

                    "Core Currency Euro Rate": with respect to each day during each Interest Period applicable to any Core Currency Euro Advance, a rate of interest per annum determined by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

                           (a) (i) the rate per annum that appears on page
3740 or 3750 of the Dow Jones Telerate Screen (or any successor page) for deposits of the applicable Core Currency with a maturity comparable to such Interest Period, determined as of 11:00 A.M. (London time) (x) on the date which is two Business Days prior to the commencement of such Interest Period, in the case of a Core Currency (other than Sterling Pounds) and (y) on the date of the commencement of such Interest Period, in the case of Sterling Pounds or, if such rate does not appear on page 3740 or 3750 of the Dow Jones Telerate Screen (or any successor page) or (ii) the rate per annum equal to the offered quotation notified to the Administrative Agent by the Reference Lender as the offered quotation by first class banks in the London interbank market to the Reference Lender for such Core Currency deposits of amounts in immediately available funds comparable to the principal amount of such Core Currency Euro Advance of the Reference Lender with a maturity comparable to such Interest Period determined as of 11:00 A.M. (London time) (x) on the date which is two Business Days prior to the commencement of such Interest Period, in the case of a Core Currency (other than Sterling Pounds) and (y) on the date of the commencement of such Interest Period, in the case of Sterling Pounds, by

                           (b) a number equal to 1.00 minus the aggregate of the
stated maximum rates in effect on such day (without duplication) of all reserve requirements (including marginal, emergency, supplemental and special reserves) and similar charges, expressed as a decimal, established by any Governmental Authority, including those established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject in respect of eurocurrency funding

(currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) maintained by a member of the Federal Reserve System with deposits exceeding $1 billion in respect of eurodollar currency funding liabilities, to the extent Applicable; provided, in the event that the Administrative Agent has made any determination pursuant to
Section 2.14(a)(i) in respect of such Core Currency Euro Advance, the Core Currency Euro Rate determined pursuant to clause (a) of this definition shall instead be the rate reported to the Administrative Agent by the Reference Lender as the rate based on the all-in cost of funds of the Reference Lender to fund such Core Currency Euro Advance with a maturity comparable to such Interest Period.

                  "Credit Exposure": with respect to any Lender at any time, the sum of (i) the outstanding principal balance of all Loans (other than Swing Line Loans) then outstanding from such Lender (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Loan), plus (ii) the SL/LC Credit Exposure of such Lender at such time.

                  "Credit Party": with respect to any Loan Document, any Person (other than the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender) which, in accordance with the terms of such Loan Document, is or is to be a party thereto.

                  "Currency": any Core Currency or Non-Core Currency.

                  "Default": any of the events specified in Section 9.1, whether or not any requirement for the giving of notice, the lapse of time, or any other condition, has been satisfied.

                  "Disposition": with respect to any Person, any sale, assignment, transfer or other disposition by such Person, by any means, of

         (a)      the Stock of, or other equity interests of, any other Person,

         (b) any business, operating entity, division or segment thereof, or

         (c) any other Property of such Person, other than sales of inventory (other than in connection with bulk transfers).

                  "Dollar Bid Loan": a Bid Loan denominated in Dollars.

                  "Dollar Equivalent": on any date of determination thereof, the amount of Dollars which could be purchased with the amount of the relevant Alternate Currency involved in such computation at the spot rate at which Dollars may be exchanged into such Alternate Currency as set forth on such date on (i) Reuters pages MGTY, MGTX, SCNY or BNMX or (ii) Dow Jones Telerate pages 262, 264, 265, 266 or 9993 (or any successor pages) or, if such rate does not appear on such pages, at the spot exchange rate therefor as determined by the Administrative Agent as of 11:00 A.M. (London time) on such date of determination thereof for delivery (x) in the case of an exchange of Dollars into Canadian Dollars, one Business Day later and (y) in all other cases, two Business Days later. In the event that, on any date of determination, a spot rate for an individual Alternate Currency appears on both a page of Reuters set forth above and a page of Dow Jones Telerate set forth above, the Dollar Equivalent of such Alternate Currency shall be the arithmetic mean of such spot rates.

                  "Dollar Loan": each Dollar Revolving Loan, Dollar Bid Loan, Dollar Negotiated Rate Loan and Dollar Swing Line Loan.

                  "Dollar Negotiated Rate Loan": a Negotiated Rate Loan denominated in Dollars.

                  "Dollar Reimbursement Amount": as defined in Section 2.19(d).

                  "Dollar Revolving Loan" and "Dollar Revolving Loans": as defined in Section 2.1(b).

                  "Dollar Swing Line Loan" and "Dollar Swing Line Loans": as defined in Section 2.1(c).

                  "Dollars": and "$": freely transferable lawful money of the United States.

                  "Domestic Borrowers": Tiffany, Tiffany International and each other Borrower which is a corporation organized under the laws of the United States or any State thereof and which has its principal place of business in the United States; each a "Domestic Borrower".

                  "EBIT": for any period, the net income of the Parent and its Subsidiaries on a Consolidated basis for such period plus each of the following with respect to the Parent and its Subsidiaries on a Consolidated basis to the extent utilized in determining such net income: (a) Interest Expense and (b) provision for taxes.

                  "Effective Date": June 30, 1995.

                  "Employee Benefit Plan": an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored or contributed to by the Parent, any of its Subsidiaries or any ERISA Affiliate.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

                  "ERISA Affiliate": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code or, solely with respect to applicable provisions of the Code, Sections 414(m) or (o) of the Code, of which the Parent or any of its Subsidiaries is a member.

                  "Euro Interest Period": with respect to any Eurodollar Advance or Core Currency Euro Advance requested by any Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect to such Advance and ending one, two, three or six months thereafter, as selected by such Borrower in its irrevocable Notice of Borrowing or its irrevocable Notice of Conversion, provided, however, that (i) if any Euro Interest Period would otherwise end on a day which is not a Business Day, such Euro Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Euro Interest Period into another calendar month, in which event such Euro Interest Period shall end on the immediately preceding Business Day, (ii) any Euro Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Euro Interest Period) shall end on the last Business Day of a calendar month, and (iii) no Borrower shall select a Euro Interest Period which shall end after the Maturity Date.

                  "Eurodollar Advances": collectively, the Revolving Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon a Eurodollar Rate; each a "Eurodollar Advance".

                  "Eurodollar Rate": with respect to each day during each Interest Period applicable to any Eurodollar Advance, a rate of interest per annum determined by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

                    (a) the rate per annum equal to the rate notified to the Administrative Agent by the Reference Lender as the rate at which the Reference Lender is offered Dollar deposits in the New York interbank market, for delivery on the first day of such Interest Period, in an amount equal approximately to such Eurodollar Advance for a period equal to such Interest Period, as quoted at approximately 11:00 A.M. two Business Days prior to the first day of such Interest Period, by

                    (b) a number equal to 1.00 minus the aggregate of the stated maximum rates in effect on such day (without duplication) of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) maintained by a member of the Federal Reserve System with deposits exceeding $1 billion in respect of eurodollar currency funding liabilities.

                  "Event of Default": any of the events specified in Section 9.1, provided that any requirement for the giving of notice, the lapse of time, or any other condition has been satisfied.

                  "Excess Tax": as defined in Section 2.13(g).

                  "Expiration Date": the Business Day immediately preceding the Maturity Date.

                  "Facility Fee": as defined in Section 3.1.

                  "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%), equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the three rates quoted by federal funds brokers to BNY on such day on such transactions received by BNY as determined by BNY and reported to the Administrative Agent.

                  "Financial Officer": the chief financial officer, the treasurer or the assistant treasurer of the Parent or such other officer thereof as shall be reasonably satisfactory to the Administrative Agent.

                  "Financial Statements": as defined in Section 4.15.

                  "Fixed Charge Coverage Ratio": as of any date, the ratio of
(a) (i) EBIT in respect of the period comprised of the four consecutive fiscal quarters ended immediately prior to such date in respect of which financial statements have been delivered pursuant to Sections 7.7(a), 7.7(c) or 7.7(d) plus (ii) Rent Expense for such period to (b) (i) Rent Expense for such period plus (ii) Interest Expense for such period.

                  "Fixed Rate Loan": a Eurodollar Advance, a Core Currency Euro Advance, a Swing Line Negotiated Rate Advance, a Negotiated Rate Loan, an Individual Currency Loan or a Bid Loan.

                  "Foreign Pension Plan": any plan, fund (including any superannuation fund) or other similar program established or maintained outside of the United States by the Parent or any one or more of its Subsidiaries primarily for the benefit of employees of the Parent or such Subsidiaries residing outside of the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "French Borrower": one or more of the following: Tiffany, Tiffany International or Societe Francaise Pour Le Developpement De La Porcelaine D'Art (S.A.R.L.), a corporation organized under the laws of France and whose principal office is located in France.

                  "French Francs": freely transferable lawful money of France.

                  "Funded Current Liability Percentage": as defined in Section 401(a)(29) of the Code.

                  "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination. If at any time after the Effective Date any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Required Lenders, the Parent or the appropriate Borrowers shall so request, the Administrative Agent, the Lenders, the Parent and such Borrowers shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent and such Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under the Loan Documents or as reasonably requested thereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                  "German Borrower": one or more of the following: Tiffany, Tiffany International or a wholly-owned Subsidiary of the Parent which is organized under the laws of, and has its principal office in, Germany and which shall become a Borrower pursuant to Section 2.23 hereof.

                  "German Marks": freely transferable lawful money of Germany.

                  "Governmental Authority": any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority, instrumentality or other political subdivision thereof, any central bank, or any court or arbitrator.

                  "Guaranty": as defined in Section 5.2.

                  "Hong Kong Borrower": one or more of the following: Tiffany, Tiffany International or Tiffany & Co. of New York Limited, a corporation organized under the laws of Hong Kong and whose principal office is located in Hong Kong.

                  "Hong Kong Dollars": freely transferable lawful money of Hong Kong.

                  "Indebtedness": as to any Person, at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations with respect to any conditional sale or other title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (e) liabilities secured by any Lien on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual Liens arising in the ordinary course of business), (f) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on the balance sheet of such Person, and (g) Contingent Obligations.

                  "Indemnified Person": as defined in Section 11.10.

                  "Indemnified Tax": as to any Person, any Tax, except (i) a Tax on the Income imposed on such Person and (ii) any interest, fees or penalties for late payment imposed on such Person, in each case under clauses (i) and (ii) to the extent not attributable to the failure of the Parent or any of its Subsidiaries to obtain any necessary approvals or consents of, or file or cause to be filed any reports, applications, documents, instruments or information required to be filed pursuant to any applicable law, rule, regulation or request of, any Governmental Authority.

                  "Indemnified Tax Person": the Administrative Agent, the Swing Line Lender, the Issuing Bank, or any Lender.

                  "Individual Currency Commitment": with respect to each Lender and any Non-Core Currency, the amount set forth opposite such Lender's name in Exhibit A-2 directly below the column entitled "Individual Currency Commitment" in respect of such Non-Core Currency (determined on the basis of the Dollar Equivalent for such Non-Core Currency), as the same may be (x) reduced from time to time pursuant to Section 2.9 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.7, provided, however, that the aggregate amount of all of the Individual Currency Commitments of each Lender (determined on the basis of the Dollar Equivalent for each applicable Non-Core Currency) shall not exceed the amount of such Lender's Commitment.

                  "Individual Currency Interest Period": with respect to any Individual Currency Loan requested by any Non-Core Currency Borrower, the period commencing on the Borrowing Date with respect to such Individual Currency Loan and ending one, two or three months thereafter, as selected by such Non-Core Currency Borrower in its irrevocable Notice of Borrowing, provided, however, that (i) if any Individual Currency Interest Period would otherwise end on a day which is not a Business Day, such Individual Currency Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Individual Currency Interest Period into another calendar month, in which event such Individual Currency Interest Period shall end on the immediately preceding Business Day, (ii) any Individual Currency Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Individual Currency Interest Period) shall end on the last Business Day of a calendar month, and (iii) no Borrower shall select an Individual Currency Interest Period which shall end after the Maturity Date.

                  "Individual Currency Loan" and "Individual Currency Loans": as defined in Section 2.1(e).

                  "Individual Currency Rate": with respect to each day during each Interest Period applicable to any Individual Currency Loan, a rate of interest per annum determined by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

                           (a) (i) if such Individual Currency Loan is
designated in Australian Dollars, Canadian Dollars, Hong Kong Dollars, Italian Lira, Singaporean Dollars or Swiss Francs,

                           (A) with respect to Australian Dollars, the average
                  bid rate for bank bills of exchange that appears on page BBSY on the Reuters Screen (Sydney) (or any successor page) for a term equivalent to such Interest Period, determined as of approximately 10:15 A.M. (Sydney time) on the first day of such Interest Period,

                           (B) with respect to Canadian Dollars, the rate per
                  annum that appears on page CDOR on the Reuters Screen (Toronto) (or any successor page) for deposits of Canadian Dollars with a maturity comparable to such Interest Period, determined as of approximately 11:00 A.M. (Toronto time) on the date which is two Business Days prior to the commencement of such Interest Period,

                           (C) with respect to Italian Lira, the rate per annum
                  that appears on page RIBO (London) on the Reuters Screen (or any successor page) for deposits of Italian Lira with a maturity comparable to such Interest Period, determined as of approximately 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period,

                           (D) with respect to Swiss Francs, the rate per annum
                  that appears on page 3740 or 3750 of the Dow Jones Telerate Screen (or any successor page) for deposits of Swiss Francs with a maturity comparable to such Interest Period, determined as of approximately 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period,

                           (E) with respect to Hong Kong Dollars, the rate per
                  annum that appears on page FWEN on the Reuters Screen (Hong
                  Kong) (or any successor page) for deposits of Hong Kong Dollars with a maturity comparable to such Interest Period, determined as of approximately 11:00 A.M. (Hong Kong time) on the date which is two Business Days prior to the commencement of such Interest Period,

                           (F) with respect to Singaporean Dollars, the rate per
                  annum that appears on page FWEO of the Reuters Screen (Singapore) (or any successor page) for deposits of Singaporean Dollars with a maturity comparable to such Interest Period, determined as of approximately 11:00 A.M. (Singapore time), on the date which is two Business Days prior to the commencement of such Interest Period, or

                           (G) if such rate does not appear on such applicable
                  page of the Dow Jones Telerate Screen or Reuters Screen (or any successor page), the rate per annum equal to the offered quotation by first class banks in the London, Australian, Canadian, Hong Kong or Singapore, as the case may be, interbank market to the applicable Lender for such Non-Core Currency deposits of amounts in immediately available funds comparable to the principal amount of such Individual Currency Loan with a maturity comparable to such Interest Period determined as of approximately 11:00 A.M. (London, Sydney, Toronto, Hong Kong or Singapore, as the case may be, time) on the date which is two Business Days prior to the commencement of such Interest Period or, in the case of Individual Currency Loans designated in Australian Dollars, on the first day of such Interest Period,

(ii) if such Individual Currency Loan is designated in any other Non-Core Currency, a rate per annum equal to the offered quotation by first class banks in the applicable interbank market to the applicable Lender for deposits of such Non-Core Currency in amounts in immediately available funds comparable to the principal amount of such Individual Currency Loan with a maturity comparable to such Interest Period as determined by such Lender on the date which is two Business Days prior to the commencement of such Interest Period, adjusted for additional costs and local market conditions as determined by such Lender, by

                           (b) a number equal to 1.00 minus the aggregate of the
stated maximum rates in effect on such day (without duplication) of all reserve requirements (including marginal, emergency, supplemental and special reserves) and similar charges, expressed as a decimal, established by any Governmental Authority, including those established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) maintained by a member of the Federal Reserve System with deposits exceeding $1 billion in respect of eurodollar currency funding liabilities, to the extent Applicable; provided, in the event that the applicable Lender has made any determination pursuant to
Section 2.14(a)(iv) in respect of such Individual Currency Loan, the Individual Currency Rate determined pursuant to clause (a) of this definition shall instead be the rate based on the all-in cost of funds of the applicable Lender to fund such Individual Currency Loan with a maturity comparable to such Interest Period.

                  "Intellectual Property": all United States registered trademarks, service marks, patents, and trade names.

                  "Intercompany Acquisition": an Acquisition by the Parent from any of its Subsidiaries or an Acquisition by any Subsidiary of the Parent from any other Subsidiary of the Parent.

                  "Intercompany Debt": (i) Indebtedness of the Parent to one or more of the Subsidiaries of the Parent and (ii) demand Indebtedness of one or more of the Subsidiaries of the Parent to the Parent or any one or more of the other Subsidiaries of the Parent.

                  "Intercompany Disposition": a Disposition by the Parent or any of its Subsidiaries to the Parent or any of its other Subsidiaries, provided that such Disposition does not materially and adversely affect the interests of the Lenders under the Loan Documents.

                  "Intercompany Lien": A Lien granted by the Parent or any of its Subsidiaries to the Parent or any of its other Subsidiaries, provided that such Lien does not materially and adversely affect the interests of the Lenders under the Loan Documents.

                  "Interest Coverage Ratio": as of any date, the ratio of (a) EBIT in respect of the period comprised of the four consecutive fiscal quarters ended immediately prior to such date in respect of which financial statements have been delivered pursuant to Sections 7.7(a), 7.7(c) or 7.7(d) to (b) Interest Expense for such period.

                  "Interest Expense": for any period, the interest expense of the Parent and its Subsidiaries on a Consolidated basis in respect of such period.

                  "Interest Period": a Euro Interest Period, a Swing Line Interest Period, a Negotiated Rate Interest Period, an Individual Currency Interest Period or a Bid Interest Period, as the case may be.

                  "Interest Rate Protection Arrangement": any interest rate swap, cap or collar arrangement or any other derivative product, in each case designed to reduce exposure to interest rate fluctuations.

                  "Investments": as defined in Section 8.7.

                  "Invitation to Bid": an invitation to make Bids in the form of Exhibit G.

                  "Issuing Bank": BNY.

                  "Italian Borrower": one or more of the following: Tiffany, Tiffany International or Tiffany-Faraone S.P.A., a corporation organized under the laws of Italy and whose principal office is located in Italy.

                  "Italian Lira": freely transferable lawful money of Italy.

                  "Japanese Borrower": one or more of the following: Tiffany, Tiffany International, Tiffany Japan or a wholly-owned Subsidiary of the Parent which is organized under the laws of, and has its principal office in, Japan and which shall become a Borrower pursuant to Section 2.23 hereof.

                  "Japanese Yen": freely transferable lawful money of Japan.

                  "Judgment Currency": as defined in Section 11.14.

                  "Judgment Currency Conversion Date": as defined in Section 11.14.

                  "Korean Borrower": one or more of the following: Tiffany, Tiffany International or a wholly-owned Subsidiary of the Parent which is organized under the laws of, and has its principal office in, Korea and which shall become a Borrower pursuant to Section 2.23 hereof.

                  "Korean Won": freely transferable lawful money of Korea.

                  "Lender": each financial institution listed on Exhibit A-1, as well as any Person which becomes a "Lender" hereunder pursuant to Sections 11.7 or 11.1; it being understood and agreed, however, that for purposes of making certain Alternate Currency Loans and issuing or participating in certain Letters of Credit under this Agreement, certain of the Lenders have specifically designated on Exhibit R certain of their branches, subsidiaries or affiliates that will be responsible for making such Alternate Currency Loans and issuing or participating in such Letters of Credit, or may make such a designation in an Assignment and Acceptance Agreement entered into by any such Lender.

                  "Letter of Credit" and "Letters of Credit": as defined in
Section 2.19.

                  "Letter of Credit Applicants": collectively, Tiffany and Tiffany International; each a "Letter of Credit Applicant".

                  "Letter of Credit Commissions": as defined in Section 3.2.

                  "Letter of Credit Commitment": (i) the commitment of the Issuing Bank to issue Letters of Credit, provided that the Letter of Credit Exposure shall not exceed $25,000,000 (determined on the basis of the Dollar Equivalent for each outstanding Letter of Credit designated in an Alternate Currency), and (ii) the commitment of the Lenders in respect of the Letter of Credit Exposure as set forth in Section 2.20.

                  "Letter of Credit Exposure": at any date, the sum, without duplication, of (i) the aggregate undrawn face amount (determined on the basis of the Dollar Equivalent for each outstanding Letter of Credit designated in an Alternate Currency) of the outstanding Letters of Credit at such date and (ii) the aggregate unpaid reimbursement obligations in respect of the Letters of Credit at such date (after giving effect to any Loans made on such date to pay any such reimbursement obligations and determined on the basis of the Dollar Equivalent for each such reimbursement obligation in respect of an outstanding Letter of Credit designated in an Alternate Currency).

                  "Letter of Credit Request": a request in the form of Exhibit
L.

                  "Leverage Ratio": as of any date, the ratio of (a) Total Debt on such date, to (b) Consolidated Capitalization as of such date.

                  "Lien": any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                  "Loan": each Revolving Loan, each Individual Currency Loan, each Negotiated Rate Loan, each Bid Loan and each Swing Line Loan.

                  "Loan Documents": this Agreement and the Guaranty.

                  "Malaysian Borrower": one or more of the following: Tiffany, Tiffany International or a wholly-owned Subsidiary of the Parent which is organized under the laws of, and has its principal office in, Malaysia and which shall become a Borrower pursuant to Section 2.23 hereof.

                  "Malaysian Ringgit": freely transferable lawful money of Malaysia.

                  "Mandatory Borrowing": as defined in Section 2.1(d).

                  "Margin Stock": any "margin stock", as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                  "Material Adverse": with respect to any change or effect, a material adverse change in, or effect on, as the case may be, (i) the financial condition, operations, business, prospects or Property of the Parent and its Subsidiaries taken as a whole, (ii) the ability of the Parent or any Borrower to perform its obligations under any Loan Document, or (iii) the ability of the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender to enforce any Loan Document.

                  "Maturity Date": June 30, 2002, or such earlier date on which the Loans shall become due and payable, whether by acceleration or otherwise.

                  "Maximum Offer": as defined in Section 2.11(b).

                  "Maximum Request": as defined in Section 2.11(a).

                  "Mexican Borrower": one or more of the following: Tiffany, Tiffany International or a wholly-owned Subsidiary of the Parent which is organized under the laws of, and has its principal office in, Mexico and which shall become a Borrower pursuant to Section 2.23 hereof.

                  "Mexican Pesos": freely transferable lawful money of Mexico.

                  "Moody's": Moody's Investors Service, Inc.

                  "Multiemployer Plan": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Negotiated Rate": as defined in Section 2.12.

                  "Negotiated Rate Confirmation": as defined in Section 2.12.

                  "Negotiated Rate Confirmation Request": a request by a Borrower and the Parent, in the form of Exhibit K, for confirmation by a Lender of such Lender's agreement to make a Negotiated Rate Loan to such Borrower pursuant to Section 2.12.

                  "Negotiated Rate Interest Period": as to any Negotiated Rate Loan, the period commencing on the date of such Negotiated Rate Loan, and ending on the applicable date specified in the Negotiated Rate Confirmation for such Negotiated Rate Loan, which shall not be earlier than 7 days after the date of such Negotiated Rate Loan or later than 180 days after the date of such Negotiated Rate Loan; provided, however, that (i) if any Negotiated Rate Interest Period would end on a day other than a Business Day, such Negotiated Rate Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would be a date on or after the Maturity Date in which case such Negotiated Rate Interest Period shall end on the next preceding Business Day and (ii) no Borrower shall select a Negotiated Rate Interest Period which shall end after the Maturity Date.

                  "Negotiated Rate Loan": each loan from a Lender to a Borrower pursuant to Section 2.12.

                  "New Taiwan Dollars": freely transferable lawful money of Taiwan.

                  "Non-Core Currencies": Australian Dollars, Canadian Dollars, Hong Kong Dollars, Italian Lira, Korean Won, Malaysian Ringgit, Mexican Pesos, New Taiwan Dollars,

Philippine Pesos, Singaporean Dollars, Swiss Francs and Thai Baht; each a "Non-Core Currency".

                  "Non-Core Currency Borrowers": with respect to Individual Currency Loans, the Australian Borrower, the Canadian Borrower, the Hong Kong Borrower, the Italian Borrower, the Korean Borrower, the Malaysian Borrower, the Mexican Borrower, the Philippine Borrower, the Singaporean Borrower, the Swiss Borrower, the Taiwanese Borrower and the Thai Borrower; each a "Non-Core Currency Borrower".

                  "Non-Issuance Event": as defined in Section 2.19(a).

                  "Non-Swing Loan Event": as defined in Section 2.1(c).

                  "Notice of Borrowing": a request for Loans in the form of Exhibit C signed by the Parent and the applicable Borrower.

                  "Notice of Conversion": a notice substantially in the form of Exhibit E.

                  "Obligation Currency": as defined in Section 11.14.

                  "Other Hedging Arrangement": any foreign exchange contract, currency swap arrangement, commodity arrangement or any other similar arrangement, in each case designed to protect against fluctuations of currency values.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

                  "Pension Plan": at any time, any Employee Benefit Plan (including a Multiemployer Plan) subject to Section 302 of ERISA or Section 412 of the Code, the funding requirements of which are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of the Parent, any of its Subsidiaries or an ERISA Affiliate.

                  "Person": any individual, firm, partnership, joint venture, corporation, association, business enterprise, limited liability company, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

                  "Philippine Borrower": one or more of the following: Tiffany, Tiffany International or a wholly-owned Subsidiary of the Parent which is organized under the laws of, and has its principal office in, the Philippines and which shall become a Borrower pursuant to Section 2.23 hereof.

                  "Philippine Pesos": freely transferable lawful money of the Philippines.

                  "Portion": as defined in Section 2.11(b).

                  "Pricing Level": any of Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV, Pricing Level V or Pricing Level VI.

                  "Pricing Level I": (a) if a Rating shall exist: any time when the Rating of the Parent by (x) S&P is A or higher or (y) Moody's is A2 or higher or (b) if no Rating shall exist: any time when the Fixed Charge Coverage Ratio is 3.75:1.00 or higher and the Leverage Ratio is less than or equal to 0.40:1.00.

                  "Pricing Level II": (a) if a Rating shall exist: any time when
(i) the Rating of the Parent by (x) S&P is A- or higher or (y) Moody's is A3 or higher and (ii) Pricing Level I does not apply or (b) if no Rating shall exist: any time when the Fixed Charge Coverage Ratio is 3.00:1.00 or higher and Pricing Level I does not apply.

                  "Pricing Level III": (a) if a Rating shall exist: any time when (i) the Rating of the Parent by (x) S&P is BBB+ or higher or (y) Moody's is Baa1 or higher and (ii) neither Pricing Level I nor Pricing Level II applies or
(b) if no Rating shall exist: any time when the Fixed Charge Coverage Ratio is 2.50:1.00 or higher and less than 3.00:1.00.

                  "Pricing Level IV": (a) if a Rating shall exist: any time when
(i) the Rating of the Parent by (x) S&P is BBB or higher or (y) Moody's is Baa2 or higher and (ii) none of Pricing Level I, Pricing Level II or Pricing Level III applies or (b) if no Rating shall exist: any time when the Fixed Charge Coverage Ratio is 2.25:1.00 or higher and less than 2.50:1.00.

                  "Pricing Level V": (a) if a Rating shall exist: any time when
(i) the Rating of the Parent by (x) S&P is BBB- or lower or (y) Moody's is Baa3 or lower and (ii) none of Pricing Level I, Pricing Level II, Pricing Level III or Pricing Level IV applies or (b) if no Rating shall exist: any time when the Fixed Charge Coverage Ratio is 1.75:1.00 or higher and less than 2.25:1.00.

                  "Pricing Level VI": (a) if a Rating shall exist: any time when
(i) the Rating of the Parent by (x) S&P is BB+ or lower or (y) Moody's is Ba1 or lower and (ii) none of Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV or Pricing Level V applies or (b) if no Rating shall exist: any time when the Fixed Charge Coverage Ratio is less than 1.75:1.00.

                  "Prohibited Transaction": with respect to any Pension Plan,
(a) any event set forth in Sections 4043(b) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(e) or 4063(a) of ERISA or the regulations thereunder, (b) an event requiring the Parent, any of its Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or (c) failure to make any payment required by Section 412(m) of the Code.

                  "Property": in respect of any Person, all types of real, personal, tangible, intangible or mixed property and all types of tangible or intangible property owned or leased by such Person.

                  "Proportionate Share": as to any Subsidiary Borrower (a) if such cost, expense or other amount is directly attributable to the Loans made to such Subsidiary Borrower or any action taken or omitted to be taken by such Subsidiary Borrower, 100% of such amount and (b) if such cost, expense or other amount is not directly attributable to one or more specific Borrowers, such amount multiplied by (i) if Loans are outstanding, the percentage equivalent of a fraction the numerator of which is the principal amount of Loans outstanding to such Subsidiary Borrower and the denominator of which is the aggregate amount of Loans outstanding to all Borrowers and (ii) if no Loans are outstanding, the percentage equivalent of a fraction the numerator of which is one and the denominator of which is the number of Borrowers.

                  "Proposed Lender": as defined in Section 11.1(b).

                  "Quarterly Payment Date": each January 31, April 30, July 31 and October 31 of each year.

                  "Rating": the actual, or if no actual then the implied, senior unsecured long term debt rating of the Parent, in either case as assigned by S&P or Moody's, as the case may be.

                  "Reference Lender": BNY.

                  "Regulation D": Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Rent Expense": for any period, the rent expense of the Parent and its Subsidiaries under all operating leases on a Consolidated basis in respect of such period.

                  "Reportable Event": with respect to any Pension Plan, (a) any event set forth in Sections 4043(c) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(e) or 4063(a) of ERISA or the regulations thereunder, (b) an event requiring the Parent, any of its Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or (c) failure to make any payment required by Section 412(m) of the Code.

                  "Required Lenders": (i) at any time when no Loans are outstanding, Lenders having Commitments or, if no Commitments then exist, Lenders having Commitments on the last day on which Commitments did exist, equal to at least 60% of the Aggregate Commitments, and (ii) at any time when Loans are outstanding (x) if the Commitments then exist, Lenders having Commitments equal to at least 60% of the Aggregate Commitments, and (y) if the Commitments have been terminated or otherwise no longer exist, Lenders having Credit Exposures equal to at least 60% of the Aggregate Credit Exposure.

                  "Required Payment": as defined in Section 2.13(a).

                  "Responsible Officer": the president, the chief financial officer, the treasurer or the assistant treasurer of the Parent, Tiffany or Tiffany International.

                  "Restricted Payment": with respect to any Person, any of the following, whether direct or indirect: (a) the declaration or payment by such Person of any dividend or distribution on any class of Stock of such Person, other than a dividend payable solely in shares of that class of Stock to the holders of such class, (b) the declaration or payment by such Person of any distribution on any other type or class of equity interest or equity investment in such Person, and (c) any redemption, retirement, purchase or acquisition of, or sinking fund or other similar payment in respect of, any class of Stock of, or other type or class of equity interest or equity investment in, such Person.

                  "Revolving Loan" and "Revolving Loans": as defined in Section 2.1(a).

                  "S&P": Standard & Poor's Ratings Service.

                  "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

                  "Singaporean Borrower": one or more of the following: Tiffany, Tiffany International or Tiffany & Co. Pte. Ltd., a corporation organized under the laws of Singapore and whose principal office is located in Singapore.

                  "Singaporean Dollars": freely transferable lawful money of Singapore.

                  "SL/LC Credit Exposure": with respect to any Lender at any time, (i) the sum of (A) the outstanding principal balance of all Swing Line Loans (determined on the basis of the Dollar Equivalent for each Alternate Currency Swing Line Loan), plus (B) the Letter of Credit Exposure, multiplied by
(ii) the Availability Percentage of such Lender.

                  "Special Counsel": Emmet, Marvin & Martin, LLP, special counsel to the Administrative Agent.

                  "Sterling Borrower": one or more of the following: Tiffany, Tiffany International or Tiffany & Co., a corporation organized under the laws of the United Kingdom and whose principal office is located in the United Kingdom.

                  "Sterling Pounds": freely transferable lawful money of the United Kingdom.

                  "Stock": any and all shares, rights, interests, participations, warrants, options, rights of conversion or other equivalents (however designated) of corporate stock.

                  "Subsidiary": with respect to any Person at any time and from time to time, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person and/or any Subsidiary of such Person, directly or indirectly at such time, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

                  "Subsidiary Borrowers": collectively, the Domestic Borrowers (other than Tiffany and Tiffany International), the

Australian Borrower, the Canadian Borrower, the French Borrower, the German Borrower, the Hong Kong Borrower, the Italian Borrower, the Japanese Borrower, the Korean Borrower, the Malaysian Borrower, the Mexican Borrower, the Philippine Borrower, the Singaporean Borrower, the Sterling Borrower, the Swiss Borrower, the Taiwanese Borrower and the Thai Borrower which are signatories hereto on the Effective Date, and each other wholly-owned Subsidiary of the Parent which becomes a party to this Agreement by the execution of a Borrower Addendum pursuant to Section 2.23; each a "Subsidiary Borrower".

                  "Swing Line Borrowers": with respect to Swing Line Loans, the Domestic Borrowers, the French Borrower, the German Borrower, the Japanese Borrower and the Sterling Borrower; each a "Swing Line Borrower".

                  "Swing Line Commitment": an amount equal to $15,000,000, as the same may be reduced from time to time pursuant to Section 2.9.

                  "Swing Line Commitment Period": the period from the Effective Date to, but excluding, the Swing Line Termination Date.

                  "Swing Line Interest Period": (i) as to any Swing Line Negotiated Rate Advance, the period commencing on the date of such Swing Line Negotiated Rate Advance and ending on the date agreed to between the Parent, the applicable Swing Line Borrower and the Swing Line Lender with respect to such Swing Line Negotiated Rate Advance, and (ii) as to any Swing Line Loan made as an ABR Advance, the period commencing on the date of such ABR Advance and ending on the date set forth by the Parent and the applicable Swing Line Borrower in the Notice of Borrowing with respect to such ABR Advance; provided, however, that the last day of any Swing Line Interest Period shall not be earlier than one day after the date of such Swing Line Negotiated Rate Advance or ABR Advance, as the case may be, or later than 30 days after the date of such Swing Line Negotiated Rate Advance or ABR Advance, as the case may be, and in no event later than 30 days prior to the Expiration Date; and provided further, however, that if any Swing Line Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day.

                  "Swing Line Lender": BNY.

                  "Swing Line Loan" and "Swing Line Loans": as defined in
Section 2.1(c).

                  "Swing Line Negotiated Rate": with respect to any Swing Line Interest Period applicable to any Swing Line Negotiated Rate Advance, the rate of interest per annum agreed to by the Parent, the applicable Swing Line Borrower, and the Swing Line Lender with respect thereto in accordance with
Section 2.3(b).

                  "Swing Line Negotiated Rate Advances": collectively, the Swing Line Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based on a Swing Line Negotiated Rate; each a "Swing Line Negotiated Rate Advance".

                  "Swing Line Termination Date": the date which is 30 days prior to the Expiration Date.

                  "Swiss Borrower": one or more of the following: Tiffany, Tiffany International or Tiffany & Co. Watch Center S.A., a corporation organized under the laws of Switzerland and whose principal office is located in Switzerland.

                  "Swiss Francs": freely transferable lawful money of Switzerland.

                  "Taiwanese Borrower": one or more of the following: Tiffany, Tiffany International or a wholly-owned Subsidiary of the Parent which is organized under the laws of, and has its principal office in, Taiwan and which shall become a Borrower pursuant to Section 2.23 hereof.

                  "Tax": any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

                  "Tax on the Income": as to any Person, a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized, (iii) the jurisdiction in which such Person's principal office is located, or (iv) in the case of each Lender or Swingline Lender, any jurisdiction in which such Person is deemed to be doing business; which Tax is an income tax or franchise tax imposed on all or part of the net income or net profits of such Person or which Tax represents interest, fees, or penalties for late payment of such an income tax or franchise tax.

                  "Termination Event": with respect to any Pension Plan, (a) a Reportable Event, (b) the termination of a Pension Plan under Section 4041(c) of ERISA, or the filing of a notice of intent to terminate a Pension Plan under
Section 4041(c) of

ERISA, or the treatment of a Pension Plan amendment as a termination under
Section 4041(e) of ERISA, (c) the institution of proceedings by the PBGC to terminate a Pension Plan under Section 4042 of ERISA, or (d) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

                  "Thai Borrower": one or more of the following: Tiffany, Tiffany International or a wholly-owned Subsidiary of the Parent which is organized under the laws of, and has its principal office in, Thailand and which shall become a Borrower pursuant to Section 2.23 hereof.

                  "Thai Baht": freely transferable lawful money of Thailand.

                  "Tiffany Japan": Tiffany & Co. Japan Inc., a Delaware corporation.

                  "Total Debt": as of any date, all Indebtedness of the Parent and its Subsidiaries on a Consolidated basis on such date.

                  "Unfunded Pension Liabilities": with respect to any Pension Plan (other than a Multiemployer Plan), as of the last day of the fiscal year of such Pension Plan preceding the time in question, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions", over the fair market value of Pension Plan assets.

                  "United States": the United States of America (including the States thereof and the District of Columbia).

                  "Upstream Dividends": as defined in Section 8.9.

                  "Unrecognized Retiree Welfare Liability": with respect to any Employee Benefit Plan that provides postretirement benefits other than pension benefits, the amount of the transition obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," as of the most recent valuation date, that has not been recognized as an expense in the income statement of the Parent and its Consolidated Subsidiaries, provided that (i) prior to the date such Statement is applicable to the Parent, such amount shall be based on an estimate made in good faith of the transition obligation, and
(ii) for purposes of determining the aggregate amount of the Unrecognized Retiree Welfare Liability, Plans maintained by a Consolidated Subsidiary of the Parent that is not otherwise an ERISA Affiliate shall be included.

         1.2      Principles of Construction

                  (a) All capitalized terms defined in this Agreement shall have the meanings given such capitalized terms herein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise expressly provided therein.

                  (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise expressly provided herein, the word "fiscal" when used herein shall refer to the relevant fiscal period of the Parent.

                  (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in each Loan Document shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

                  (d) All references herein to a time of day shall mean the then applicable time in New York, New York, unless otherwise expressly provided herein.

                  (e) Section headings have been inserted herein and in the other Loan Documents for convenience only and shall not be construed to be a part hereof or thereof. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

                  (f) Whenever in any Loan Document or in any certificate or other document made or delivered pursuant thereto, the terms thereof require that a Person sign or execute the same or refer to the same as having been so signed or executed, such terms shall mean that the same shall be, or was, duly signed or executed by (i) in respect of any Person that is a corporation, any duly authorized officer thereof, and (ii) in respect of any other Person (other than an individual), any analogous counterpart thereof.

                  (g) The words "include" and "including", when used in each Loan Document, shall mean that the same shall be included "without limitation", unless otherwise specifically provided.

2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT

         2.1      Loans

                  (a) Subject to the terms and conditions hereof, each Lender severally agrees from time to time during the Commitment Period to make revolving credit loans to one or more of the Core Currency Borrowers in the respective Applicable Currencies (each a "Revolving Loan" and, as the context may require, collectively with all other Revolving Loans of such Lender and with the Revolving Loans of all other Lenders, the "Revolving Loans"), provided, however, that immediately after giving effect thereto, (i) the Aggregate Credit Exposure shall not exceed the Aggregate Commitments, and (ii) with respect to each Lender, (I) the aggregate principal amount of all Revolving Loans then outstanding from such Lender (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Revolving Loan), plus (II) the aggregate principal amount of all Individual Currency Loans then outstanding from such Lender (determined on the basis of the Dollar Equivalent of each such Individual Currency Loan), plus (III) the SL/LC Credit Exposure of such Lender, shall not exceed such Lender's Commitment. During the Commitment Period, the Core Currency Borrowers may borrow, prepay in whole or in part and reborrow Revolving Loans under the Aggregate Commitments, all in accordance with the terms and conditions of this Agreement.

                  (b) Subject to the terms and conditions hereof, Revolving Loans, (i) if to be made in Dollars (each a "Dollar Revolving Loan" and, collectively, the "Dollar Revolving Loans"), shall be made to one or more Domestic Borrowers and shall, at the option of such Domestic Borrowers, be either ABR Advances or Eurodollar Advances, (ii) if to be made in French Francs, shall be made to the French Borrower, (iii) if to be made in German Marks, shall be made to the German Borrower, (iv) if to be made in Japanese Yen, shall be made to the Japanese Borrower, and (v) if to be made in Sterling Pounds, shall be made to the Sterling Borrower. The Revolving Loans, together with all accrued and unpaid interest thereon, shall mature and be due and payable in the Applicable Currency on the Maturity Date.

                  (c) Subject to and upon the terms and conditions set forth herein, the Swing Line Lender in its individual capacity agrees to make at any time and from time to time during the Swing Line Commitment Period, a loan or loans (each a "Swing Line Loan" and, collectively, the "Swing Line Loans") to one or more of the Swing Line Borrowers, which Swing Line Loans (i) shall, at the option of the applicable Swing Line Borrower, be made and maintained as Dollar Swing Line Loans or Alternate Currency Swing Line Loans in an Available Alternate

Currency, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not, immediately after giving effect thereto, result in the Aggregate Credit Exposure exceeding the Aggregate Commitments, and (iv) shall not, immediately after giving effect thereto, result in the aggregate outstanding principal amount of all Swing Line Loans (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Swing Line Loan) exceeding the Swing Line Commitment. The Swing Line Lender shall not be obligated to make any Swing Line Loans at a time when any Lender (other than the Swing Line Lender) shall be in default of its obligations under this Agreement unless the Swing Line Lender has entered into arrangements satisfactory to it and the Parent to eliminate the Swing Line Lender's risk with respect to each defaulting Lender's participation in such Swing Line Loans. The Swing Line Lender will not make a Swing Line Loan (i) if the Administrative Agent or any Lender by notice to the Swing Line Lender, the Parent and the affected Swing Line Borrower prior to the time such Swing Line Loan is to be made, shall have determined that any of the applicable conditions set forth in Sections 5 and 6 have not been satisfied and such conditions remain unsatisfied as of the requested time of making such Swing Line Loan or (ii) to the extent that immediately after giving effect thereto the Aggregate Credit Exposure would exceed the Aggregate Commitments (each a "Non-Swing Loan Event"). Swing Line Loans shall mature and be due and payable on the earlier of, with respect to each Swing Line Negotiated Rate Advance and Swing Line Loan maintained as an ABR Advance, (x) the last day of the Swing Line Interest Period applicable thereto and (y) the Maturity Date. Subject to the terms and conditions hereof, Swing Line Loans, (i) if to be made in Dollars (each a "Dollar Swing Line Loan" and, collectively, the "Dollar Swing Line Loans"), shall be made to one or more Domestic Borrowers and shall be ABR Advances, (ii) if to be made in French Francs, shall be made to the French Borrower, (iii) if to be made in German Marks, shall be made to the German Borrower, (iv) if to be made in Japanese Yen, shall be made to the Japanese Borrower, and (v) if to be made in Sterling Pounds, shall be made to the Sterling Borrower.

                  (d) On any Business Day, the Swing Line Lender may, in its sole discretion, give notice to the Lenders and the Parent (on behalf of all Swing Line Borrowers) that its outstanding Swing Line Loans shall be funded with a borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Sections 9.1(g) or (h)), in which case one or more borrowings of Revolving Loans constituting ABR Advances (or constituting one or more Eurodollar Advances specified by the Parent in accordance with Section 2.3(a)) or Alternate Currency Revolving Loans with a one month Euro Interest Period (or such other Euro Interest Period(s) specified by the Parent in accordance with Section 2.3(a)) in the Applicable Currency, as the case may be (each such borrowing a "Mandatory Borrowing"), shall be made on the fifth Business Day immediately succeeding such notice by all Lenders pro rata based on each such Lender's Availability Percentage immediately prior thereto but after giving effect to any prepayment of Revolving Loans, Individual Currency Loans, or Swing Line Loans, or any payment of reimbursement obligations in respect of the Letters of Credit, to be made simultaneously therewith, and the proceeds thereof shall be applied directly to the Swing Line Lender to repay the Swing Line Lender for such outstanding Swing Line Loans. Each Lender hereby irrevocably agrees to make Revolving Loans in Dollars or the Applicable Currency, as the case may be, pursuant to each Mandatory Borrowing in respect of any Swing Line Loan in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swing Line Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Loans otherwise required hereunder, (ii) whether any conditions specified in Sections 5 and 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, (v) the aggregate principal amount of all Loans then outstanding (determined on the basis of the Dollar Equivalent of each outstanding Alternate Currency Loan), (vi) the Aggregate Credit Exposure at such time and (vii) the amount of the Aggregate Commitments at such time, provided that no Non-Swing Loan Event shall have occurred and be continuing with respect to such Swing Line Loan. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of any proceeding referred to in Sections 9.1(g) or (h)) then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Parent or the applicable Swing Line Borrower on or after such date and prior to such purchase) from the Swing Line Lender such assignments in each outstanding Swing Line Loan as shall be necessary to cause the Lenders to share in each such Swing Line Loan ratably based upon their respective Availability Percentages at such time, provided that no Non-Swing Loan Event shall have occurred and be continuing with respect to such Swing Line Loan, and provided further that all interest payable on each such Swing Line Loan shall be for the account of the Swing Line Lender until the date as of which the respective assignment therein is purchased and, to the extent attributable to the purchased assignment, shall be payable to the relevant Lender from and after such date. Each Lender agrees promptly to indemnify the Swing Line Lender for any costs or expenses the Swing Line Lender may incur as a result of the failure of such Lender to fulfill its obligations under this Section 2.1(d).

                  (e) Subject to the terms and conditions hereof, each Lender in its individual capacity agrees to make at any time and from time to time during the Commitment Period a loan or loans under one or more of its Individual Currency Commitments (each an "Individual Currency Loan" and, as the context may require, collectively with all other Individual Currency Loans of such Lender and, as the context may require, with the Individual Currency Loans of all other Lenders, the "Individual Currency Loans") to one or more of the applicable Non-Core Currency Borrowers in the respective Applicable Currencies, provided, however, that immediately after giving effect thereto:

                  (i) the Aggregate Credit Exposure shall not exceed the Aggregate Commitments,

                  (ii) the Aggregate Credit Exposure attributable to all Loans and Letters of Credit designated in Non-Core Currencies shall not exceed $60,000,000,

                  (iii) with respect to any Applicable Currency, (x) the aggregate principal amount of the Individual Currency Loans of such Lender designated in such Applicable Currency shall not exceed such Lender's Individual Currency Commitment for such Applicable Currency and (y) the sum of the aggregate principal amount of the Individual Currency Loans of all Lenders in such Applicable Currency and the Letter of Credit Exposure attributable to all Letters of Credit issued in such Applicable Currency (determined on the basis of the Dollar Equivalent of each such Individual Currency Loan and each such Letter of Credit) shall not exceed $5,000,000, and

                  (iv) with respect to each Lender (x) the aggregate principal amount of all Individual Currency Loans then outstanding from such Lender (determined on the basis of the Dollar Equivalent of each such Individual Currency Loan), plus (y) the aggregate principal amount of all Revolving Loans then outstanding from such Lender (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Revolving Loan), plus (z) the SL/LC Credit Exposure of such Lender, shall not exceed such Lender's Commitment.

During the Commitment Period, the Non-Core Currency Borrowers may borrow, prepay in whole or in part and reborrow Individual Currency Loans under the Aggregate Individual Currency Commitments, all in accordance with the terms and conditions of this Agreement.

                  (f) Subject to the terms and conditions hereof, Individual Currency Loans, (i) if to be made in Australian Dollars, shall be made to the Australian Borrower, (ii) if to be made in Canadian Dollars, shall be made to the Canadian Borrower, (iii) if to be made in Hong Kong Dollars, shall be made to the Hong Kong Borrower, (iv) if to be made in Italian Lira, shall be made to the Italian Borrower, (v) if to be made in Korean Won, shall be made to the Korean Borrower, (vi) if to be made in Malaysian Ringgit, shall be made to the Malaysian Borrower, (vii) if to be made in Mexican Pesos, shall be made to the Mexican Borrower, (viii) if to be made in Philippine Pesos, shall be made to the Philippine Borrower, (ix) if to be made in Singaporean Dollars, shall be made to the Singaporean Borrower, (x) if to be made in Swiss Francs, shall be made to the Swiss Borrower, (xi) if to be made in New Taiwan Dollars, shall be made to the Taiwanese Borrower, and (xii) if to be made in Thai Baht, shall be made to the Thai Borrower. Each Individual Currency Loan shall be due and payable on the earlier of (x) the last day of the Individual Currency Interest Period applicable thereto and (y) the Maturity Date.

         2.2 Minimum Amount of Each Borrowing

                  (a) The aggregate principal amount of each borrowing of Revolving Loans shall not (x) in the case of Revolving Loans constituting ABR Advances, be less than $500,000 or such amount and a whole multiple of $100,000 in excess thereof, and (y) in the case of Eurodollar Advances and Core Currency Euro Advances, be less than $500,000 or such amount and a whole multiple of $100,000 in excess thereof (or an amount in the applicable Alternate Currency having a Dollar Equivalent of approximately $500,000 or such amount plus a whole multiple of approximately $100,000 in excess thereof in the case of a borrowing of Alternate Currency Revolving Loans), provided, in each case that Mandatory Borrowings shall be made in the amounts required by Section 2.1(d).

                  (b) The aggregate principal amount of each borrowing of Swing Line Loans shall not be less than $100,000 or such amount plus a multiple of $50,000 in excess thereof (or an amount in the applicable Alternate Currency having a Dollar Equivalent of approximately $100,000 or such amount plus a whole multiple of approximately $50,000 in excess thereof in the case of a borrowing of Alternate Currency Swing Line Loans).

                  (c) The aggregate principal amount of each borrowing of Individual Currency Loans shall not be less than an amount in the applicable Non-Core Alternate Currency having a Dollar Equivalent of approximately $100,000 or such amount plus a whole multiple of approximately $50,000 in excess thereof.

                  (d) At no time shall the aggregate outstanding number (whether as a result of borrowings or conversions), of all (x) Eurodollar Advances exceed 5, (y) all Core Currency Euro Advances exceed 10 and (z) all Individual Currency Loans exceed 18.

                  (e) The aggregate number of all Bid Requests shall not exceed 12 (or such other number as the Parent and the Administrative Agent shall agree from time to time) in any fiscal quarter.

         2.3      Notice of Borrowing

                  (a) Whenever a Borrower desires to borrow Loans hereunder (excluding Swing Line Loans, Bid Loans, Negotiated Rate Loans, Individual Currency Loans and Mandatory Borrowings), the Parent and such Borrower shall give the Administrative Agent at its office set forth in Section 11.2 (i) no later than 10:00 A.M. on the date that an ABR Advance is to be made written notice (or telephonic notice promptly confirmed in writing) of each ABR Advance,
(ii) no later than 10:00 A.M. at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Advance and (iii) no later than 11:00 A.M. at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Alternate Currency Loan (other than an Individual Currency Loan) to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 10:00 A.M. on such day in the case of clauses (i) and
(ii) above and 11:00 A.M. on such day in the case of clause (iii) above. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), shall be irrevocable and shall be given by the Parent and the applicable Borrower in the form of Exhibit C, appropriately completed to specify
(A) the name of such Borrower, (B) the date of such borrowing (which shall be a Business Day), (C) the Applicable Currency for such Loans, (D) the aggregate principal amount of the Loans to be made (stated in the Applicable Currency),
(E) in the case of Dollar Loans, whether the Loans being made are to be initially maintained as ABR Advances or Eurodollar Advances and (F) in the case of all Loans (other than ABR Advances), the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender notice of such proposed borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                  (b) (i) Whenever a Swing Line Borrower desires to borrow Swing Line Loans hereunder, the Parent and such Swing Line Borrower shall give the Swing Line Lender a Notice of Borrowing (or telephonic notice promptly confirmed by delivery of a Notice of Borrowing) at its office set forth in Section 11.2 no later than (x) 1:00 P.M. on the requested Borrowing Date in respect of a Dollar Swing Line Loan, (y) 10:00 A.M. at least one Business Day prior to the requested Borrowing Date in respect of an Alternate Currency Swing Line Loan in Sterling Pounds and (z) 10:00 A.M. at least two Business Days prior to the requested Borrowing Date in respect of any other Alternate Currency Swing Line Loan, provided, that any such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. on such day in the case of clause (x) above or 10:00 A.M. on such day in the case of clause (y) or (z) above. Each such notice shall be irrevocable and specify in each case (A) the name of such Swing Line Borrower, (B) the date of such incurrence (which shall be a Business Day)
(C) the Applicable Currency for such Swing Line Loans, (D) the aggregate principal amount of such Swing Line Loans (stated in the Applicable Currency) and (E) the requested amount and the requested Swing Line Interest Period and maturity date with respect to each Swing Line Negotiated Rate Advance and Swing Line Loan made as an ABR Advance. Upon receipt from the Parent and the applicable Swing Line Borrower of a Notice of Borrowing which requests one or more Swing Line Negotiated Rate Advances, the Swing Line Lender shall, following discussion with the Parent regarding the proposed Swing Line Negotiated Rate for such Swing Line Negotiated Rate Advance, confirm in writing to the Parent the applicable Swing Line Negotiated Rate (x) 12:00 Noon one Business Day prior to the requested Borrowing Date in the case of a Swing Line Negotiated Rate Advance in Sterling Pounds and (y) 12:00 Noon two Business Days prior to the requested Borrowing Date in the case of a Swing Line Negotiated Rate Advance in a Core Currency (other than Dollars and Sterling Pounds).

                           (ii) Mandatory Borrowings shall be made upon the
notice specified in Section 2.1(d), with each Swing Line Borrower irrevocably agreeing, by its borrowing of any Swing Line Loan, to the making of the Mandatory Borrowings as set forth in Section 2.1(d).

                  (c) Whenever any Non-Core Currency Borrower desires to borrow Individual Currency Loans hereunder, the Parent and such Non-Core Currency Borrower shall give the applicable Lenders and the Administrative Agent at their respective offices set forth in 11.2 a Notice of Borrowing (or telephonic notice promptly confirmed by delivery of a Notice of Borrowing) no later than 11:00 A.M. at least three Business Days' prior to the requested Borrowing Date in respect of such Individual Currency Loans, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. on such day. Upon its receipt of any such Notice of Borrowing, the Administrative Agent shall promptly confirm in writing its receipt of such Notice of Borrowing to each applicable Lender; only upon receipt by such Lender of such written confirmation from the Administrative Agent will such Notice of Borrowing become effective. Each such notice of the Borrower shall be irrevocable and shall specify (A) the name of such Non-Core Borrower, (B) the date of such borrowing (which shall be a Business Day), (C) the Applicable Currency for such Individual Currency Loans, (D) the aggregate principal amount of such Individual Currency Loans (stated in the Applicable Currency), and (E) the Interest Period to be applicable thereto.

                  (d) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice of any incurrence of Loans, the Administrative Agent or the Swing Line Lender (in the case of any borrowing of Swing Line Loans), as the case may be, may act without liability upon the basis of telephonic notice of such borrowing, believed by the Administrative Agent or the Swing Line Lender, as the case may be, in good faith to be from such Borrower prior to receipt of written confirmation.

         2.4      Disbursement of Funds

                  (a) Revolving Loans and Swing Line Loans. No later than 12:00 Noon (local time in the city in which the proceeds of Loans (other than Bid Loans, Negotiated Rate Loans and Individual Currency Loans) are to be made available in accordance with the terms hereof) on the date specified in each Notice of Borrowing (or no later than 5:00 P.M. (New York City time) on the date specified for the borrowing of each Dollar Swing Line Loan and each Dollar Revolving Loan), each Lender will make available its pro rata portion of the Loans requested to be made on such date (or in the case of Swing Line Loans, the Swing Line Lender shall make available the full amount thereof), in the Applicable Currency. All such Loans shall be made available in immediately available funds at the Applicable Payment Office of the Administrative Agent, and the Administrative Agent will make available to the applicable Borrower at such Applicable Payment Office, in the Applicable Currency, and in immediately available funds, the aggregate of the amounts so made available by the Lenders prior to 2:30 P.M. (local time in the city in which the proceeds of such Loans are to be made available in accordance with the terms hereof) on such day (or 5:00 P.M. (New York City time) on such day for Dollar Swing Line Loans and Dollar Revolving Loans), in each case to the extent of funds actually received by the Administrative Agent.

                  (b) Bid Loans. No later than 12:00 Noon (local time in the city in which the proceeds of such Bid Loans are to be made available in accordance with the terms hereof) on the relevant Borrowing Date, each Lender whose Bid was accepted by the applicable Borrower shall make available the proceeds of such Lender's Bid Loan(s) (x) in the case of Dollar Bid Loans, to the Administrative Agent at its Applicable Payment Office and (y) in the case of Alternate Currency Bid Loans, directly to such Borrower at such Lender's Applicable Payment Office, in each case in immediately available funds in the Applicable Currency. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, if directed by the Required Lenders and with the consent of the Administrative Agent, the proceeds of all such Bid Loans shall be made available in immediately available funds at the Applicable Payment Office of the Administrative Agent. All amounts made available to the Administrative Agent on the applicable Borrowing Date pursuant to the preceding two sentences will then be made available on such date to the applicable Borrower by the Administrative Agent at the Applicable Payment Office of the Administrative Agent to the extent of funds actually received by the Administrative Agent no later than 2:30 P.M. (local time in the city in which the proceeds of such loans are to be made available in accordance with the terms hereof).

                  (c) Negotiated Rate Loans. No later than 12:00 Noon (local time in the city in which the proceeds of such Negotiated Rate Loans are to be made available in accordance with the terms hereof) on the relevant Borrowing Date for each Negotiated Rate Loan, the applicable Lender shall make available the proceeds of such Negotiated Rate Loan (x) in the case of Dollar Negotiated Rate Loans, to the Administrative Agent at its Applicable Payment Office and (y) in the case of Alternate Currency Negotiated Rate Loans, directly to the applicable Borrower at such Lender's Applicable Payment Office, in each case in immediately available funds in the Applicable Currency. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, if directed by the Required Lenders and with the consent of the Administrative Agent, the proceeds of all such Negotiated Rate Loans shall be made available in immediately available funds at the Applicable Payment Office of the Administrative Agent. All amounts made available to the Administrative Agent on the applicable Borrowing Date pursuant to the preceding two sentences will then be made available on such date to the applicable Borrower by the Administrative Agent at the Applicable Payment Office of the Administrative Agent to the extent of funds actually received by the Administrative Agent no later than 2:30 P.M. (local time in the city in which the proceeds of such loans are to be made available in accordance with the terms hereof).

                  (d) Individual Currency Loans. No later than 12:00 Noon (local time in the city in which the proceeds of such Individual Currency Loans are to be made available in accordance with the terms hereof) on the relevant Borrowing Date for each Individual Currency Loan, the applicable Lender shall make available the proceeds of such Individual Currency Loan directly to the applicable Borrower at such Lender's Applicable Payment Office, in each case in immediately available funds in the Applicable Currency. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, if directed by the Required Lenders and with the consent of the Administrative Agent, the proceeds of all such Individual Currency Loans shall be made available in immediately available funds at the Applicable Payment Office of the Administrative Agent. All amounts made available to the Administrative Agent on the applicable Borrowing Date pursuant to the preceding two sentences will then be made available on such date to the applicable Borrower by the Administrative Agent at the Applicable Payment Office of the Administrative Agent to the extent of funds actually received by the Administrative Agent no later than 2:30 P.M. (local time in the city in which the proceeds of such loans are to be made available in accordance with the terms hereof).

                  (e) Failure to Fund. Unless the Administrative Agent shall have been notified by a Lender prior to the making of any Loans that such Lender does not intend to make available to the Administrative Agent either (w) such Lender's portion of the Loans (other than Bid Loans, Individual Currency Loans and Negotiated Rate Loans) to be made on such date, (x) such Lender's Bid Loan which is to be made available to the Administrative Agent, (y) such Lender's Negotiated Rate Loan which is to be made available to the Administrative Agent or (z) such Lender's Individual Currency Loan which is to be made available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with all costs and expenses incurred by the Administrative Agent in connection therewith. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the applicable Borrower. The Administrative Agent shall be entitled to recover on demand from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the Federal Funds Rate in effect (or in the case of Alternate Currency Loans, at a rate based upon the all-in cost of funds for the Applicable Currency) on each such day (as determined by the Administrative Agent). If such corresponding amount is not made available by such Lender to the Administrative Agent within one Business Day after such Borrowing Date, the Administrative Agent shall also be entitled to receive from the applicable Borrower such amount, together with (w) in the case of a Loan (other than a Bid Loan, an Individual Currency Loan and a Negotiated Rate Loan), the rate of interest applicable to such Loan as determined pursuant to Section 2.8, (x) in the case of Bid Loan, the applicable interest rate for such Bid Loan (or in the case of Alternate Currency Bid Loans, at a rate based upon the all-in cost of funds for the Applicable Currency) (y) in the case of a Negotiated Rate Loan, the applicable interest rate for such Negotiated Rate Loan (or in the case of Alternate Currency Negotiated Rate Loans, at a rate based upon the all-in cost of funds for the Applicable Currency), or (z) in the case of an Individual Currency Loan, the applicable rate based upon the all-in cost of funds for the Applicable Currency. Nothing in this Section shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the applicable Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

                  (f) Borrower Accounts. Each Loan made to a Borrower shall be made to its applicable payment account specified on Exhibit T or such other account which it may from time to time specify by written notice to the Administrative Agent and the Lenders.

         2.5 Payments.

                  (a) Loans and Fees. Except as otherwise specifically provided herein, each payment, including each prepayment, of principal and interest on the Revolving Loans, the Individual Currency Loans, the Negotiated Rate Loans, the Bid Loans, the Facility Fee and the Letter of Credit Commissions shall be made by the Borrowers to the Administrative Agent at its Applicable Payment Office in funds immediately available to the Administrative Agent at such office by 12:00 Noon (local time in the city in which such Applicable Payment Office is located) on the due date for such payment, provided, however, that unless an Event of Default has occurred and is continuing and the Required Lenders have directed the Administrative Agent and the Borrowers to the contrary, and the Administrative Agent shall have consented thereto, each payment, including each prepayment, of principal and interest on the

Alternate Currency Bid Loans, the Alternate Currency Negotiated Rate Loans, and the Individual Currency Loans shall be made directly by the applicable Borrower to the applicable Lender at the Applicable Payment Office of such Lender by 12:00 Noon (local time in the city in which such Lender's Applicable Payment Office is located). Promptly upon receipt by the Administrative Agent of payments made to it pursuant to this Section 2.5(a), the Administrative Agent shall remit such payment in like funds as received to the Lenders (x) (i) in the case of the Facility Fee, according to the Commitment Percentage of each Lender, and (ii) in the case of the Letter of Credit Commissions, the average daily Availability Percentage of each Lender for the period in respect of which such payment was made and (y) pro rata according to the aggregate outstanding principal balance of the Revolving Loans, the applicable Individual Currency Loans, the applicable Negotiated Rate Loans or the applicable Bid Loans, as the case may be, of each Lender, in the case of principal and interest thereon. The Parent and each Lender shall promptly notify the Administrative Agent of the date and amount of each direct payment made by a Borrower to such Lender in respect of each Alternate Currency Bid Loan, each Alternate Currency Negotiated Rate Loan and each Individual Currency Loan pursuant to this Section 2.5(a).

                  (b) Swing Line Loans. Each payment, including each prepayment, of principal and interest on the Swing Line Loans shall be made by the applicable Swing Loan Borrower to the Administrative Agent at its Applicable Payment Office in funds immediately available to the Administrative Agent at such office by 12:00 Noon (local time in the city in which such Applicable Payment Office is located) on the due date for such payment and, promptly upon receipt thereof by the Administrative Agent, shall be remitted by the Administrative Agent in like funds as received, to the Swing Line Lender.

                  (c) Late Payments. The failure of any of the Borrowers to make any such payment by the time required above in this Section 2.5 shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 12:00 Noon (local time in the city in which such Applicable Payment Office is located) on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the applicable Loans.

                  (d) Alternate Currencies. The principal of and interest on each Alternate Currency Loan shall be paid only in the Applicable Currency for such Alternate Currency Loan.

                  (e) Payments Due on Days Which are Not Business Days. If any payment hereunder shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided herein) shall be extended to the next Business Day and with respect to payments in respect of principal and interest shall be payable at the applicable rate specified herein during such extension.

         2.6      Conversions

                  (a) Each applicable Borrower shall have the option to convert on any Business Day all or a portion of the outstanding principal amount of ABR Advances (other than ABR Advances constituting Swing Line Loans), Eurodollar Advances or Core Currency Euro Advances into (i) in the case of an ABR Advance, one or more Eurodollar Advances, (ii) in the case of a Eurodollar Advance, one or more ABR Advances or one or more new Eurodollar Advances and (iii) in the case of a Core Currency Euro Advance, one or more new Core Currency Euro Advances of the same Core Currency, provided that (A) except as otherwise provided in Section 2.14(b), Eurodollar Advances may be converted into ABR Advances or new Eurodollar Advances only on the last day of the Interest Period applicable to the Eurodollar Advances being converted, (B) except as otherwise provided in Section 2.14(b), Core Currency Euro Advances may be converted into new Core Currency Euro Advances only on the last day of the Interest Period applicable to the Core Currency Euro Advances being converted, (C) the outstanding principal amount of the new Eurodollar Advances having the same Interest Period or the new Core Currency Euro Advances having the same Interest Period shall be in an amount equal to $500,000 or such amount plus a whole multiple of $100,000 in excess thereof (or an amount in the applicable Alternate Currency having a Dollar Equivalent of approximately $500,000 or such amount plus a whole multiple of approximately $100,000 in excess thereof in the case of such Core Currency Euro Advances), (D) the outstanding principal amount of the new ABR Advances shall be in an amount equal to $500,000 or such amount plus a whole multiple of $100,000 in excess thereof, (E) ABR Advances or Eurodollar Advances may not be converted into Eurodollar Advances if any Default or Event of Default is in existence on the date of the conversion and the Administrative Agent or the Required Lenders have determined that such a conversion is not appropriate, and (F) no conversion pursuant to this Section shall result in a greater number of Eurodollar Advances or Core Currency Euro Advances than is permitted under Section 2.2(d).

                  (b) Each such conversion shall be effected by the applicable Borrower by giving the Administrative Agent, at its office set forth in Section
11.2 prior to 10:00 A.M. in the case of Dollar Loans, at least two Business Days prior written notice and, in the case of Core Currency Euro Advances, at least three Business Days prior written notice (each a "Notice of Conversion"), specifying the ABR Advances, the Eurodollar Advances or the Core Currency Euro Advances to be so converted, the date of such conversion (which shall be a Business Day) and, if to be converted into Eurodollar Advances or Core Currency Euro Advances, the Interest Period to be applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

                  (c) If with respect to the expiration of an existing Interest Period for a Eurodollar Advance or a Core Currency Euro Advance the applicable Borrower has failed to deliver a Notice of Conversion with respect thereto, such Borrower shall be deemed to have elected (i) if a Eurodollar Advance, to convert such Eurodollar Advance to an ABR Advance and (ii) if a Core Currency Euro Advance, to convert such Core Currency Euro Advance to a new Core Currency Euro Advance with a one month Interest Period, in either case effective as of the expiration date of such existing Interest Period.

         2.7 Pro Rata Borrowings; Special Procedures and Assumptions

                  (a) Pro Rata Borrowings. In connection with each borrowing of Revolving Loans, each Lender shall make available an amount equal to the aggregate amount of such Revolving Loans, multiplied by such Lender's Availability Percentage calculated in accordance with Section 2.7(b). It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

                  (b) Special Procedures and Assumptions. Notwithstanding anything to the contrary contained herein:

                  (i) all Notices of Borrowing and all Letter of Credit Requests to be delivered to the Administrative Agent on the same day shall be delivered to the Administrative Agent at the same time;

                  (ii) with respect to any Loans (other than a Bid Loan or a Negotiated Rate Loan) or Letters of Credit requested pursuant to one or more Notices of Borrowing or Letter of Credit Requests delivered to the Agent on the same day, during the period commencing on the date of such delivery to the Administrative Agent and ending on the Borrowing Date of the last such Loan or the date of issuance of the last such Letter of Credit to be made or issued pursuant to such Notices of Borrowing or Letter of Credit Requests (the "Borrowing/Issuance Period"):

                           (A) no additional Loan (other than a Bid Loan or a
                  Negotiated Rate Loan) shall be requested to be made and no additional Letter of Credit shall be requested to be issued;

                           (B) no Loan (other than a Bid Loan or a Negotiated
                  Rate Loan) shall be voluntarily prepaid; and

                           (C) neither the Aggregate Commitments, the Swing Line
                  Commitment, any Individual Currency Commitment of any Lender, nor the Letter of Credit Commitment shall be voluntarily reduced;

                  (iii) for purposes of calculating the Availability Percentage for any Revolving Loans requested to be made during any Borrowing/Issuance Period:

                           (A) any payment of any Revolving Loan, Individual
                  Currency Loan, Swing Line Loan or reimbursement obligation in respect of a Letter of Credit which is scheduled to be made during such Borrowing/Issuance Period shall be deemed to have been made immediately prior to the commencement of such Borrowing/Issuance Period;

                           (B) any Letter of Credit which is scheduled to expire
                  or otherwise terminate during such Borrowing/Issuance Period shall be deemed to have expired or otherwise terminated immediately prior to the commencement of such Borrowing/Issuance Period;

                           (C) any Individual Currency Loans which are to be
                  made during such Borrowing/Issuance Period shall be deemed to have been made immediately prior to the making of any Revolving Loans or Swing Line Loans, or the issuance of any Letters of Credit, during such Borrowing/Issuance Period; and

                           (D) any Revolving Loans, Swing Line Loans and Letters
                  of Credit which are to be made or issued during such Borrowing/Issuance Period shall be deemed to have been made and issued simultaneously; and

                  (iv) the Availability Percentage during any Borrowing/Issuance Period shall be determined by the Administrative Agent in accordance with this Section 2.7(b) on the first day of such Borrowing/Issuance Period and shall continue in effect through the last day of such Borrowing/Issuance Period.

         2.8      Interest

                  (a) Each Domestic Borrower agrees to pay interest in respect of the unpaid principal amount of each ABR Advance made to such Domestic Borrower from the date thereof until the conversion or maturity (whether by acceleration or otherwise) of such ABR Advance, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Alternate Base Rate in effect from time to time.

                  (b) Each Domestic Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Advance made to such Domestic Borrower from the date thereof until the conversion or maturity (whether by acceleration or otherwise) of such Eurodollar Advance, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

                  (c) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Core Currency Euro Advance made to such Borrower from the date thereof until the conversion or maturity (whether by acceleration or otherwise) of such Core Currency Euro Advance at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Core Currency Euro Rate for such Interest Period.

                  (d) Each Non-Core Currency Borrower agrees to pay interest in respect of the unpaid principal amount of each Individual Currency Loan made to such Non-Core Currency Borrower from the date thereof until the maturity (whether by acceleration or otherwise) of such Individual Currency Loan at a rate per annum which shall, during the Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Individual Currency Rate for such Interest Period.

                  (e) Each Swing Line Borrower agrees to pay interest in respect of the unpaid principal amount of each Swing Line Negotiated Rate Advance made to such Swing Line Borrower from the date thereof until the maturity (whether by acceleration or otherwise) of such Swing Line Negotiated Rate Advance at a rate per annum which shall, during the Interest Period applicable thereto, be equal to the Swing Line Negotiated Rate for such Interest Period.

                  (f) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Bid Loan made to such Borrower from the date thereof until the maturity (whether by acceleration or otherwise) of such Bid Loan at a rate per annum which shall, during the Interest Period applicable thereto, be equal to the Bid Rate for such Interest Period.

                  (g) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Negotiated Rate Loan made to such Borrower from the date thereof until the maturity (whether by acceleration or otherwise) of such Negotiated Rate Loan at a rate per annum which shall, during the Interest Period applicable thereto, be equal to the Negotiated Rate for such Interest Period.

                  (h) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to such Loan (or in the case of a Dollar Bid Loan or a Dollar Negotiated Rate Loan, 2% in excess of the Alternate Base Rate, or in the case of an Alternate Currency Bid Loan, an Alternate Currency Swing Line Loan, an Alternate Currency Negotiated Rate Loan, an Individual Currency Loan or a Letter of Credit designated in an Alternate Currency, 2% in excess of the all-in rate determined by the applicable Lender, Issuing Bank or Swing Line Lender, as the case may be, as its cost of funds in the Applicable Currency or, in the case of such Letter of Credit, the applicable Currency) until paid in full (whether before of after the entry of a judgment thereon). If all or any portion of any reimbursement obligation in respect of a Letter of Credit designated in Dollars shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2%, from the date of such nonpayment until paid in full (whether before or after the entry of a judgment thereon). Any other overdue amount payable hereunder shall, to the extent permitted by law, bear interest at a rate per annum equal to the Alternate Base Rate plus 2% until paid in full (whether before or after the entry of a judgment thereon). All such interest shall be payable on demand.

                  (i) Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each ABR Advance constituting a Revolving Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Advance and each Core Currency Euro Advance, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (iii) in respect of each Bid Loan, Negotiated Rate Loan, Individual Currency Loan, Swing Line Negotiated Rate Advance and ABR Advance made as a Swing Loan, on the last day of the Interest Period applicable thereto, and (iv) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (j) The Administrative Agent shall determine the respective interest rate for each Interest Period applicable to a Eurodollar Advance or Core Currency Euro Advance for which such determination is being made and shall promptly notify the applicable Borrower and the Lenders thereof.

                  (k) Interest on all Loans shall be calculated on the basis of a 360 day year for the actual number of days elapsed except that interest on ABR Advances to the extent based on the BNY Rate, interest on Core Currency Euro Advances in Sterling Pounds and interest on Individual Currency Loans designated in Australian Dollars, Canadian Dollars, Italian Lira and New Taiwan Dollars shall be calculated on the basis of a 365 or 366-day year (as the case may be). Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or the Federal Funds Rate shall become effective as of the opening of business on the day on which such change shall become effective. The Administrative Agent shall, as soon as practicable, notify the Parent (on behalf of all Borrowers) and the Lenders of the effective date and the amount of each change in the BNY Rate, but any failure so to notify shall not in any manner affect the obligation of the Borrowers to pay interest on the Loans in the amounts and on the dates required. Each determination of (i) the Alternate Base Rate, a Eurodollar Rate or a Core Currency Euro Rate by the Administrative Agent, (ii) an Individual Currency Rate by the applicable Lender, and (iii) an all-in cost of funds rate or any rate based thereon by the Administrative Agent or the Reference Lender, or such applicable Lender, as the case may be, in each case pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. The Borrowers acknowledge that to the extent interest payable on ABR Advances is based on the BNY Rate, such Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrowers have not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

                  (l) Decreases in the Applicable Margin resulting from a change in Pricing Levels I, II, III, IV, V and/or VI as a result of a change in the Rating of the Parent by Moody's or S&P shall become effective upon the delivery by the Parent to the Administrative Agent of a certificate of a Responsible Officer certifying as to a change in the Rating of the Parent by Moody's or S&P. Increases in the Applicable Margin as a result of a change in the Rating of the Parent by Moody's or S&P shall become effective on the effective date of any downgrade in the Rating of the Parent by Moody's or S&P.

At any time when there shall be no Rating of the Parent by Moody's or S&P, changes in the Applicable Margin resulting from a change in Pricing Levels I, II, III, IV and/or V shall be based on the Fixed Charge Coverage Ratio set forth in the most recently delivered Compliance Certificate provided by the Parent pursuant to Section 7.7(f). Changes in the Applicable Margin resulting from a change in Pricing Levels I, II, III, IV and/or V shall become effective three Business days following the delivery of a new Compliance Certificate pursuant to
Section 7.7(f) evidencing a change in the Fixed Charge Coverage Ratio. If the Parent shall fail to deliver a Compliance Certificate within 45 days after the end of any of the first three fiscal quarters (or within 90 days after the end of the last fiscal quarter), as required by Section 7.7(f), the Fixed Charge Coverage Ratio from and including the 46th day (or 91st day, in the case of the last quarter) after the end of such fiscal quarter to the third Business Day following the delivery by the Parent to the Administrative Agent of a Compliance Certificate shall be conclusively presumed to be less than 1.75:1.00.

                  (m) If the Reference Lender shall for any reason no longer be a Lender, it shall thereupon cease to be the Reference Lender. The Administrative Agent shall, by notice to the Borrowers and the Lenders, designate another Lender as the Reference Lender so that there shall at all times be at least one Reference Lender. The Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent on a timely basis as contemplated hereby.

         2.9 Termination or Reduction of Aggregate Commitments, Swing Line Commitment, Individual Currency Commitments and Letter of Credit Commitment

                  (a) Voluntary Reductions. The Parent shall have the right, upon at least three Business Days' prior written notice to the Administrative Agent, at any time to terminate the Aggregate Commitments or the Letter of Credit Commitment or from time to time to reduce permanently the Aggregate Commitments or the Letter of Credit Commitment, provided, however, that any such reduction shall be in the amount of $10,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

                  (b) Swing Line Commitment. The Parent shall have the right, upon at least three Business Days' prior written notice to the Administrative Agent and the Swing Line Lender, at any time, to reduce permanently the Swing Line Commitment in whole at any time, or in part from time to time, to an amount not less than the aggregate principal balance of the Swing Line Loans then outstanding (after giving effect to any contemporaneous prepayment thereof) without premium or penalty, provided that each partial reduction of the Swing Line Commitment shall be in an amount equal to $10,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

                  (c) Individual Currency Commitments. The Parent shall have the right, upon at least three Business Days' prior written notice to the Administrative Agent and the applicable Lender, at any time, to reduce permanently any Individual Currency Commitment of such Lender in whole at any time, or in part from time to time, to an amount not less than the aggregate principal balance of the Individual Currency Loans of such Lender then outstanding under such Individual Currency Commitment (after giving effect to any contemporaneous prepayment thereof) without premium or penalty provided that each partial reduction of such Individual Currency Commitment shall be in an amount in the applicable Non-Core Currency having a Dollar Equivalent of approximately $1,000,000 or such amount plus a whole multiple of approximately $1,000,000 in excess thereof.

                  (d) In General. Each reduction of the Aggregate Commitments shall be applied pro rata according to the Commitment Percentage of each Lender, and each reduction in the Letter of Credit Commitment shall be applied pro rata according to the Availability Percentage of each Lender at the time of such reduction. Simultaneously with each reduction of the Aggregate Commitments under this Section, the Borrowers shall pay the Facility Fee accrued on the amount by which the Aggregate Commitments have been reduced. Simultaneously with each reduction of the Aggregate Commitments, the Swing Line Commitment and the Individual Currency Commitments, the Borrowers shall prepay the Loans as required by Section 2.10. The Aggregate Commitments shall not be reduced below an amount equal to the Aggregate Credit Exposure (after giving effect to any prepayment of the Loans made simultaneously with such reduction of the Aggregate Commitments). The Aggregate Commitments shall not be reduced to the extent, immediately after giving effect thereto, the Commitment of any Lender would exceed the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding from such Lender (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Revolving Loan), plus (II) the aggregate principal amount of all Individual Currency Loans then outstanding from such Lender (determined on the basis of the Dollar Equivalent of each such Individual Currency Loan), plus (III) the SL/LC Credit Exposure of such Lender. The Letter of Credit Commitment shall not be reduced below an amount equal to the Letter of Credit Exposure.

         2.10 Prepayments of the Loans

                  (a) Voluntary Prepayments. Each Borrower may, at its option, prepay the Loans made to such Borrower without premium or penalty, (x) in the case of Revolving Loans and Swing Loans, in full at any time or in part from time to time, and (y) in the case of Negotiated Rate Loans, Bid Loans and Individual Currency Loans, in full at any time, in each case by notifying the Administrative Agent in writing at least three Business Days prior to the proposed prepayment date, identifying the Loans to be prepaid as Revolving Loans, Swing Line Loans, Negotiated Rate Loans, Bid Loans or Individual Currency Loans and specifying whether the Loans to be prepaid consist of ABR Advances, Eurodollar Advances, Core Currency Euro Advances or Swing Line Negotiated Rate Advances, or a combination thereof, the amount to be prepaid and the date of prepayment. Such notice shall be irrevocable and the amount specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof in the case of Revolving Loans, the Swing Line Lender in the case of Swing Loans and the applicable Lender or Lenders in the case of Bid Loans, Negotiated Rate Loans and Individual Currency Loans. Each partial prepayment of ABR Advances pursuant to this subsection shall be in an aggregate principal amount of $100,000 or such amount plus a whole multiple of $50,000 in excess thereof, or, if less, the outstanding principal balance of the ABR Advances. After giving effect to any partial prepayment with respect to Eurodollar Advances or Core Currency Euro Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal amount of such Eurodollar Advances or Core Currency Euro Advances shall equal (subject to Section 2.6) $500,000 or such amount plus a whole multiple of $100,000 in excess thereof (or the Alternate Currency Equivalent of approximately $500,000 or such amount plus a whole multiple of approximately $100,000 in excess thereof in the case of a prepayment of Core Currency Euro Advances).

                  (b) Mandatory Prepayments of Loans.

                           (i) Subject to clause (ii) below with respect to
Swing Line Loans and clause (iii) below with respect to the Individual Currency Loans of each Lender, simultaneously with each reduction of the Aggregate Commitments under Section 2.9, the Borrowers shall prepay the Loans by the amount, if any, by which the Aggregate Credit Exposure exceeds the amount of the Aggregate Commitments as so reduced.

                           (ii) Simultaneously with each reduction of the
Swing Line Commitment under Section 2.9, the Swing Line Borrowers shall prepay the Swing Line Loans by the amount, if any, by which the outstanding principal balance of the Swing Line Loans (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Swing Line Loan) exceeds the amount of the Swing Line Commitment as so reduced.

                           (iii) Simultaneously with each reduction of the
Individual Currency Commitment of any Lender under Section 2.9, the applicable Non-Core Currency Borrower shall prepay the Individual Currency Loans made by such Lender to such Non-Core Currency Borrower under such Individual Currency Commitment by the amount, if any, by which the outstanding principal balance of such Individual Currency Loans exceeds the amount of such Individual Currency Commitment as so reduced.

                           (iv) If on any date that the Dollar Equivalent is
required to be calculated pursuant to Section 11.6 the Aggregate Credit Exposure shall exceed the Aggregate Commitments, the Borrowers shall prepay the Loans in an aggregate principal amount such that immediately after giving effect thereto, the Aggregate Credit Exposure shall not exceed the Aggregate Commitments.

                           (v) If on any date that the Dollar Equivalent is
required to be calculated pursuant to Section 11.6 the Aggregate Credit Exposure attributable to all Loans and Letters of Credit designated in Non-Core Currencies shall exceed $60,000,000, the Borrowers shall prepay such Loans in an aggregate principal amount such that immediately after giving effect thereto, the Aggregate Credit Exposure attributable to all Loans and Letters of Credit designated in Non-Core Currencies shall not exceed $60,000,000.

                  (c) In General. If any prepayment is made in respect of any Eurodollar Advance, Core Currency Euro Advance, Swing Line Negotiated Rate Advance, Individual Currency Loan, Negotiated Rate Loan or Bid Loan, in whole or in part, prior to the last day of the Interest Period applicable thereto, the applicable Borrower agrees to indemnify the Lenders in accordance with Section 2.15.

         2.11 Bid Loans; Procedure

                  (a) Each Borrower may make Bid Requests by 12:00 Noon (i) at least two Business Days prior to the proposed Borrowing Date for one or more Bid Loans. Each Bid Request shall be given to the Administrative Agent (which shall promptly on the same day give notice thereof to each Lender by facsimile of an Invitation to Bid if the Bid Request is not rejected pursuant to this Section), shall be by telephone (confirmed in writing promptly on the same day by the delivery of a Bid Request signed by the applicable Borrower), and shall specify (i) the proposed Borrowing Date, which shall be a Business Day, (ii) the aggregate amount of the requested Bid Loans (the "Maximum Request") which shall not (A) exceed an amount which, on the proposed Borrowing Date, and after giving effect to the proposed Bid Loans, would result in (x) the Aggregate Credit Exposure exceeding the Aggregate Commitments or (y) the Aggregate Credit Exposure attributable to all Loans and Letters of Credit designated in Non-Core Currencies exceeding $60,000,000, or
(B) with respect to each Bid Loan be less than $500,000 or such amount plus a whole multiple of $100,000 in excess thereof (or approximately the Dollar Equivalent thereof in the case of Alternate Currency Bid Loans), (iii) the Bid Interest Period(s) (up to three Bid Interest Periods may be requested pursuant to each Bid Request) therefor and the last day of each such Interest Period and
(iv) the Applicable Currency for each Bid Loan. A Bid Request that does not conform substantially to the form of Exhibit F shall be rejected, and the Administrative Agent shall promptly notify the applicable Borrower of such rejection.

                  (b) Each Lender in its sole discretion may (but is not obligated to) submit one or more Bids to the Administrative Agent and the Parent not later than 9:30 A.M. (i) one Business Day prior to the proposed Borrowing Date specified in such Bid Request in the case of a Bid Loan (such 9:30 A.M. time on such Business Days each being herein called a "Bid Submission Deadline"), by fax or in writing, and thereby irrevocably offer to make all or any part (any such part referred to as a "Portion") of any Bid Loan described in the relevant Bid Request, at a rate of interest per annum (each a "Bid Rate") specified therein, in an aggregate principal amount of not less than $500,000 or such amount plus a whole multiple of $100,000 in excess thereof (or approximately the Dollar Equivalent thereof in the case of Alternate Currency Bid Loans), provided that Bids submitted by the Administrative Agent may only be submitted if the Administrative Agent notifies the Parent and the applicable Borrower of the terms of its Bid not later than fifteen minutes prior to the Bid Submission Deadline. Multiple Bids may be delivered to and by the Administrative Agent. The aggregate Portions of Bid Loans for any or all Interest Periods offered by each Lender in its Bid may exceed the Maximum Request contained in the relevant Bid Request, provided that each Bid shall set forth the maximum aggregate amount of the Bid Loans offered thereby which the applicable Borrower may accept (the "Maximum Offer"), which Maximum Offer shall not exceed the Maximum Request.

                  (c) The Administrative Agent shall promptly give notice by telephone (promptly confirmed in writing) to the Parent and the applicable Borrower of all Bids received by the

Administrative Agent which comply in all material respects with this Section prior to the Bid Submission Deadline. The applicable Borrower shall, in its sole discretion but subject to Section 2.11(d), irrevocably accept or reject any such Bid (or any Portion thereof) not later than 10:30 A.M. one Business Day prior to the proposed Borrowing Date by notice to the Administrative Agent by telephone (confirmed in writing in the form of a Bid Accept/Reject Letter promptly the same day). Promptly on the day of the Bid Submission Deadline, the Administrative Agent will give notice in the form of a Bid Loan Confirmation to each Lender that submitted a Bid as to the extent, if any, that such Lender's Bid shall have been accepted. If the Administrative Agent fails to receive notice from the applicable Borrower of its acceptance or rejection of any Bids at or prior to 10:30 A.M. on the applicable day, all such Bids shall be deemed to have been rejected by the applicable Borrower, and the Administrative Agent will give to each Lender which submitted a Bid notice of such rejection by telephone on such day.

                  (d) If the applicable Borrower accepts a Portion of a proposed Bid Loan for a single Interest Period at the Bid Rate provided therefor in a Lender's Bid, such Portion shall be in a principal amount of $500,000 or such amount plus a whole multiple of $100,000 in excess thereof (or approximately the Dollar Equivalent thereof in the case of Alternate Currency Bid Loans), subject to such lesser allocation as may be made pursuant to the provisions of this subsection. The aggregate principal amount of Bid Loans accepted by the applicable Borrower following Bids responding to a Bid Request shall not exceed the Maximum Request. The aggregate principal amount of Bid Loans accepted by the applicable Borrower pursuant to a Lender's Bid shall not exceed the Maximum Offer therein contained. If the applicable Borrower accepts any Bid Loans or Portion offered in any Bid, the applicable Borrower must accept Bids (and Bid Loans and Portions thereby offered) based exclusively upon the successively lowest Bid Rates within each Interest Period and no other criteria. If two or more Lenders submit Bids with identical Bid Rates for the same Bid Interest Period and the applicable Borrower accepts any thereof, the applicable Borrower shall, subject to the first three sentences of this subsection, accept all such Bids as nearly as possible in proportion to the amounts of such Lender's respective Bids with identical Bid Rates for such Bid Interest Period, provided, that if the amount of Bid Loans to be so allocated is not sufficient to enable each such Lender to make such Bid Loan (or Portions thereof) in an aggregate principal amount of $500,000 or such amount plus a whole multiple of $100,000 in excess thereof (or the Dollar Equivalent thereof in the case of Alternate Currency Bid Loans), the applicable Borrower shall round the Bid Loans (or Portions thereof) allocated to such Lender or Lenders as the applicable

Borrower shall select as necessary to a minimum of $500,000 or such amount plus a whole multiple of $100,000 in excess thereof (or the Dollar Equivalent thereof in the case of Alternate Currency Bid Loans).

                  (e) Each Lender which makes a Bid Loan shall notify the Administrative Agent promptly of the making thereof (unless the proceeds of such Bid Loan were advanced to the Administrative Agent).

                  (f) All notices required by this Section shall be given in accordance with Section 11.2.

                  (g) Each Bid Loan shall be due and payable on the earlier of
(x) the last day of the Interest Period applicable thereto and (y) the Maturity Date.

         2.12     Negotiated Rate Loans; Procedure

                  (a) If at any time any Borrower, any Lender and the Parent shall have agreed that such Lender shall make a Negotiated Rate Loan to such Borrower, such Borrower and the Parent shall promptly execute and deliver to such Lender a Negotiated Rate Confirmation Request, specifying (i) the proposed Borrowing Date, which shall be a Business Day, (ii) the aggregate amount of the requested Negotiated Rate Loan which shall not (A) exceed an amount which, on the proposed Borrowing Date, and after giving effect to the proposed Negotiated Rate Loan, would result in (x) the Aggregate Credit Exposure exceeding the Aggregate Commitments or (y) the Aggregate Credit Exposure attributable to all Loans and Letters of Credit designated in Non-Core Currencies exceeding $60,000,000, or (B) be less than $100,000 or such amount plus a whole multiple of $50,000 in excess thereof (or approximately the Dollar Equivalent thereof in the case of Alternate Currency Negotiated Rate Loans), (iii) the applicable rate of interest therefor (the "Negotiated Rate"), (iv) the Negotiated Rate Interest Period therefor and the last day of such Negotiated Rate Interest Period, and
(v) the Applicable Currency therefor. If such Negotiated Rate Confirmation Request is in all respects satisfactory to such Lender, it shall promptly sign a copy thereof and deliver a copy thereof to such Borrower, the Parent and the Administrative Agent (the "Negotiated Rate Confirmation").

                  (b) Each Lender which makes a Negotiated Rate Loan shall notify the Administrative Agent promptly of the making thereof (unless the proceeds of such Negotiated Rate Loan were advanced to the Administrative Agent).

                  (c) All notices required by this Section shall be given in accordance with Section 11.2.

                  (d) Each Negotiated Rate Loan shall be due and payable on the earlier of (x) the last day of the Interest Period applicable thereto and (y) the Maturity Date.

         2.13     Taxes

                  (a) Payments to Be Free and Clear. All payments by each Borrower under the Loan Documents shall be made free and clear of, and without any deduction or withholding for, any Indemnified Tax. If any Credit Party or any other Person is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding (which deduction or withholding would constitute an Indemnified Tax) from any amount required to be paid by any Credit Party to or on behalf of any Indemnified Tax Person under any Loan Document (each a "Required Payment"):

                           (i) such Credit Party shall notify the Administrative
Agent and such Indemnified Tax Person of any such requirement or any change in any such requirement as soon as such Credit Party becomes aware of it;

                           (ii) such Credit Party shall pay such Indemnified Tax
before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Credit Party) for its own account or (if the liability is imposed on such Indemnified Tax Person) on behalf of and in the name of such Indemnified Tax Person;

                           (iii) such Credit Party shall pay to such Indemnified
Tax Person an additional amount such that such Indemnified Tax Person shall receive on the due date therefor an amount equal to the Required Payment had no such deduction or withholding been required; and

                           (iv) such Credit Party shall, within 30 days after
paying such Indemnified Tax, deliver to the Administrative Agent and the applicable Indemnified Tax Person satisfactory evidence of such payment to the relevant Governmental Authority.

                  (b) Other Indemnified Taxes. If an Indemnified Tax Person or any affiliate thereof is required by any law, rule, regulation, order, directive, treaty or guideline to pay any Indemnified Tax (excluding an Indemnified Tax which is subject to Section 2.13(a)) with respect to any sum paid or payable by any Credit Party to such Indemnified Tax Person under the Loan Documents:

                           (i) such Indemnified Tax Person shall notify such
Credit Party of any such payment of Indemnified Tax; and

                           (ii) such Credit Party shall pay to such Indemnified
Tax Person the amount of such Indemnified Tax within 5 days of such notice.

                  (c) Tax on Indemnified Taxes. If any amounts are payable by a Credit Party in respect of Indemnified Taxes pursuant to Section 2.13(a) or (b), such Credit Party agrees to pay to the applicable Indemnified Tax Person, within 5 Business Days of written request therefor, an amount equal to all Taxes imposed with respect to such amounts as such Indemnified Tax Person shall determine in good faith are payable by such Indemnified Tax Person or any affiliate thereof in respect of such amounts and in respect of any amounts paid to or on behalf of such Indemnified Tax Person pursuant to this clause (c).

                  (d) Exception for Existing Taxes. No amount shall be required to be paid to any Indemnified Tax Person under Section 2.13(a)(iii) or (b) with respect to an Indemnified Tax to the extent that such Indemnified Tax would have been required to have been paid under any law, rule, regulation, order, directive, treaty or guideline in effect on the Effective Date.

                  (e) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States or any political subdivision thereof shall deliver to the Administrative Agent for transmission to the Parent, on or prior to the first Borrowing Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or master assignment and acceptance agreement pursuant to which it becomes a Lender in accordance with Section 11.1 or 11.7, (in the case of each other Lender), and at such other times as may be necessary in the determination of the Parent, any Credit Party or the Administrative Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form 1001 or Form 4224) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under the Loan Documents. No Credit Party shall be required to pay any additional amount to any such Lender under Section 2.13(a)(iii) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the first Borrowing Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the

Assignment and Acceptance Agreement or master assignment and acceptance agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection shall relieve any Credit Party of its obligation to pay any additional amounts pursuant to Section 2.13(a)(iii) in the event that, as a result of any change in applicable law (including, without limitation, any change in the interpretation thereof), such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

              (f) Other Tax Certificates. Each Indemnified Tax Person agrees to use reasonable efforts to deliver to any Credit Party, promptly upon any request therefor from time to time by such Credit Party, such forms, documents and information as may be required by applicable law, regulation or treaty from time to time and to file all appropriate forms to obtain a certificate or other appropriate documents from the appropriate Governmental Authorities to establish that payments made in respect of any Alternate Currency Loan or Letter of Credit designated in an Alternate Currency by such Credit Party can be made without (or at a reduced rate of) withholding of Taxes, provided, however, that if such Indemnified Tax Person is or becomes unable by virtue of any applicable law, regulation or treaty, to establish such exemption or reduction, such Credit Party shall nonetheless remain obligated under Subsection 2.13(a) to pay the amounts described therein, and provided further, that no Indemnified Tax Person shall be required to take any action hereunder which, in the sole discretion of such Indemnified Tax Person, would cause such Indemnified Tax Person or any affiliate thereof to suffer a material economic, legal or regulatory disadvantage.

              (g) Adverse Tax Position.

                  (i) An "Excess Tax" shall be the excess of (x) the Tax imposed, levied, collected, withheld or assessed by any Governmental Authority without the United States from which a payment is made by or on behalf of a Credit Party subject to an Adverse Tax Position or in which such Credit Party or an affiliate has an office or is deemed to be doing business, over (y) the Tax which would be imposed, levied, collected, withheld or assessed by such Governmental Authority, but for the existence of such Adverse Tax Position.

                  (ii) An "Adverse Tax Position" with respect to a Credit Party shall mean a position resulting from the lack of adequate capitalization or other similar condition with respect to such Credit Party which, under applicable law or applicable treaty, results in higher Taxes on payments under the Loan Documents than would otherwise be imposed.

                  (iii) All payments by each Borrower under the Loan Documents shall be made free and clear of, and without any deduction or withholding for, any Excess Tax. If any Credit Party or any other Person is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding on account of any Tax from any Required Payment with respect to any Indemnified Tax Person and if all or a portion of such Tax represents Excess
Tax:

                        (A) such Credit Party shall notify the Administrative Agent and such Indemnified Tax Person of any such requirement or change in any such requirement as soon as such Credit Party becomes aware of it;

                        (B) such Credit Party shall pay such Excess Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Credit Party) for its own account or (if the liability is imposed on such Indemnified Tax Person) on behalf of and in the name of such Indemnified Tax Person;

                        (C) such Credit Party shall pay to such Indemnified
Tax Person an additional amount such that such Indemnified Tax Person shall receive on the due date therefor an amount equal to the Required Payment had no such deduction or withholding been required with respect to such Excess Tax; and

                        (D) such Credit Party shall, within 30 days after paying such Excess Tax, deliver to the Administrative Agent and the applicable Indemnified Tax Person satisfactory evidence of such payment to the relevant Governmental Authority.

                  (iv) If an Indemnified Tax Person or any affiliate thereof is required by any law, rule, regulation, order, directive, treaty or guideline to pay any Excess Tax (excluding Excess Tax which is subject to Section 2.13(g)(iii)) with respect to any sum paid or payable by any Credit Party to such Indemnified Tax Person under the Loan Documents:

                        (A) such Indemnified Tax Person shall notify such Credit Party of any such payment of Excess Tax; and

                        (B) such Credit Party shall pay to such Indemnified
Tax Person the amount of such Excess Tax within 5 Business Days of such notice.

                  (v) If any amounts are payable by a Credit Party in respect of Excess Tax pursuant to Section

2.13(g)(iii) or (iv) such Credit Party agrees to pay to the applicable Indemnified Tax Person, within 5 days of written request therefor, an amount equal to all Taxes imposed with respect to such amounts as such Indemnified Tax Person shall determine are payable by such Indemnified Tax Person or any affiliate thereof in respect of such amounts and in respect of any amounts paid to or on behalf of such Indemnified Tax Person pursuant to this clause (v).

      2.14 Increased Costs, Illegality, etc.

              (a) In the event that any Lender with respect to clauses (ii) and
(iii) below or the Administrative Agent, the Reference Lender, or the applicable Lender, as the case may be, with respect to clauses (i) and (iv) below shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on the second Business Day immediately preceding the making of any requested Eurodollar Advance, Core Currency Euro Advance or Individual Currency Loan that, by reason of any changes arising after the Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate, the Core Currency Euro Rate or the Individual Currency Rate, as the case may be; or

                  (ii) at any time that such Lender has incurred increased costs or reductions in the amounts received or receivable hereunder with respect to any Fixed Rate Loan, in each case by an amount such Lender deems to be material, because of any change since the Effective Date (or in the case of any Bid Loan, subsequent to acceptance by a Borrower of such Bid Loan, and in the case of any Negotiated Rate Loan, subsequent to the date of such Lender's execution of the Negotiated Rate Confirmation for such Negotiated Rate Loan) in any law, rule, regulation, order or guideline applicable to such Lender or the compliance by such Lender with any request (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date (or in the case of any Bid Loan, subsequent to acceptance by a Borrower of such Bid Loan, and, in the case of any Negotiated Rate Loan, subsequent to the date of such Lender's execution of the Negotiated Rate Confirmation for such Negotiated Rate
      Loan) or in the interpretation or administration thereof and including the introduction of any new law, rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Fixed Rate Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the Tax on the Income of such Lender), or (B) a change in official reserve (including any marginal, emergency, supplemental, special or other reserve) or similar requirements (except to the extent included in the computation of the respective Eurodollar Rate, the Core Currency Euro Rate, Swing Line Negotiated Rate, Negotiated Rate, Individual Currency Rate or Bid Rate, as the case may be), or any special deposit, assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office); or

                  (iii) at any time that the making or continuance of any Fixed Rate Loan has been made (x) unlawful by any law, rule, regulation or order or (y) impossible by compliance by any Lender in good faith with any governmental directive or request (whether or not having the force of law); or

                  (iv) at any time that any Core Currency (other than Dollars) or any Non-Core Currency, as the case may be, is not available in sufficient amounts, as determined in good faith by the Reference Lender in the case of such Core Currency, and by the applicable Lender in the case of such Non-Core Currency, to fund any borrowing of Alternate Currency Loans in such Core Currency or such Non-Core Currency, as the case may be;

then, and in any such event, such Lender, in the case of clause (ii) or (iii) above, or the Administrative Agent, the Reference Lender or the applicable Lender, as the case may be, in the case of clause (i) or (iv) above, shall promptly give notice (by telephone confirmed in writing) to the Parent (on behalf of all Borrowers) and, except for the Administrative Agent, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (i) above, (A) in the event that Eurodollar Advances, Core Currency Euro Advances or Individual Currency Loans are so affected, Eurodollar Advances, Core Currency Euro Advances or Individual Currency Loans from such applicable Lender, as the case may be, shall no longer be available until such time as the Administrative Agent, the Reference Lender or such applicable Lender, as the case may be, notifies the Parent and the Lenders that the circumstances giving rise to such notice by the Administrative Agent, the Reference Lender or such applicable Lender, as the case may be, no longer exist, and any Notice of Borrowing or Notice of Conversion given by any Borrower with respect to Eurodollar Advances, Core Currency Euro

Advances or Individual Currency Loans to be made by such applicable Lender, as the case may be, which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the applicable Borrower and (B) in the event that any Core Currency Euro Advance or Individual Currency Loan is so affected, the interest rate for such Core Currency Euro Advance or such Individual Currency Loan, as the case may be, shall be determined on the basis provided in the proviso to the definition of Core Currency Euro Rate or Individual Currency Rate, as the case may be, (x) in the case of clause (ii) above, the applicable Borrower shall pay to such Lender, within 3 days of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to such applicable Borrower by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto), (y) in the case of clause (iii) above, the applicable Borrower shall take one of the actions specified in Section 2.14(b) and (z) in the case of clause (iv) above, Core Currency Euro Advances in the affected Core Currency or Individual Currency Loans from the applicable Lender in the affected Non-Core Currency, as the case may be, shall no longer be available until such time as the Reference Lender or such applicable Lender, as the case may be, notifies the Parent (on behalf of all Borrowers), the Administrative Agent and the Lenders that the circumstances giving rise to the notice referred to above by the Reference Lender or such applicable Lender, as the case may be, to the Parent (on behalf of all Borrowers) and the Administrative Agent no longer exists, and any Notice of Borrowing given by the affected Borrower with respect to such Core Currency Euro Advances or such Individual Currency Loans, as the case may be, which have not yet been incurred shall be deemed rescinded by such affected Borrower. Each of the Administrative Agent, the Reference Lender and the Lenders agree that if it gives notice to any Borrower of any of the events described in clause (i), (iii) or (iv) above, it shall promptly notify the Parent (on behalf of all Borrowers) and, in the case of any such Lender and the Reference Lender, the Administrative Agent, if such event ceases to exist. If any such event described in clause
(iii) above with respect to Eurodollar Advances, Core Currency Euro Advances or Individual Currency Loans ceases to exist as to a Lender, the obligations of such Lender, as the case may be, to make Eurodollar Advances, Core Currency Euro Advances or Individual Currency Loans and to convert Eurodollar Advances to new Eurodollar Advances or convert Core Currency Euro Advances to new Core Currency Euro Advances on the terms and conditions contained herein shall be reinstated.

              (b) At any time that any Fixed Rate Loan is affected by the circumstances described in Section 2.14(a)(ii) or (iii), the applicable Borrower may (and in the case of an affected Fixed Rate Loan by the circumstances described in Section 2.14(a)(iii) shall) either (x) if the affected Fixed Rate Loan is then being made initially or pursuant to a conversion, cancel the respective borrowing or conversion by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Parent was notified by the affected Lender or the Administrative Agent pursuant to Section 2.14(a)(ii) or (iii) or (y) if the affected Fixed Rate Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent and the affected Lender, (A) in the case of a Eurodollar Advance, require the affected Lender to convert such Eurodollar Advance into an ABR Advance as of the end of the Interest Period then applicable to such Eurodollar Advance or, if earlier, as soon as practicable within the time required by law and (B) in the case of a Core Currency Euro Advance, Swing Line Negotiated Rate Advance, Negotiated Rate Loan, Individual Currency Loan or Bid Loan, take such action as the affected Lender may reasonably request with a view to minimizing the obligations of such Borrower under Section 2.15.

              (c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law, rule, regulation, order, guideline, directive or compliance by such Lender or any corporation controlling such Lender with any request (whether or not having the force of law) from any Governmental Authority concerning capital adequacy, or any change in interpretation or administration thereof by any Governmental Authority, in each case made subsequent to the date hereof, will have the effect of reducing the rate of return on the capital required to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitment or Individual Currency Commitments hereunder or its obligations under the Loan Documents to a level below that which such Lender or such corporation could have achieved but for such application or compliance (taking into account such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then each of the Borrowers to the extent of its Proportionate Share and the Parent severally agrees to pay such to such Lender, within 3 Business Days of its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such reduction. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's reasonable good faith determination of compensation owing under this Section 2.14(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.14(c), will give prompt written notice thereof to the Parent (on behalf of all Borrowers), which notice shall show the basis for calculation of such additional amounts.

              (d) Each Lender shall notify the Parent (on behalf of all Borrowers) of any event occurring after the Effective Date entitling such Lender to compensation under this Section 2.14 as promptly as practicable, but in any event within 120 days after the officer having primary responsibility for this Agreement obtains actual knowledge thereof, provided that no such notice shall be required if such Lender has determined not to seek compensation under this
Section 2.14 as a result of such event. Each Lender will furnish to each Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under this Section 2.14. Determinations and allocations by any Lender for purposes of this Section 2.14 on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 2.14 shall be prima facie evidence of such determinations and allocations.

              (e) Notwithstanding the foregoing, no Lender shall be entitled to any compensation described in Section 2.14 unless, at the time it requests such compensation, it is the policy or general practice of such Lender to request compensation for comparable costs in similar circumstances under comparable provisions of other credit agreements for comparable customers unless specific facts or circumstances applicable to any Borrower or the transactions contemplated by the Loan Documents would alter such policy or general practice, provided that nothing in this Section 2.14(e) shall preclude a Lender from waiving the collection of similar costs from one or more of its other customers.

              (f) If any Lender fails to give the notice described in Section 2.14(d) within 90 days after it obtains such actual knowledge of the event required to be described in such notice, such Lender shall, with respect to any compensation that would otherwise be owing to such Lender under this Section 2.14, only be entitled to payment for increased costs incurred from and after the date that such Lender does give such notice.

      2.15 Compensation

              Each Borrower shall compensate each Lender, within 3 days of its written demand therefor (which demand shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities, including any loss, expense or liability (including those related to currency exchange) incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Fixed Rate Loans but excluding any loss of anticipated profit which such Lender may sustain: (i) if for any reason, a borrowing of, or conversion from or into a Fixed Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion, a Negotiated Rate Confirmation or a Bid accepted by a Borrower; (ii) if any repayment (including any repayment made pursuant to Section 2.10 or as a result of an acceleration of the Loans pursuant to Section 9) or conversion of any of such Borrower's Fixed Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of such Borrower's Fixed Rate Loans is not made on any date specified in a notice of prepayment given by such Borrower; or (iv) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or (y) any election made pursuant to Section 2.14(b) or 11.1(b).

      2.16 Change of Applicable Lending Office and Applicable Payment Office

              (a) With respect to any Loan of any Lender or any Letter of Credit, such Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.13, Section 2.14(a)(ii) or (iii), Section 2.14(c),
Section 2.14(d) or Section 2.22 with respect to such Loan or such Letter of Credit, it will, if requested by the applicable Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office or Applicable Payment Office, as the case may be, for such Loan or such Letter of Credit affected by such event, provided that such designation is made on such terms that such Lender and its Applicable Lending Office or Applicable Payment Office, as the case may be, suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Sections 2.13, 2.14, 2.15 and 2.22.

              (b) Each Lender shall have the right at any time and from time to time to transfer any of its Loans to a different office, provided that such Lender shall promptly notify the Administrative Agent and the Parent (on behalf of all Borrowers) of any such change of office. Such office shall thereupon become such Lender's Applicable Lending Office for such Loan provided, however, that no such Lender shall be entitled to receive any greater amount under Section 2.13, Section 2.14(a)(ii) or (iii), Section 2.14(c) or Section 2.22 as a result of a transfer of any such Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

      2.17 Survival of Certain Obligations

              The obligations of the Borrowers under Sections 2.13, 2.14, 2.15, 2.22, 11.5 and 11.10 shall survive the termination of the Aggregate Commitments, the Swing Line Commitment, the Individual Currency Commitments, the Letter of Credit Commitment the payment of the Loans, the reimbursement obligations in respect of the Letters of Credit and all other amounts payable under the Loan Documents.

      2.18 Use of Proceeds

              The proceeds of the Loans shall be used to refinance the Indebtedness set forth on Schedule 5.8 and for general corporate purposes of the Parent and its Subsidiaries. The uses to which the proceeds of the Loans are put shall conform with the provisions of Section 4.11.

      2.19 Letter of Credit Sub-Facility

              (a) Subject to the terms and conditions of this Agreement, the Issuing Bank agrees, in reliance on the agreement of the other Lenders set forth in Section 2.20, to issue standby letters of credit in Core Currencies (the "Letters of Credit"; each a "Letter of Credit") during the Commitment Period for the account of one or more of the Letter of Credit Applicants, provided, however, that, at the request of any Letter of Credit Applicant, the Issuing Bank may, in its sole discretion, issue one or more Letters of Credit for the account of such Letter of Credit Applicant in one or more Non-Core Currencies. The Letter of Credit Exposure at any one time outstanding shall not exceed the lesser of (i) the amount of the Letter of Credit Commitment and (ii) the excess, if any, of the sum of the Aggregate Commitments over the sum of the aggregate outstanding principal amount of all Loans (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Loan). The Letter of Credit Exposure at any one time outstanding attributable to all Letters of Credit issued in Non-Core Currencies shall not exceed the excess, if any, of $60,000,000 over the Aggregate Credit Exposure at such time attributable to all Loans designated in Non-Core Currencies. The sum of the aggregate principal amount of the Individual Currency Loans of all Lenders at any one time outstanding in any Non-Core Currency and the Letter of Credit Exposure at such time attributable to all Letters of Credit issued in such Non-Core Currency (determined on the basis of the Dollar Equivalent of each such Individual Currency Loan and each such Letter of Credit) shall not exceed $5,000,000. Each Letter of Credit shall have an expiration date which shall not exceed the earlier of (x) twelve months from the date of issuance thereof and
(y) 30 days immediately preceding the Maturity Date. No Letter of Credit shall be issued, and no amendment to any Letter of Credit shall be issued which would increase the stated amount or extend the expiration date of such Letter of Credit, (i) if the Administrative Agent or any Lender by notice to the Administrative Agent and the applicable Letter of Credit Applicant and the Parent no later than 1:00 P.M. one Business Day prior to the requested date of issuance of such Letter of Credit or amendment, shall have determined that any of the applicable conditions set forth in Sections 5 and 6 have not been satisfied and such conditions remain unsatisfied as of the requested time of issuing such Letter of Credit or amendment or (ii) to the extent that immediately after giving effect thereto the Aggregate Credit Exposure would exceed the Aggregate Commitments (each a "Non-Issuance Event").

              (b) Each Letter of Credit shall be issued for the account of the applicable Letter of Credit Applicant for general corporate purposes of such Letter of Credit Applicant and its Subsidiaries. Such Letter of Credit Applicant and the Parent shall give the Administrative Agent a Letter of Credit Request for the issuance of such Letter of Credit by 11:00 A.M. three Business Days prior to the requested date of issuance. Such Letter of Credit Request shall be executed by such Letter of Credit Applicant and the Parent, and shall specify
(i) the beneficiary of such Letter of Credit and the obligations of such Letter of Credit Applicant or any of its Subsidiaries, as the case may be, in respect of which such Letter of Credit is to be issued, (ii) such Letter of Credit Applicant's proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iii) the maximum amount to be available under such Letter of Credit,
(iv) the requested date of issuance and (v) the applicable Currency. Upon receipt of such Letter of Credit Request from such Letter of Credit Applicant and the Parent, the Administrative Agent shall promptly notify the Issuing Bank and each other Lender thereof. Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Bank, and adequate and fair means in the sole discretion of the Issuing Bank shall exist for the issuance thereof, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Issuing Bank shall reasonably require and as may be acceptable to such Letter of Credit Applicant and the Parent. Such Letter of Credit shall be used solely for the purposes described therein and herein. The Issuing Bank shall, on the proposed date of issuance and subject to the other terms and conditions of this Agreement, issue such Letter of Credit.

              (c) Each payment by the Issuing Bank of a draft drawn under a Letter of Credit designated in a Core Currency shall give rise to an obligation on the part of the applicable Letter of Credit Applicant to reimburse the Issuing Bank immediately for the amount thereof at its Applicable Payment Office in such Core Currency.

              (d) Each payment by the Issuing Bank of a draft drawn under a Letter of Credit designated in a Non-Core Currency shall give rise to an obligation on the part of the applicable Letter of Credit Applicant to reimburse the Issuing Bank immediately for the amount thereof in Dollars, at such office as the Issuing Bank shall designate to the Administrative Agent, the Parent and such Letter of Credit Applicant, in an amount based upon the all-in cost of funds in Dollars of the Issuing Bank to fund such draft (each a "Dollar Reimbursement Amount"). In connection with each obligation of a Letter of Credit Applicant to pay a Dollar Reimbursement Amount under this Section 2.19(d), the Issuing Bank shall deliver to such Letter of Credit Applicant, the Parent and the Administrative Agent a written statement setting forth such Dollar Reimbursement Amount. The Issuing Bank's determination of such Dollar Reimbursement Amount shall be conclusive absent manifest error.

      2.20 Letter of Credit Participation and Funding Commitments

              (a) Each Lender hereby unconditionally and irrevocably, severally for itself only and without any notice to or the taking of any action by such Lender, takes from time to time an undivided participating interest in the obligations of the Issuing Bank under and in connection with each Letter of Credit in an amount equal to such Lender's Availability Percentage at such time of the amount of such Letter of Credit. Each Lender from time to time shall be liable to the Issuing Bank for its Availability Percentage at such time of the unreimbursed amount of any draft drawn and honored under each Letter of Credit. Each Lender from time to time shall also be liable for an amount equal to the product of its Availability Percentage at such time and any amounts paid by the applicable

Letter of Credit Applicant pursuant to Section 2.21 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Parent and the Borrowers with any of their respective obligations under the Loan Documents or any other circumstances.

              (b) The Administrative Agent will promptly notify each Lender (which notice shall be promptly confirmed in writing) of the date and the amount of any draft presented under any Letter of Credit with respect to which full reimbursement of payment is not made by the applicable Letter of Credit Applicant as provided in Sections 2.19(c) or 2.19(d), as the case may be, and forthwith upon receipt of such notice, and provided that no Non-Issuance Event shall have occurred and be continuing with respect to such Letter of Credit, such Lender (other than the Issuing Bank in its capacity as a Lender) shall make available to the Administrative Agent for the account of the Issuing Bank its Availability Percentage at such time of the amount of such unreimbursed draft or, if such Letter of Credit is designated in a Non-Core Currency, the applicable Dollar Reimbursement Amount, at the Applicable Payment Office of the Administrative Agent in the applicable Core Currency or, if such Letter of Credit is designated in a Non-Core Currency, at the applicable office designated by the Administrative Agent pursuant to Section 2.19(d) in Dollars, and, in each case, in immediately available funds. The Administrative Agent shall distribute the payments made by each Lender (other than the Issuing Bank in its capacity as a Lender) pursuant to the immediately preceding sentence to the Issuing Bank promptly upon receipt thereof in like funds as received. Each Lender shall indemnify and hold harmless the Administrative Agent and the Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including reasonable attorneys' fees and expenses) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Administrative Agent with such Lender's Availability Percentage of the amount of any payment made by the Issuing Bank under a Letter of Credit in accordance with this clause
(b) above (except in respect of losses, liabilities or other obligations suffered by the Issuing Bank resulting from the gross negligence or willful misconduct of the Issuing Bank or the Administrative Agent, as the case may be). If a Lender does not make available to the Administrative Agent when due such Lender's Availability Percentage at such time of any unreimbursed payment made by the Issuing Bank under a Letter of Credit (other than payments made by the Issuing Bank by reason of its gross negligence or willful misconduct), such Lender shall be required to pay interest to the Administrative Agent for the account of the Issuing Bank on such Lender's Availability Percentage at such time of such payment at a rate of interest per annum equal to the Federal Funds Rate (or, in the case of any Letter of Credit designated in a Core Currency (other than Dollars), at a rate based upon the all-in cost of funds for the applicable Non-Core Currency) from the date such Lender's payment is due until the date such payment is received by the Administrative Agent. The Administrative Agent shall distribute such interest payments to the Issuing Bank upon receipt thereof in like funds as received.

              (c) Whenever the Administrative Agent or the Issuing Bank is reimbursed by any Letter of Credit Applicant, for the account of the Issuing Bank, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender in respect of its Availability Percentage of the amount of such payment under such Letter of Credit, the Administrative Agent or the Issuing Bank, as the case may be, will promptly pay over such payment to such Lender.

      2.21 Absolute Obligation with respect to Letter of Credit Payments

              The obligation of each Letter of Credit Applicant to reimburse the Administrative Agent for the account of the Issuing Bank in respect of each Letter of Credit issued for the account of such Letter of Credit Applicant for each payment under or in respect of such Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which such Letter of Credit Applicant or any of its Subsidiaries may have or have had against the beneficiary of such Letter of Credit, the Administrative Agent, the Issuing Bank, as issuer of such Letter of Credit, any Lender, the Swing Line Lender or any other Person, including any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit.

      2.22 Increased Costs Based on Letters of Credit

              Without limiting the provisions of Section 2.14, if any law, rule, regulation, order, guideline or request or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof or GAAP shall either (a) impose, modify or make applicable any reserve, special deposit, assessment or similar requirement against any Letter of Credit issued or participated in by any Lender, or (b) impose on the Administrative Agent, the Issuing

Bank or such Lender, as the case may be, any other condition regarding such Letter of Credit (except for imposition of, or changes in the rate of, the Tax on the Income of the Administrative Agent, the Issuing Bank or such Lender, as the case may be) and the result of any event referred to in clause (a) or (b) above shall be to increase the cost to the Issuing Bank (or any successor thereto as issuer of such Letter of Credit) of issuing or maintaining such Letter of Credit or the cost to any Lender of its obligations pursuant to
Section 2.20, or the cost to the Administrative Agent of performing its functions hereunder with respect to such Letter of Credit, in any case by an amount which the Administrative Agent, the Issuing Bank or such Lender, as the case may be, deems material, then, upon demand by the Administrative Agent, the Issuing Bank or such Lender, as the case may be, the applicable Letter of Credit Applicant shall immediately pay to the Administrative Agent, the Issuing Bank or such Lender, as the case may be, from time to time as specified by the Administrative Agent, the Issuing Bank or such Lender, as the case may be, additional amounts which shall be sufficient to compensate the Administrative Agent, the Issuing Bank or such Lender, as the case may be, for such increased cost. A statement in reasonable detail as to such increased cost incurred by the Administrative Agent, the Issuing Bank or such Lender, as the case may be, as a result of any event mentioned in clauses (a) or (b) above, submitted by the Administrative Agent, the Issuing Bank or such Lender, as the case may be, to such Letter of Credit Applicant shall be conclusive, absent manifest error, as to the amount thereof.

      2.23 Borrower Addenda

              Provided that no Default or Event of Default has occurred and is continuing, the Parent may direct that any of its wholly-owned Subsidiaries which is not then a Borrower become a Borrower by submitting a Borrower Addendum to the Administrative Agent with respect to such Subsidiary duly executed by each of the Parent and such Subsidiary together with a certificate, dated the date of such Borrower Addendum of the Secretary or Assistant Secretary of such Subsidiary (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Administrative Agent) taken by it to authorize such Borrower Addendum, the Loan Documents and the transactions contemplated thereby, (ii) attaching a true and complete copy of its certificate of incorporation, by-laws or other organizational documents, (iii) setting forth the incumbency of its officer or officers who may sign the Borrower Addendum, including therein a signature specimen of such officer or officers, (iv) an opinion of foreign local counsel to such Subsidiary in all respects reasonably satisfactory to the Administrative Agent and (v) attaching a certificate of good standing (or equivalent) issued by the jurisdiction of its incorporation. If any such document is not in English, such document shall be accompanied by a certified English translation thereof. Upon receipt of a Borrower Addendum and the supporting documentation referred to above, the Administrative Agent shall confirm such Borrower Addendum by signing a copy thereof and shall deliver a copy thereof to the Parent and each Lender. Thereupon the Subsidiary which executed such Borrower Addendum shall become a "Borrower" hereunder. In the event that such additional Borrower is not a corporation organized under the laws of a jurisdiction in which any other Borrower is organized (and whose principal office is not located in a jurisdiction in which any other Borrower's principal office is located), this Agreement and the other Loan Documents will be deemed amended by adding definitions comparable to the definitions applicable to each other Subsidiary Borrower, such definitions to be as set forth in the applicable Borrower Addendum.

      2.24 Records

              (a) Lender's Records. Each Lender will note on its internal records with respect to each Loan made by it (i) the date and amount of such Loan, (ii) whether such Loan is a Revolving Loan, Swing Line Loan, Individual Currency Loan, Negotiated Rate Loan or Bid Loan, (iii) the identity of the Borrower to whom such Loan was made, (iv) the interest rate (other than in the case of an ABR Advance), Individual Currency Rate, Negotiated Rate or Bid Rate and Interest Period, if applicable, applicable to such Loan and (v) each payment and prepayment of the principal thereof.

              (b) Administrative Agent's Records. The Administrative Agent shall keep records regarding the Loans, the Letters of Credit and this Agreement in accordance with its customary procedures for agented credits.

              (c) Prima Facie Evidence. The entries made in the records maintained pursuant to subsections (a) and (b) above shall, to the extent not prohibited by applicable law, be prima facie evidence of the existence and amount of the obligations of the Parent and each Borrower recorded therein; provided, however, that the failure of the Administrative Agent or any Lender, as the case may be, to make any notation on its records shall not affect the Parent's or the respective Borrower's obligations in respect of the Loans, the Letters of Credit or the Loan Documents.

      2.25 Replacement of Lender

              If (i) any Borrower is obligated to pay to any Lender any amount under Section 2.13(a), (b) or (c) and such payment is attributable solely to any change since the Effective Date (in the case of each Lender listed on the signature pages hereof) or since the effective date of the Assignment and Acceptance Agreement pursuant to which it became a Lender (in the case of each other Lender) in any applicable law, rule, regulation, order, directive, treaty or guideline (whether or not having the force of law) or in the interpretation or administration thereof (including the introduction of any new law, rule, regulation, order, directive, treaty or guideline), (ii) any Lender shall have failed to make available a Loan on the date on which and in the amount in which it was obligated to do so and shall not have cured such failure within three Business Days or (iii) any Lender shall have demanded any payment under Section
2.14 or excused itself from funding a Loan pursuant to Section 2.14, the Company shall have the right, in accordance with the requirements of Section 11.7(b), if no Default or Event of Default shall exist to replace up to two such Lenders (each a "Replaced Lender") with one or more other assignees (each, a "Replacement Lender"), reasonably acceptable to the Swing Line Lender and the Issuing Bank, provided that (I) at the time of any replacement pursuant to this Section, the Replacement Lender shall enter into one or more Assignment and Acceptance Agreements pursuant to Section 11.7(b) (with the Assignment Fee payable pursuant to said Section 11.7(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (w) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all drawings on all Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Sections 3.1 and 3.2, (x) the Issuing Bank an amount equal to such Replaced Lender's Commitment Percentage of all drawings (which at such time remains an unpaid drawing) to the extent such amount was not theretofore funded by such Replaced Lender, (y) the Swing Line Lender an amount equal to such Replaced Lender's Commitment Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender and
(z) the Administrative Agent an amount equal to all amounts owed by such Replaced Lender to the Administrative Agent under this Agreement, including, without limitation, an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, a corresponding amount of which was made available by the Administrative Agent to the applicable Borrower(s) pursuant to Section 2.4(e) and which has not been repaid to the Administrative Agent by such Replaced Lender or the applicable Borrower(s) and (II) all obligations of the Borrowers owing to the Replaced Lender (other than those specifically described in clause (I) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptance Agreements and the payment of amounts referred to in clauses (i) and (ii) of this Section 2.25, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.13, 2.14, 2.15, 2.22, 11.5 and 11.10), which shall survive as to such Replaced Lender.

3.    FEES

      3.1     Facility Fee

              The Parent agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, a fee (the "Facility Fee"), for each day from and after the Effective Date, equal to the product of (x) the Aggregate Commitments in effect as at the end of such day or, if no Commitments then exist, the Aggregate Commitments on the last day on which Commitments did exist, and (y) the applicable percentage set forth below based upon the Pricing Level in effect as at the end of such day:

                                      Facility Fee
            Pricing Level             Percentage
            -------------             ----------
            Pricing Level I             0.0700%
            Pricing Level II            0.0800%
            Pricing Level III           0.0900%
            Pricing Level IV            0.1250%
            Pricing Level V             0.1500%
            Pricing Level VI            0.2500%

            The Facility Fee shall be (i) calculated on the basis of a 360-day year for the actual number of days elapsed, (ii) payable quarterly in arrears on each Quarterly Payment Date, commencing on the first such day following the Effective Date, and on the date that the Aggregate Commitments shall expire or otherwise terminate (or in the event that the Aggregate Commitments have expired or otherwise terminated, on the date that the Aggregate Credit Exposure has been reduced to $0).

      3.2   Letter of Credit Commissions

            The Parent agrees to pay to the Administrative Agent, for the account of the Lenders, commissions (the "Letter of Credit Commissions") with respect to the issued and outstanding Letters of Credit, for each day from and after the Effective Date, equal to, with respect to each Lender, the product of
(x) the Letter of Credit Exposure as at the end of such day and (y) the Availability Percentage of such Lender as at the end of such day multiplied by
(z) the applicable percentage set forth below based upon the Pricing Level in effect as at the end of such day:

                                          Letter of Credit
                  Pricing Level           Commission Percentage
                  -------------           ---------------------
                  Pricing Level I             0.1550%
                  Pricing Level II            0.1700%
                  Pricing Level III           0.2100%
                  Pricing Level IV            0.2250%
                  Pricing Level V             0.3000%
                  Pricing Level VI            0.3500%

            The Letter of Credit Commissions shall be (i) calculated on the basis of a 360-day year for the actual number of days elapsed, (ii) payable quarterly in arrears on each Quarterly Payment Date and on the date that the Letter of Credit Commitments shall expire and the Letter of Credit Exposure is $0, and (iii) nonrefundable.

      3.3   Administrative Agent's and Issuing Bank's Fees

            (a) The Parent agrees to pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing from time to time by the Parent and the Administrative Agent.

            (b) The Parent agrees to pay to the Issuing Bank, for its own account, such other fees as have been agreed to in writing from time to time by the Parent and the Issuing Bank.

4.    REPRESENTATIONS AND WARRANTIES

      In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Swing Line Lender to make the Swing Line Loans and the Lenders to participate therein, and the Issuing Bank to issue the Letters of Credit and the Lenders to participate therein, the Parent and the Borrowers make the following representations and warranties to the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Lenders:

      4.1     Subsidiaries; Capital Stock

              As of the date of this Agreement, the Parent has only the Subsidiaries set forth on, and the authorized, issued and outstanding capital stock of the Parent and each such Subsidiary (or partnership or other interests, as the case may be) is as set forth on, Schedule 4.1. The shares of, or partnership or other interests in, each Subsidiary of the Parent are owned beneficially and of record by the Parent or another Subsidiary of the Parent, are free and clear of all Liens except as otherwise permitted by Section 8.3, and are duly authorized, validly issued, fully paid and nonassessable except, in the case of any Subsidiary organized under the laws of the State of New York, for any liability that may arise under the provisions of Section 630 of the Business Corporation Law of the State of New York. As of the date of this Agreement, except as set forth on Schedule 4.1, (a) neither the Parent nor any of its Subsidiaries has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof, (b) there are no agreements, voting trusts or understandings binding upon the Parent or any of its Subsidiaries with respect to the voting securities of the Parent or any of its Subsidiaries or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing, and (c) the Parent owns, directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries.

      4.2     Existence and Power

              Each of the Parent and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the failure so to qualify could reasonably be expected to have a Material Adverse effect.

      4.3     Authority

              Each of the Parent and each of its Subsidiaries has full power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, all of which have been duly authorized by all proper and necessary corporate or partnership action, as the case may be, and are in full compliance with its certificate of incorporation and by-laws or partnership agreement, as the case may be. No consent or approval of, or other action by, shareholders of the Parent, any Borrower, any Governmental Authority or any other Person, which has not already been obtained, is required to authorize in respect of the Parent or any of its Subsidiaries, or is required in connection with the execution, delivery and performance by the Parent and each of its Subsidiaries of, the Loan Documents to which it is a party, or is required as a condition to the enforceability against the Parent or such Subsidiary of the Loan Documents to which it is a party.

      4.4     Binding Agreement

              The Loan Documents constitute the valid and legally binding obligations of the Parent and each of its Subsidiaries to the extent the Parent or such Subsidiary, as the case may be, is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to the availability of specific performance as a remedy and except to the extent that indemnification obligations may be limited by federal or state securities laws or public policy relating thereto.

      4.5     Litigation

              Except as set forth on Schedule 4.5, there are no actions, suits, arbitration proceedings or claims (whether purportedly on behalf of the Parent, any of its Subsidiaries or otherwise) pending or, to the knowledge of the Parent and the Borrowers, threatened against the Parent or any of its Subsidiaries, or maintained by the Parent or any of its Subsidiaries, or which may affect the Property of the Parent or any of its Subsidiaries, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse effect. There are no proceedings pending or, to the knowledge of the Parent and the Borrowers, threatened against the Parent or any of its Subsidiaries (a) which call into question the validity or enforceability of, or otherwise seek to invalidate any Loan Document, or (b) which might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

      4.6     No Conflicting Agreements

              (n) Neither the Parent nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its Property is bound the effect of which could reasonably be expected to have a Material Adverse effect. No notice to, or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Parent or any of its Subsidiaries of the Loan Documents to which it is a party (except those notices or filings which have already been made).

              (b) No provision of any statute, rule, regulation, judgment, decree or order, or any existing material mortgage, indenture, contract or agreement, in each case binding on the Parent or any of its Subsidiaries or affecting the Property of the Parent or any of its Subsidiaries conflicts with, or requires any consent which has not already been obtained under, or would in any way prohibit the execution, delivery or performance by the Parent or any of its Subsidiaries of the terms of, any Loan Document. The execution, delivery or performance by the Parent and each of its Subsidiaries of the terms of each Loan Document to which it is a party will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Parent or any of its Subsidiaries pursuant to the terms of any such mortgage, indenture, contract or agreement which defaults or Liens, individually or in the aggregate, would have or result in a Material Adverse effect.

      4.7     Taxes

              The Parent and each of its Subsidiaries has filed or caused to be filed all tax returns, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against them, the failure of which to file or pay could reasonably be expected to have a Material Adverse effect, and no tax Liens have been filed against the Parent or any of its Subsidiaries and no claims are being asserted with respect to such taxes which are required by GAAP (as in effect on the Effective Date) to be reflected in the Financial Statements and are not so reflected therein. The charges, accruals and reserves on the books of the Parent and each of its Subsidiaries with respect to all Federal, state, local, foreign and other taxes are considered by the management of the Parent and the Borrowers to be adequate, and neither the Parent nor any Borrower knows of any unpaid assessment which is or might be due and payable against it or any of its Subsidiaries or any Property of the Parent or any of its Subsidiaries, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.

      4.8     Compliance with Applicable Laws; Filings

              Neither the Parent nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse effect. The Parent and each of its Subsidiaries is complying with all applicable statutes, rules and regulations of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse effect. The Parent and each of its Subsidiaries has filed or caused to be filed with all Governmental Authorities all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests which, if not so filed, could reasonably be expected to have a Material Adverse effect. Each Borrower, prior to each borrowing by it hereunder in any jurisdiction, has obtained all necessary approvals and consents of, and has filed or caused to be filed all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests of, all Governmental Authorities in connection with such borrowing in such jurisdiction.

      4.9     Governmental Regulations

              Neither the Parent nor any of its Subsidiaries nor any corporation controlling the Parent or any of its Subsidiaries or under common control with the Parent or any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, in each case as amended, or is subject to any statute or regulation which regulates the incurrence of Indebtedness, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

      4.10    Property

              Each of the Parent and each of its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its real Property, and is the owner of, or has a valid lease of, all personal property, in each case which is material to the Parent and its Subsidiaries taken as a whole, subject to no Liens, except such Liens permitted by Section

8.3. All leases of Property to each of the Parent and each of its Subsidiaries are in full force and effect, the Parent or such Subsidiary enjoys quiet and undisturbed possession under all leases of real property and neither the Parent nor any of its Subsidiaries is in default beyond any applicable grace period of any provision thereof, the effect of which could reasonably be expected to have a Material Adverse effect.

      4.11    Federal Reserve Regulations; Use of Loan Proceeds

              Neither the Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans or any Letter of Credit will be used, directly or indirectly, for a purpose which violates the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended. Anything in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Parent or any of its Subsidiaries in violation of any limitation or prohibition provided by any applicable law, regulation or statute, including Regulation U of the Board of Governors of the Federal Reserve System.

      4.12    No Misrepresentation

              No representation or warranty contained in any Loan Document and no certificate, Financial Statement, other financial statement or written notice furnished or to be furnished by the Parents or any of its Subsidiaries in connection with the transactions contemplated hereby, contains or will contain, as of its date, a misstatement of material fact, or omits or will omit to state, as of its date, a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.

      4.13    Plans

              (a) Each Employee Benefit Plan of the Parent, each of its Subsidiaries and each ERISA Affiliate is in compliance with ERISA and the Code, where applicable, in all material respects. The amount of (a) all Unfunded Pension Liabilities under the Pension Plans, excluding any Pension Plan which is a Multiemployer Plan, does not exceed $2,000,000, and (b) the aggregate Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans does not exceed $2,000,000. The Parent, each of its Subsidiaries and each ERISA Affiliate have complied with the requirements of Section 515 of ERISA with respect to each Pension Plan which is a Multiemployer Plan. The aggregate potential annual withdrawal liability payments, as determined in accordance with Title IV of ERISA, for which the Parent, each of its Subsidiaries and each ERISA Affiliate would become obligated in the event of a complete or partial withdrawal from all Pension Plans which are Multiemployer Plans does not exceed $2,000,000. The Parent, each of its Subsidiaries and each ERISA Affiliate has made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement where the failure to make such contributions or payments could reasonably be expected to have a Material Adverse effect. No liability to the PBGC has been, or is expected by the Parent, any of its Subsidiaries or any ERISA Affiliate to be, incurred by the Parent, any of its Subsidiaries or any ERISA Affiliate where such liability could reasonably be expected to have a Material Adverse effect. Liability, as referred to in this Section 4.13, includes any joint and several liability. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code.

              (b) All contributions required to be made with respect to each Foreign Pension Plan have been timely made. Each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable Governmental Authorities. Neither the Parent nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan required to be funded, determined as of the end of the most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by more than the foreign exchange equivalent (based on the applicable spot exchange rate) of $2,000,000.

      4.14    Environmental Matters

              Neither the Parent nor any of its Subsidiaries (a) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a Material Adverse effect, arising in connection with (i) any non-compliance with or violation of the requirements of any applicable federal, state, local or foreign environmental health or safety statute or regulation, or
(ii) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (b) to the best knowledge of the Parent and the Borrowers, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate could reasonably be expected to have a Material Adverse effect, (c) has received notice of any federal, state, local or foreign investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Parent or any of its Subsidiaries is or would be liable, which liability would reasonably be expected to have a Material Adverse effect, or (d) has received notice that the Parent or any of its Subsidiaries is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., or any analogous state, local or foreign law, which liability would reasonably be expected to have a Material Adverse effect. The Parent and each of its Subsidiaries is in compliance with the financial responsibility requirements of federal, state, local and foreign environmental laws to the extent applicable, including those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous federal, state, local or foreign law, except in those cases in which the failure so to comply would not reasonably be expected to have a Material Adverse effect.

      4.15    Financial Statements

              The Parent has heretofore delivered to the Administrative Agent and the Lenders copies of its Form 10-K for the fiscal year ended January 31, 1995, containing the audited Consolidated Balance Sheets of the Parent and its Subsidiaries as of such date and the related Consolidated Statements of Income, Stockholders' Equity and Cash Flows for the fiscal year then ended (collectively, with the applicable related notes and schedules, the "Financial Statements"). The Financial Statements fairly present the Consolidated financial condition and results of the operations of the Parent and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP as then in effect subject, in the case of interim Financial Statements, to normal year-end adjustments. Neither the Parent nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP as then in effect, should have been disclosed in the Financial Statements and was not. Since January 31, 1995, there has been no Material Adverse change.

      4.16    Franchises, Intellectual Property, Etc.

              Each of the Parent and each of its Subsidiaries possesses or has the right to use all franchises, Intellectual Property, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse effect. No event has occurred which permits or, to the best knowledge of the Parent and the Borrowers, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, Intellectual Property, license or other right which revocation or termination could reasonably be expected to have a Material Adverse effect.

      4.17    Labor Relations

              Except as set forth on Schedule 4.17, neither the Parent nor any of its Subsidiaries is a party to any collective bargaining agreement and, to the best knowledge of the Parent and the Borrowers, no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative with respect to the Parent or such Subsidiary. There are no material controversies pending between the Parent or any of its Subsidiaries and any of their respective employees, which could reasonably be expected to have a Material Adverse effect.


5.    CONDITIONS OF LENDING - LOANS ON THE FIRST BORROWING DATE

      In addition to the requirements set forth in Section 6, the obligation of each Lender to make one or more Loans, the obligation of the Swing Line Lender to make one or more Swing Line Loans and the obligation of the Issuing Bank to issue one or more Letters of Credit, on the first Borrowing Date (which shall not occur prior to the Effective Date) is subject to the fulfillment of the following conditions prior to or simultaneously with the making of such Loans or the issuance of such Letters of Credit:

      5.1     Evidence of Corporate Action

              The Administrative Agent shall have received a certificate, dated the first Borrowing Date, of the Secretary or Assistant Secretary of each Credit Party (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing all necessary corporate action (in form and substance reasonably satisfactory to the

Administrative Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its organizational documents, (iii) setting forth the incumbency of its officer(s) who may sign such Loan Documents, including therein a signature specimen of such officer(s), and (iv) attaching a certificate of good standing of the Secretary of State of the State of its incorporation and each of the jurisdictions listed on Schedule 5.1, in each case to the extent such certificate of good standing is available.

      5.2     Guaranty

              Each of the Parent, Tiffany, Tiffany International and Tiffany Japan shall have delivered to the Administrative Agent a guaranty, dated as of the date hereof, executed by such Credit Party and in the form of Exhibit N (as the same may be amended, supplemented or otherwise modified from time to time, the "Guaranty").

      5.3     Approvals

              The Administrative Agent shall have received evidence reasonably satisfactory to it that all approvals and consents of all Governmental Authorities, and all approvals and all consents of all other Persons, in each case which are required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents have been obtained and that all required notices have been given, and the Administrative Agent shall have received a certificate, in all respects reasonably satisfactory to the Administrative Agent, of the Responsible Officer to the foregoing effect to the best knowledge of such officer.

      5.4     Litigation

              There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting any Loan Document or any transaction contemplated by the Loan Documents, and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending seeking to prevent or delay any of the foregoing or challenging any term or provision thereof or seeking any damages in connection therewith, and the Administrative Agent shall have received a certificate, in all respects reasonably satisfactory to the Administrative Agent, of the executive officers or analogous counterparts of the Parent to the foregoing effect to the best knowledge of such officer.

      5.5     Approval of Special Counsel

              All legal matters incident to the making of the Loans on the first Borrowing Date shall be reasonably satisfactory to Special Counsel, and the Administrative Agent shall have received from Special Counsel an opinion, dated the first Borrowing Date, substantially in the form of Exhibit P.

      5.6     Opinion of Counsel to the Borrowers and the Parent

              (a) The Administrative Agent shall have received an opinion of Scott A. Klion, Esq., Associate General Counsel to the Parent and counsel to the Domestic Borrowers, dated the first Borrowing Date, substantially in the form of Exhibit O-1.

              (b) The Administrative Agent shall have received, in respect of each Borrower which is not a Domestic Borrower, an opinion of local foreign counsel, reasonably satisfactory to the Administrative Agent, to such Borrower, dated the first Borrowing Date, substantially in the form of Exhibit O-2.

      5.7     Existing Indebtedness

              All Indebtedness set forth on Schedule 5.7 shall have been paid in full, all Liens, if any, securing the same shall have been terminated, and the Administrative Agent shall have received satisfactory evidence of the foregoing.

      5.8     Payment of Fees

              The Parent and the Borrowers shall have paid to the Issuing Bank, the Swing Line Lender, the Administrative Agent, the Arranging Agent and the Lenders all fees and all expenses which they shall have agreed to pay, to the extent such fees and expenses shall have become payable on or prior to the first Borrowing Date, and shall have paid the reasonable fees and disbursements of Special Counsel in connection with such agreement to the extent billed therefor.

      5.9     Other Documents

              The Administrative Agent shall have received such other documents (including financial statements and projections), each in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall reasonably require in connection with the making of the first Loans and the issuance of the first Letters of Credit.

6.    CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT

      The obligation of each Lender to make each Loan, the obligation of the Swing Line Lender to make each Swing Line Loan and the obligation of the Issuing Bank to issue each Letter of Credit is subject to the fulfillment of the following conditions precedent:

      6.1     Compliance

              On each Borrowing Date, and after giving effect to the Loans to be made, and the Letters of Credit to be issued, on such Borrowing Date, (a) there shall exist no Default or Event of Default and (b) the representations and warranties contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date except to the extent that any representation or warranty under
Section 4.1 expressly relates to an earlier date.

      6.2     Loan Closings

              All documents required by the provisions of this Agreement to have been executed or delivered by each Credit Party to the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender on or before the applicable Borrowing Date shall have been so executed or delivered on or before such Borrowing Date.

      6.3     Borrowing or Letter of Credit Request

              The receipt by the Administrative Agent of a Notice of Borrowing, in the case of such Loan, or a Letter of Credit Request, in the case of a Letter of Credit, executed by the Parent and the applicable Borrower making such request.

      6.4     Other Documents

              The Administrative Agent shall have received such other documents (including financial statements and projections), each in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall reasonably require in connection with the making of the Loans and the issuance of the Letters of Credit on such Borrowing Date.


7.    AFFIRMATIVE AND FINANCIAL COVENANTS

      The Parent agrees that, so long as any Loan Document is in effect, any Loan, Letter of Credit or reimbursement obligation (contingent or otherwise) in respect of any Letter of

Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Administrative Agent, the Parent will:

      7.1     Legal Existence

              Except as may otherwise be permitted by Sections 8.4, 8.5 and 8.6, maintain, and cause each of its Subsidiaries to maintain, (a) its corporate or partnership existence, as the case may be, and (b) such existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse effect; provided however, that subject to Section 8, nothing in this Section 7.1 shall prevent the abandonment or termination of the corporate existence or good standing of any Subsidiary of the Parent (other than Tiffany, Tiffany International and Tiffany Japan) in any jurisdiction if (i), in the reasonable judgment of the Parent and such Subsidiary, such abandonment or termination is in the best interest of the Parent and its Subsidiaries taken as a whole and would not have a Material Adverse effect and (ii) such Subsidiary, at the time of such abandonment or termination, has no obligations, contingent or otherwise, under any Loan Documents to any Lender, the Swing Line Lender, the Issuing Bank or the Administrative Agent.

      7.2     Taxes

              Pay and discharge when due, and cause each of its Subsidiaries so to do, all taxes, assessments, governmental charges, license fees and levies upon or with respect to the Parent and such Subsidiary, and upon the income, profits and Property thereof unless, and only to the extent, that (a) such taxes, assessments, governmental charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Parent or such Subsidiary, and (b) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor.

      7.3     Insurance

              Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound insurance carriers against at least such risks, and in at least such amounts, as are usually insured against by similar businesses, including business interruption, public liability (bodily injury and property damage), fidelity, workers' compensation (where required) and property insurance, upon request a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby; except that the Parent or any of its Subsidiaries may effect workers' compensation or similar insurance in respect of operations in any jurisdiction either through an insurance fund operated by such jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws and good business practice.

      7.4     Performance of Obligations

              Pay and discharge promptly when due, and cause each of its Subsidiaries so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (a) have a Material Adverse effect, or (b) become a Lien on the Property of the Parent or any of its Subsidiaries, except those Liens permitted under Section 8.3, provided that neither the Parent nor such Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such Indebtedness, obligation or claim so long as (i) the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted by the Parent or such Subsidiary, and (ii) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor.

      7.5     Condition of Property

              Except for ordinary wear and tear, at all times, maintain, protect and keep in good repair, working order and condition, all Property used in the operation of its business (other than Property which is replaced with similar Property), except (i) to the extent that the failure so to do would not, individually or in the aggregate, have a Material Adverse effect, and cause each of its Subsidiaries so to do and (ii) as permitted under Sections 8.3 and 8.4.

      7.6     Observance of Legal Requirements

              Observe and comply in all material respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it or to such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse effect.

      7.7     Financial Statements and Other Information

              Maintain, and cause each of its Subsidiaries to maintain, a standard system of accounting in accordance with GAAP, and furnish to each
Lender:

              (a) As soon as available and, in any event, within 105 days after the close of each fiscal year, a copy of (i) the Balance Sheet as of the end of such fiscal year, of the Parent on a Consolidated basis, and (ii) the related Statements of Income, Cash Flows and Shareholder's Equity for such fiscal year, of the Parent on a Consolidated basis, setting forth in each case in comparative form the corresponding figures in respect of the previous fiscal year, all in reasonable detail, and accompanied by, in the case of such Consolidated financial statements, a report of the Accountants, which report shall state that
(A) the Accountants audited such Consolidated financial statements, (B) such audit was made in accordance with generally accepted auditing standards in effect at the time and provides a reasonable basis for such opinion, and (C) said Consolidated financial statements have been prepared in accordance with GAAP;

              (b) Simultaneously with the delivery of the certified statements required by clause (a) above, copies of a certificate of such Accountants stating that, in making the examination necessary for their audit of the Consolidated financial statements of the Parent for such fiscal year, nothing came to their attention of a financial or accounting nature that caused them to believe that there shall have occurred any condition or event which would constitute a Default or an Event of Default, or, if so, specifying in such certificate all such Defaults and Events of Default and the nature and status thereof;

              (c) As soon as available, and in any event within 50 days after the end of each of the first three fiscal quarters, and 105 days after the end of the last fiscal quarter, of each fiscal year, a copy of (i) the Balance Sheet, as of the end of such quarter, of the Parent on a Consolidated basis and
(ii) the related Statements of Income, Cash Flows and Shareholder's Equity, of the Parent on a Consolidated basis for (x) such quarter, and (y) the period from the beginning of the then current fiscal year to the end of such quarter, in each case in comparative form with the prior fiscal year, all in reasonable detail and prepared in accordance with GAAP (without footnotes and subject to year-end adjustments), together with a certificate of the Responsible Officer, which certificate shall state that all such financial statements fairly present the financial condition and results of operations of the Parent and its Subsidiaries and have been prepared in accordance with GAAP (but without footnotes and subject to year-end adjustments);

              (d) Notwithstanding anything to the contrary contained herein, the Parent may satisfy its obligation to furnish (i) the Consolidated financial statements referred to in clause (a) above by furnishing, as soon as available, and in any event within 105 days after the end of the applicable fiscal year, a copy of the annual audited Consolidated financial statements of the Parent and its Subsidiaries prepared in conformity with GAAP and as filed with the SEC for such fiscal year, and (ii) the Consolidated financial statements referred to in clause (c) above by furnishing, as soon as available, and in any event within 50 days after the end of the applicable fiscal quarter, copies of the Consolidated financial statements of the Parent and its Subsidiaries as filed with the SEC for the applicable fiscal quarter;

              (e) Simultaneously with the delivery of the financial statements required by clauses (a), (c) and (d) above, a certificate of the Responsible Officer certifying that to the best of his knowledge no condition or event has occurred which would constitute a Default or an Event of Default, or if so, specifying in such certificate all such violations, conditions and events and the nature and status thereof;

              (f) Within 50 days after the end of each of the first three fiscal quarters, and within 105 days after the end of the last fiscal quarter, of each fiscal year, a Compliance Certificate, as of the end of such fiscal quarter, certified by the Responsible Officer;

              (g) As soon as available, and in any event within two Business Days after any downgrade or withdrawal by either S&P or Moody's of the senior unsecured long term debt Rating assigned to the Parent, written notice to the Administrative Agent and each Lender thereof, and the effective date thereof, in each case certified by the Responsible Officer;

              (h) Prompt written notice upon the Parent or any of its Subsidiaries obtaining knowledge that: (i) any Indebtedness of the Parent or any of its Subsidiaries in an aggregate amount in excess of $5,000,000 shall have been declared or become due and payable prior to its stated maturity, or called and not paid when due, or required to be purchased or otherwise acquired by the Parent or any of its Subsidiaries prior to its stated maturity, and whether such acceleration shall have been rescinded or annulled, or (ii) the holders of any notes, or other evidence of Indebtedness, certificates or securities evidencing any such Indebtedness, or any obligees with respect to any other Indebtedness of the Parent or any of its Subsidiaries, have the right to declare Indebtedness in an aggregate amount in excess of $5,000,000 due and payable prior to its stated maturity or have the right to require the Parent or any of its Subsidiaries to purchase or otherwise acquire any such Indebtedness prior to its stated maturity and whether such right shall have been waived;

              (i) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Parent or any of its Subsidiaries a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse effect, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise or other authorization issued to the Parent or any of its Subsidiaries by any Governmental Authority, (iii) any refusal by any Governmental Authority to renew or extend any license, permit, franchise or other authorization, and (iv) any dispute between the Parent or any of its Subsidiaries and any Governmental Authority, which lapse, termination, refusal or dispute, referred to in clause
(ii), (iii) or (iv) above, could reasonably be expected to have a Material Adverse effect;

              (j) Promptly upon becoming available, copies of all regular, periodic or special reports, schedules, proxy statements, registration statements, 10-Ks, 10-Qs and 8-Ks which the Parent or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, and copies of all material news releases sent to financial analysts;

              (k) Prompt written notice in the event that the Parent or any of its Subsidiaries knows, or has reason to know, that (i) any Termination Event with respect to a Pension Plan has occurred or will occur, (ii) any condition exists with respect to a Pension Plan (other than a Multiemployer Plan) which presents a material risk of termination of such Pension Plan by the PBGC, imposition of an excise tax on the Parent, any of its Subsidiaries or any ERISA Affiliate or the requirement that the Parent, any of its Subsidiaries or any ERISA Affiliate provide security to any Pension Plan, (iii) the Parent, any of its Subsidiaries or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan,
(iv) the aggregate amount of the Unfunded Pension Liabilities under all Pension Plans (other than Multiemployer Plans) has increased to an amount in excess of $2,000,000, (v) the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans has increased to an amount in excess of $2,000,000, (vi) the Parent, any of its Subsidiaries or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to an Employee Benefit

Plan, (vii) the imposition of a tax upon the Parent or any of its Subsidiaries under Section 4980B(a) of the Code, or (viii) the assessment of a civil penalty under Section 502(c) of ERISA against the Parent or any of its Subsidiaries, or
(ix) any condition with respect to a Multiemployer Plan exists which presents a risk of material liability to the Parent or any of its Subsidiaries or would reasonably be expected to have a Material Adverse effect, in each case together with a certificate of the Responsible Officer setting forth the details of such event and the action which the Parent, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto, together with a copy of all notices and filings with respect thereto;

              (l) Prompt written notice in the event that the Parent, any of its Subsidiaries or any ERISA Affiliate shall receive a demand letter from the PBGC notifying the Parent, such Subsidiary or such ERISA Affiliate of any final decision finding liability of the Parent, any of its Subsidiaries or any ERISA Affiliate and the date by which such liability must be paid, together with a copy of such letter and a certificate of the Responsible Officer setting forth the action which the Parent, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto;

              (m) Promptly upon the same becoming available, and in any event by the date such amendment is adopted, a copy of any Pension Plan amendment that the Parent, any of its Subsidiaries or any ERISA Affiliate proposes to adopt which would require the posting of security under Section 401(a)(29) of the Code, together with a certificate of the Responsible Officer setting forth the reasons for the adoption of such amendment and the action which the Parent, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto;

              (n) As soon as possible and in any event by the 10th day after any required installment or other payment under Section 412 of the Code owed to a Pension Plan by the Parent, any of its Subsidiaries or any ERISA Affiliate shall have become due and owing and remain unpaid a copy of the notice of failure to make required contributions provided to the PBGC by the Parent, any of its Subsidiaries or any ERISA Affiliate under Section 412(n) of the Code, together with a certificate of the Responsible Officer setting forth the action which the Parent, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto;

              (o) If the termination of any Pension Plan would result in the imposition of any tax under Section 4980 of the Code, then as soon as possible, but in no event less than 60 days before the due date of the tax, a certificate of the Responsible Officer setting forth the estimated amount of the tax, any reversion, and the proposed use of the reversion (this Section 7.7(o) shall apply to a transaction notwithstanding a reduction or complete elimination of the tax because of the operation of either Sections 4980(d) or 420(a)(3)(A) of the Code);

              (p) Upon a Responsible Officer becoming aware thereof, prompt written notice that a material contribution required to be made to any Foreign Pension Plan has not been timely made, the failure of which would reasonably be expected to have a Material Adverse effect;

              (q) Upon a Responsible Officer becoming aware thereof, prompt written notice of the occurrence of (i) each Default, (ii) each Event of Default, and (iii) each Material Adverse change;

              (r) Promptly upon receipt thereof, copies of all audit reports relating to the Parent or any of its Subsidiaries submitted by the Accountants in connection with each annual, interim or special audit of the books of the Parent or any of its Subsidiaries; and

              (s) Promptly upon request therefor, such other information and reports regarding the business, condition (financial or otherwise), property or prospects of the Parent and its Subsidiaries, as the Administrative Agent or any Lender at any time or from time to time may reasonably request.

      7.8     Inspection

              At all reasonable times, upon reasonable prior notice, permit representatives of the Administrative Agent or any Lender to visit the offices of the Parent or each of its Subsidiaries, to examine the books and records thereof and Accountants' reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of the Parent or each of its Subsidiaries with the respective officers thereof, and to examine and inspect the Property of the Parent or each of its Subsidiaries and to meet and discuss the affairs of the Parent and each of its Subsidiaries with the Accountants.

      7.9     Authorizations

              Maintain and cause each of its Subsidiaries to maintain, in full force and effect, all copyrights, patents, trademarks, trade names, franchises, licenses, permits, applications, reports, and other authorizations and rights, as are necessary for the conduct from time to time of their businesses, except to the extent the failure so to maintain such items, individually or in the aggregate, could not reasonably be expected to have a Material Adverse effect.

      7.10    Subsidiaries

              (a) At all times maintain (directly or indirectly), beneficially and of record, (i) at least 51% of the voting control of, and at least 51% of the equity in, Tiffany & Co. K.K., and (ii) 100% of the voting control of, and 100% of the equity in, each other Subsidiary Borrower.

              (b) Except as set forth on Schedule 4.1 or as may otherwise be permitted by Sections 8.4, 8.5 and 8.6, at all times maintain (directly or indirectly), beneficially and of record, 100% of the voting control of, and 100% of the equity in, each of its other Subsidiaries.

      7.11    Leverage Ratio

              At all times have a Leverage Ratio not greater than 0.55:1.00.

      7.12    Interest Coverage Ratio

              At all times have an Interest Coverage Ratio greater than 2.50:1.00.


8.    NEGATIVE COVENANTS

      The Parent agrees that, so long as any Loan Document is in effect, any Loan, Letter of Credit or reimbursement obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender, the Swing Line Lender or the Administrative Agent, the Parent shall not, directly or indirectly:

      8.1     Indebtedness

              Create, incur, assume or suffer to exist any Indebtedness, or permit any of its Subsidiaries so to do, except any one or more of the following types of Indebtedness: (a) Indebtedness under the Loan Documents, (b) Indebtedness of the Subsidiaries of the Parent in an aggregate principal amount not in excess of $25,000,000 at any one time outstanding (i) in respect of capital leases, (ii) secured by Liens on Property acquired by any such Subsidiary after the date hereof provided that such Liens are in existence on the date of such acquisition and were not placed on such Property in contemplation of such acquisition, and (iii) other purchase money Indebtedness of the Subsidiaries of the Parent, provided that, in each case under this clause
(b), the Lien securing such Indebtedness is permitted by Section 8.3, (c) Indebtedness set forth on Schedule 8.1 and any refinancings, extensions and renewals thereof, (d) Indebtedness set forth on Schedule 5.7, provided that it will be repaid in full simultaneously with the making of the Loans on the first Borrowing Date, (e) Intercompany Debt, (f) other Indebtedness of the Subsidiaries of the Parent in an aggregate principal amount at any one time outstanding not to exceed the difference between (x) $35,000,000 and (y) the outstanding principal amount of all Indebtedness under (b) above, provided that immediately before and after giving effect to the creation, incurrence or assumption of such Indebtedness no Default or Event of Default shall or would exist, (g) Indebtedness of the Parent, provided that immediately before and after giving effect to the creation, incurrence or assumption of such Indebtedness no Default or Event of Default shall or would exist, (h) Indebtedness in the form of a deferred payable of Tiffany to Mitsukoshi Limited in the principal amount of 2.5 billion Japanese yen and (i) Indebtedness of Tiffany Japan (which Indebtedness may be guaranteed by the Parent, Tiffany and/or Tiffany International) up to a maximum principal amount in the aggregate of 7.7 billion Japanese yen, which Indebtedness (including any such guaranty thereof) (i) shall mature no earlier than June 30, 2001, (ii) shall not require principal amortization, sinking fund or similar payments in excess of 25% of the initial principal amount of such Indebtedness before June 30, 2001, (iii) shall be unsecured and (iv) shall contain affirmative, financial and negative covenants with respect to the Parent, Tiffany and Tiffany International no more limiting or restrictive than those contained in this Agreement, provided that immediately before and after giving effect to the incurrence of such Indebtedness no Default or Event of Default shall or would exist and provided further that Tiffany Japan shall immediately make available to Tiffany from the proceeds of such Indebtedness an amount equal to the outstanding principal amount of and accrued interest on the Indebtedness of Tiffany to Mitsukoshi Limited referred to in clause (h) above to enable Tiffany immediately to repay in full and cancel such Indebtedness.

      8.2 Interest Rate Protection Arrangements and Other Hedging Arrangements

              Create, incur, assume or suffer to exist any indebtedness under or in respect of any Interest Rate Protection Arrangement or any Other Hedging Arrangement, or permit any of its Subsidiaries so to do, except (i) foreign currency purchased put options and forward exchange contracts intended to reduce the risk on foreign currency denominated transactions and (ii) interest rate swap agreements to modify the interest rate characteristics of up to $100,000,000 notional principal amount of Indebtedness.

      8.3     Liens

              Create, incur, assume or suffer to exist any Lien against or on any Property now owned or hereafter acquired by the Parent or any of its Subsidiaries, or permit any of its Subsidiaries so to do, except any one or more of the following types of Liens: (a) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under Section 412 of the Code), (b) Liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, in each such case arising in the ordinary course of business, (c) mechanics', workmen's, carriers', warehousemen's, materialmen's, landlords', or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted, (d) Liens for taxes, assessments, fees or governmental charges the payment of which is not required by Section 7.2, (e) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially impair its use for the operation of the business of the Parent or such Subsidiary, (f) Liens set forth on Schedule 8.3 and any renewal thereof, (g) Liens under capital leases and Liens on Property (including, in the event such Property constitutes capital stock of a newly acquired Subsidiary of the Parent, Liens on the Property of such Subsidiary) hereafter acquired and either existing on such Property when acquired, or created contemporaneously with such acquisition, to secure the payment or financing of the purchase price thereof, provided that such Liens attach only to the Property so purchased or acquired and provided further that the Indebtedness secured by such Liens is permitted by Section 8.1(b), (h) Liens created under the Loan Documents, (i) statutory Liens in favor of lessors arising in connection with Property leased to the Parent or any of its Subsidiaries, (j) Liens of attachments, judgments or awards against the Parent or any of its Subsidiaries with respect to which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, or which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Parent or such Subsidiary, and (k) Intercompany Liens.

      8.4     Dispositions

              Make any Disposition or permit any of its Subsidiaries so to do, except any one or more of the following: (a) Dispositions of any Investments permitted under Sections 8.7(a), (b), (c), (d) or (e), (b) Intercompany Dispositions, (c) Dispositions in the ordinary course of business (including the disposition of closed stores and the disposition of certain New Jersey facilities in connection with the consolidation of such facilities' operations into a new facility to be constructed and leased in Parsippany, New Jersey), and
(d) other Dispositions of Property having a fair market value which, when aggregated with the fair market value of all other Dispositions of Property (other than Dispositions described in the preceding clauses (a), (b) and (c) made on and after the Effective Date, would not exceed $75,000,000 on a Consolidated basis, provided, however, that immediately before and after giving effect thereto, no Default or Event of Default shall or would exist.

      8.5     Merger or Consolidation, Etc.

              (a) Consolidate with, be acquired by, or merge into or with any Person, or, except as permitted by Section 8.4, convey or otherwise transfer all or substantially all of its Property, or permit any of its Subsidiaries so to do, except that:

                  (i) any of its wholly-owned Subsidiaries (other than a Borrower) may consolidate with or merge with any of its other Subsidiaries (other than a Borrower), or convey or transfer all or substantially all of its Property to any of its other wholly-owned Subsidiaries (other than a Borrower), provided that (x) immediately before and after giving effect thereto no Default or Event of Default shall or would exist and (y) the Administrative Agent shall have received 15 Business Days' prior written notice thereof, and

                  (ii) any of its wholly-owned Subsidiaries may consolidate with or merge with any Subsidiary Borrower, or convey or transfer all or substantially all of its Property to any Subsidiary Borrower, provided that (w) immediately before and after giving effect thereto no Default or Event of Default shall or would exist, (x) such Subsidiary Borrower shall be the survivor of such consolidation or merger, (y) the Administrative Agent shall have received 15 Business Days' prior written notice of such consolidation, merger, conveyance or transfer, and (z) the Administrative Agent shall have received such documents, opinions and certificates as the Administrative Agent shall have reasonably requested in connection therewith.

      8.6     Acquisitions

              Make any Acquisition, or permit any of its Subsidiaries so to do, except any one or more of the following: (a) Acquisitions of Investments permitted by Section 8.7, (b) Intercompany Acquisitions permitted by Section 8.5, and (c) Acquisitions by the Parent or any of its Subsidiaries, provided that (i) immediately before and after giving effect to each such Acquisition no Default or Event of Default shall or would exist, (ii) immediately after giving effect to each such Acquisition, all of the representations and warranties contained in Section 4 shall be true and correct as if then made except to the extent that any representation or warranty under Section 4.1 expressly relates to an earlier date, and (iii) the aggregate consideration paid for all such Acquisitions shall not exceed $50,000,000.

      8.7     Investments

              Any time hold, purchase, invest in or otherwise acquire any derivative product or any interest therein or any debt security or Stock of, or any other equity interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in any Person (all of which are sometimes referred to herein as "Investments"), or permit any of its Subsidiaries so to do, except any one or more of the following Investments: (a) Investments in short-term direct obligations of the United States of America (and not the agencies or instrumentalities thereof),
(b) Investments in short-term debt securities of any issuer, provided that the principal thereof and interest thereon is unconditionally guaranteed by the United States of America (and not the agencies or instrumentalities thereof),
(c) Investments in short-term certificates of deposit, in Dollars, of any Lender or any other depository institution chartered under the laws of the United States of America or any State thereof the deposits of which are insured by the Federal Deposit Insurance Corporation and which has capital and undivided surplus of not less than $500,000,000, (d) Investments in commercial paper having a commercial paper rating of not lower than (i) A-1 by S&P, or (ii) P-1 by Moody's, (e) Investments existing on the date hereof and set forth on
Schedule 8.7, (f) Investments in Intercompany Debt, (g) Investments in the Parent or any Subsidiary or any Person who immediately thereafter becomes a Subsidiary, (h) Investments from the net cash proceeds received from the issuance of additional shares of the Parent's capital stock, (i) Acquisitions permitted by Section 8.6, (j) Investments in short-term certificates of deposit or similar instruments, in any Currency other than Dollars, of any bank which has capital and undivided surplus of not less than the equivalent of $1,000,000,000, and (k) additional Investments in an aggregate amount not exceeding $5,000,000 or the equivalent thereof.

      8.8     Restricted Payments

              Make any Restricted Payment or permit any of its Subsidiaries so to do, except any one or more of the following Restricted Payments: (a) any direct or indirect wholly-owned Subsidiary of the Parent may make dividends or other distributions to the Parent or to any other direct or indirect wholly-owned Subsidiary of the Parent, (b) the Parent may make regular periodic dividends at a rate which is substantially consistent with past practice, provided that immediately before and after giving effect thereto, no Default or Event of Default shall or would exist, and (c) The Parent may from time to time purchase up to $100,000,000 in aggregate amount of its Stock, provided that immediately before and after giving effect thereto no Default or Event of Default shall or would exist.

      8.9     Limitation on Upstream Dividends by Subsidiaries

              Permit, cause or suffer to exist, any of its Subsidiaries to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement) with any Person pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends on any class of its stock owned directly or indirectly by the Parent or any of its other Subsidiaries or from making any other distribution on account of any class of any such stock (herein referred to as "Upstream Dividends"), or (b) the declaration or payment of Upstream Dividends by a Subsidiary of the Parent to the Parent or another Subsidiary of the Parent, on an annual or cumulative basis, is or would be otherwise limited or restricted.

      8.10    Transactions with Affiliates

              Become, or permit any of its Subsidiaries to become, a party to any material transaction with any Affiliate of the Parent on a basis less favorable in any material respect than if such transaction were not with an Affiliate of the Parent.

9.    DEFAULT

      9.1     Events of Default

              The following shall each constitute an "Event of Default" hereunder:

              (a) The failure of any Borrower to make any principal payment on any Loan or any reimbursement payment in respect of any Letter of Credit when due and payable; or

              (b) The failure of any Borrower to make payment of any installment of interest on any Loan or any fee or other amount payable under or in respect of any Loan Document on the date when due and payable and such default shall continue unremedied for a period of three Business Days after the same shall have become due; or

              (c) The failure of the Parent or any Borrower to observe or perform any covenant or agreement contained in Section 2.18, 7.1(a), 7.11 or 7.12, or in Section 8; or

              (d) The failure of the Parent or any Borrower to observe or perform any other covenant or agreement contained in this Agreement, and such failure shall have continued unremedied for a period of 30 days after any Responsible Officer shall have become aware of such failure; or

              (e) Any representation or warranty of any Credit Party (or of any of its officers on its behalf) made in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered on or after the date hereof pursuant to any Loan Document, shall in any such case prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

              (f) (i) Liabilities and/or other obligations in an aggregate amount in excess of $5,000,000 of the Parent or any of its Subsidiaries on a Consolidated basis (other than the obligations hereunder and Intercompany Debt), whether as principal, guarantor, surety or other obligor, for the payment or purchase of any Indebtedness, (A) shall become or shall be declared to be due and payable prior to the expressed maturity thereof (unless such acceleration shall have thereafter been unconditionally rescinded or annulled prior to the time that the Aggregate Commitment has been terminated or the Loans have become or been declared due and payable), or (B) shall not be paid when due or within any grace period for the payment or purchase thereof, or (ii) any holder of any such obligations shall have the right to declare the Indebtedness evidenced thereby due and payable or to require the purchase of the Indebtedness evidenced thereby prior to its stated maturity (unless such right shall thereafter have been unconditionally waived prior to the time such holder shall have declared such Indebtedness due and payable or required the purchase of such Indebtedness); or

              (g) The Parent or any of its Subsidiaries shall (i) suspend or discontinue its business (except as may otherwise be expressly permitted herein), or (ii) make an assignment for the benefit of creditors, or (iii) generally not be paying its debts as such debts become due, or (iv) admit in writing its inability to pay its debts as they become due, or (v) file a voluntary petition in bankruptcy, or (vi) become insolvent (however such insolvency shall be evidenced), or (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, or (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, or (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 45 days, or (x) file any answer admitting or not contesting the material allegations of any such petition filed against it, or of any order, judgment or decree approving such petition in any such proceeding, or
(xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains unstayed and in effect for 45 days; or

              (h) An order for relief is entered under the bankruptcy or insolvency laws of any jurisdiction and continues unstayed and in effect for a period of 60 days (i) adjudging the Parent or any of its Subsidiaries as bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of, or in respect of the Parent or any of its Subsidiaries under the bankruptcy or insolvency laws of any jurisdiction, or (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Parent or any of its Subsidiaries or of any substantial part of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of the Parent or any of its Subsidiaries and any such decree or order continues unstayed and in effect for a period of 60 days; or

              (i) Judgments or decrees in an aggregate amount in excess of $5,000,000 on a Consolidated basis against the Parent or any of its Subsidiaries (except to the extent covered by insurance, provided that each applicable insurance company has expressly assumed responsibility with respect to the applicable underlying claim) shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

              (j) A Change of Control shall occur; or

              (k) Any license, franchise, permit, right, approval or agreement of the Parent or any of its Subsidiaries to own or operate any Operating Entity owned or operated by the Parent or such Subsidiary is not renewed, or is suspended or revoked, and the non-renewal, suspension or revocation is irrevocable and not subject to appeal or challenge and would have a Material Adverse effect; or

              (l) (i) any Termination Event shall occur with respect to any Pension Plan (other than a Multiemployer Plan); (ii) any Accumulated Funding Deficiency in excess of $2,000,000, whether or not waived, shall exist with respect to any Pension Plan (other than a Multiemployer Plan); (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan which would have a Material Adverse effect; (iv) the Parent, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan (including a Multiemployer
Plan) under Title IV of ERISA and such non-payment would have a Material Adverse effect; (v) the imposition of any tax under Section 4980(B)(a) of the Code; (vi) the assessment of a civil penalty with respect to any Employee Benefit Plan under Section 502(c) of ERISA; (vii) any other event or condition shall occur or exist with respect to an Employee Benefit Plan which would have a Material Adverse effect; (viii) a contribution required to be made to a Foreign Pension Plan has not been timely made which would have a Material Adverse effect; or
(ix) the Parent or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more Foreign Pension Plans which would have a Material Adverse effect; or

              (m) (i) Any Loan Document shall cease to be in full force and effect, or an "Event of Default" shall have occurred under, and as such term is defined therein, or (ii) the failure of any Credit Party to observe or perform any obligation on its part to be observed or performed under any Loan Document, and such failure shall have continued unremedied for a period of 30 days after any Responsible Officer shall have become aware of such failure, or any Credit Party shall disavow in writing any of its obligations thereunder.

              Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clause (g) or (h) above, the Aggregate Commitments, the Swing Line Commitment, the Individual Currency Commitments and the Letter of Credit Commitment shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon, any reimbursement obligations owing or contingently owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Parent and the applicable Letter

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of Credit Applicants shall forthwith deposit an amount equal to the Letter of
Credit Exposure in a cash collateral account with and under the exclusive control of the Administrative Agent, and the Administrative Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice to the Parent (on behalf of all Borrowers), declare the Aggregate Commitments, the Swing Line Commitment, the Individual Currency Commitments and the Letter of Credit Commitment to be terminated forthwith, whereupon the Aggregate Commitments, the Swing Line Commitment, the Individual Currency Commitments and the Letter of Credit Commitment shall immediately terminate, and (ii) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Parent (on behalf of all Borrowers), declare the Loans, all accrued and unpaid interest thereon, any reimbursement obligations owing or contingently owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Parent and the applicable Letter of Credit Applicants shall forthwith deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the exclusive control of the Administrative Agent, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

              In the event that the Aggregate Commitments, the Swing Line Commitment, the Individual Currency Commitments and the Letter of Credit Commitment shall have been terminated or the Loans shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Administrative Agent and the Lenders from or on behalf of any Borrower shall be applied by the Administrative Agent and the Lenders in liquidation of the Loans and the obligations of the Credit Parties under the Loan Documents in the following manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Credit Parties; (ii) second, to the payment of any expenses due the Administrative Agent from the Credit Parties,
(iii) third, to reimburse the Administrative Agent and the Lenders for any expenses (to the extent not paid pursuant


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to clause (ii) above due from the Parent and the Borrowers pursuant to the provisions of Section 11.5; (iv) fourth, to the payment of accrued Facility Fees, Letter of Credit Commissions and all other fees, expenses and amounts due under or in respect of the Loan Documents (other than principal and interest on the Loans and reimbursement obligations and interest thereon with respect to the Letters of Credit); (v) fifth, to the payment of interest due on the Loans and due on reimbursement obligations with respect to the Letters of Credit; (vi) sixth, to the payment of principal outstanding on the Loans and reimbursement obligations with respect to the Letters of Credit; and (vii) seventh, to the payment of any other amounts owing to the Administrative Agent and the Lenders under the Loan Documents.


10.   THE ADMINISTRATIVE AGENT

      10.1 Appointment

              Each Lender hereby irrevocably designates and appoints BNY as the Administrative Agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes BNY, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any Loan Document, the Administrative Agent shall not have any duties or responsibilities other than those expressly set forth herein or therein, or any fiduciary relationship with the Issuing Bank, the Swing Line Lender or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

      10.2 Delegation of Duties

              The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

      10.3 Exculpatory Provisions

              Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken


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or omitted to be taken by it or such Person under or in connection with the Loan
Documents (except the Administrative Agent for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Credit Parties or any officers of the Credit Parties contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Loan Documents or for any failure of the Credit Parties or any other Person to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of the Credit Parties. The Administrative Agent shall not be under any liability or responsibility whatsoever, as Administrative Agent, to the Credit Parties or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under the Loan Documents.

      10.4 Reliance by Administrative Agent

              The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, fax, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to any of the Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Lender in its Loans until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent. The Administrative Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability, perfection or genuineness of any of the Loan Documents or any instrument, document or communication furnished pursuant hereto or thereto or in connection herewith or therewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine, have been


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signed or sent by the proper parties and are what they purport to be. The
Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon the Issuing Bank, the Swing Line Lender and all of the Lenders and all future holders of the Indebtedness of the Credit Parties under the Loan Documents.

      10.5 Notice of Default

              The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice thereof from the Issuing Bank, the Swing Line Lender, any Lender, or any Credit Parties. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Issuing Bank, the Swing Line Lender and the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Issuing Bank, the Swing Line Lender and the Lenders.

      10.6 Non-Reliance

              The Issuing Bank, the Swing Line Lender and each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to the Issuing Bank, the Swing Line Lender or any Lender. The Issuing Bank, the Swing Line Lender and each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Credit Parties and


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made its own decision to enter into this Agreement. The Issuing Bank, the Swing
Line Lender and each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank, the Swing Line Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Issuing Bank, the Swing Line Lender and the Lenders by the Administrative Agent under the Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide the Issuing Bank, the Swing Line Lender or any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Credit Parties which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

      10.7 Indemnification

              Each Lender agrees to indemnify and reimburse the Administrative Agent in its capacity as such (to the extent not promptly reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do
so), pro rata according to (i) at any time when no Loans are outstanding, its Commitment Percentage, or if no Commitments then exist, its Commitment Percentage on the last day on which Commitments did exist, and (ii) at any time when Loans are outstanding (x) if the Commitments then exist, its Commitment Percentage or (y) if the Commitments have been terminated or otherwise no longer exist, the percentage equal to the fraction (A) the numerator of which is the Credit Exposure of such Lender and (B) the denominator of which is the Aggregate Credit Exposure, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including any amounts paid to the Lenders (through the Administrative Agent) by the Credit Parties pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including at any time following the payment of the Loans or the reimbursement obligations hereunder with respect to the Letters of Credit) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to herein or the transactions contemplated hereby or


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
thereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the finally adjudicated gross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its pro rata share (calculated as set forth in the first sentence of this Section) of any unpaid costs and expenses (including reasonable fees and expenses of counsel) payable by the Credit Parties under
Section 11.5, to the extent that the Administrative Agent has not been reimbursed for such costs and expenses by the Credit Parties. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its pro rata share (as so calculated) of any amount required to be paid by the Lenders to the Administrative Agent as provided in this Section shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its pro rata share (as so calculated) of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender's pro rata share (as so calculated) of such amount. The agreements in this Section shall survive the payment of all amounts payable under the Loan Documents.

      10.8 Administrative Agent in Its Individual Capacity

              BNY and its affiliates may make loans to, accept deposits from, issue letters of credit for the account of, and generally engage in any kind of business with, the Credit Parties or any of the Subsidiaries of the Parent as though BNY were not the Issuing Bank, the Swing Line Lender or the Administrative Agent hereunder. With respect to the Commitment, the Swing Line Commitment, the Individual Currency Commitment and the Letter of Credit Commitment of BNY and the Loans made by BNY, and the Letters of Credit issued by BNY, BNY shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Issuing Bank, the Swing Line Lender or the Administrative Agent, and the terms "Lender" and "Lenders" shall in each case include BNY.

      10.9 Successor Administrative Agent

              If at any time the Administrative Agent deems it advisable, in its sole discretion, it may submit to each of the Issuing Bank, the Swing Line Lender and each Lender a written notice of its resignation as Administrative Agent under the Loan Documents, such resignation to be effective upon the written acceptance of the duties of the Administrative


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
Agent under the Loan Documents by a successor Administrative Agent appointed by the Required Lenders, provided, however, that if no such appointment is made and given within 30 days after the delivery of such notice of resignation, the Administrative Agent shall have the right to appoint a successor Administrative Agent. A successor Administrative Agent shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital, surplus, and undivided profits of at least $500,000,000 and, provided that no Default or Event of Default shall exist, shall be reasonably satisfactory to the Parent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent's rights, powers, privileges and duties as Administrative Agent under the Loan Documents shall be terminated. The Credit Parties, the Issuing Bank, the Swing Line Lender and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.


11.   OTHER PROVISIONS

      11.1 Amendments and Waivers

              (a) With the written consent of the Required Lenders, the Administrative Agent, the Parent and the other appropriate Credit Parties may, from time to time, enter into written amendments, supplements or modifications of any of the Loan Documents and, with the consent of the Required Lenders, the Administrative Agent on behalf of the Issuing Bank, the Swing Line Lender and the Lenders may execute and deliver to any such parties a written instrument waiving or granting a consent to a departure from, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of any of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that:

              (i) no such amendment, supplement, modification, waiver or consent shall increase or decrease the Commitment of any Lender without the consent of such Lender, or increase or decrease any Individual Currency Commitment of any Lender without the consent of such Lender;

              (ii) without the consent of all of the Lenders, (A) extend the Maturity Date, (B) decrease the rate or extend the time of payment of interest of, or extend the time of payment or forgive the principal amount of, or change the pro rata allocation of payments under, any Loan or reimbursement obligation with respect to any Letter of Credit, (C) decrease or extend the time of payment of the Facility Fee or Letter of Credit Commissions, (D) change the provisions of Sections 2.14, 11.1 or 11.7(a), (E) change the definition of Required Lenders, (F) change the definition of Core Currencies so as to add any additional currency as a Core Currency, (G) release the Guaranty, (H) change the several nature of the obligations of the Lenders under the Loan Documents, or
(I) increase the Aggregate Commitments to an amount in excess of $160,000,000;

              (iii) without the written consent of the Issuing Bank, no such amendment, supplement, modification or waiver shall change the Letter of Credit Commitment, change the amount or the time of payment of the Letter of Credit Commissions, or change any other term or provision which relates to the Letter of Credit Commitment or the Letters of Credit;

              (iv) without the written consent of the Swing Line Lender, no such amendment, supplement, modification or waiver shall change the Swing Line Commitment, change the amount or the time of payment of the Swing Line Loans or interest thereon or change any other term or provision which relates to the Swing Line Commitment or the Swing Line Loans; and

              (v) without the written consent of the Administrative Agent, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Administrative Agent under the Loan Documents.

              (b) Notwithstanding anything to the contrary contained herein, the Parent may at any time or from time to time, at the Parent's sole cost and expense, request any Lender to increase its Commitment, or any other bank, insurance company, pension fund, mutual fund or other financial institution (each a "Proposed Lender"; each such Proposed Lender to be reasonably satisfactory to the Swing Line Lender and the Issuing Bank) to provide a new Commitment, by submitting a supplement to this Agreement to the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Credit Parties. If such supplement is in all respects satisfactory to it, the Administrative Agent, the Issuing Bank, the Swing Line Lender, the Parent, each other Credit Party and such Lender or Proposed Lender, as the case may be, shall each execute a copy thereof and deliver a copy thereof to the Administrative Agent, the Parent and such Lender or


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such Proposed Lender, as the case may be. Upon execution and delivery of such supplement, (i) in the case of such Lender, the amount of such Lender's Commitment shall be increased to the amount set forth in such supplement, (ii) in the case of such Proposed Lender, such Proposed Lender shall become a party hereto and shall for all purposes of this Agreement and the other Loan Documents be deemed a "Lender" with a Commitment and one or more Individual Currency Commitments in the respective amounts set forth in such supplement and (iii) in each case, the Commitments and the Commitment Percentages set forth in Exhibit A-1 and the Individual Commitments set forth in Exhibit A-2 shall be adjusted accordingly by the Administrative Agent and a new Exhibit A-1 and a new Exhibit A-2 shall be distributed by the Administrative Agent to the Parent (on behalf of all Borrowers) and each Lender; provided, however, that:

              (x) immediately after giving effect thereto, the Aggregate Commitments shall not exceed $160,000,000; and

              (y) notwithstanding anything to the contrary contained in Section 11.7, if immediately after giving effect to the events described in Sections 11.1(b)(i) or 11.1(b)(ii), as the case may be, Revolving Loans shall or would be outstanding, then such Lender or such Proposed Lender, as the case may be, shall enter into a master assignment and acceptance agreement with the other Lenders in all respects reasonably satisfactory to the other Lenders, pursuant to which each other Lender shall sell, assign, transfer and negotiate to it a portion of its Revolving Loans necessary to reflect the Commitments as adjusted in accordance with Section 11.1(b)(iii).

              (c) Any such amendment, supplement, modification or waiver pursuant to this Section 11.1 shall be binding upon the parties to the applicable agreement, all present and future Lenders and the Administrative Agent. In the case of any waiver, the parties to the Loan Documents, the Issuing Bank, the Swing Line Lender, the Lenders and the Administrative Agent shall be restored to their former position and rights thereunder to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Loan Documents may not be amended orally or by any course of conduct.

              (d) If any assignment made pursuant to subsection (b)(y) above shall be made to any Proposed Lender and such Proposed Lender is not a U.S. Person, such Proposed Lender shall furnish such certificates, documents or other evidence to the Parent, the Borrowers, the Lenders and the Administrative Agent as shall be required by Section 2.13(e) or 2.13(f).


                                    - 117 -
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      11.2 Notices

              All notices and other communications under the Loan Documents shall be given to the parties hereto at the following addresses:

              (i) if to the Parent or a Borrower, at its Address for Notices set forth on Exhibit S or as set forth on the applicable Borrower Addendum;

              (ii) if to any Lender, at its Address for Notices set forth on Exhibit R;

              (iii) if to the Administrative Agent, at its Address for Notices set forth on Exhibit Q;

              (iv) if to the Swing Line Lender, at its Address for Notices set forth on Exhibit R;

              (v) if to the Issuing Bank, at its Address for Notices set forth on Exhibit R;

or in any of the foregoing cases at such other address and/or to such other Person as a party hereto may hereafter specify for that purpose by written notice to the Parent, the Borrowers and the Administrative Agent. Such notices and other communications will be effective only if and when given in writing, and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, at the applicable address specified above, or when delivered at the applicable address specified above, or when sent by telecopy addressed to the party to which such notice is directed at its address determined as provided above and receipt is confirmed, except that any notice, request or demand by the Parent or any Borrower to or upon the Administrative Agent, the Swing Line Lender, the Issuing Bank or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 2.10, 2.11, 2.12 or 2.19 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by fax or other electronic means as fully as if originally signed.

      11.3 No Waiver; Cumulative Remedies

              No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Swing Line Lender, the Issuing Bank or any Lender, any right, remedy, power or privilege under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights,


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remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      11.4 Survival of Representations and Warranties

              All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery thereof.

      11.5 Payment of Expenses and Taxes

              The Parent and each Borrower (to the extent of such other Borrower's Proportionate Share of the amount at issue) severally agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made, or any Letter of Credit is issued (i) to pay or reimburse the Administrative Agent for all of the Administrative Agent's out-of-pocket costs and expenses reasonably incurred in connection with the preparation of the Loan Documents and any amendment, supplement or modification (whether or not executed) to the Loan Documents, any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Lenders for all of their respective costs and expenses, including reasonable fees and disbursements of counsel, incurred in connection with (A) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of the Parent and the Borrowers under the Loan Documents and (B) the enforcement of this Section,
(iii) to pay, indemnify, and hold each Lender, the Swing Line Lender, the Issuing Bank and the Administrative Agent harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold each Lender, the Swing Line Lender, the Issuing Bank and the Administrative Agent and each of their respective officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable counsel fees and disbursements) with


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respect to the enforcement and performance of the Loan Documents and the use of the proceeds of the Loans and the Letters of Credit (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that neither the Parent nor the Borrowers shall have any obligation hereunder to pay indemnified liabilities to the Administrative Agent, the Swing Line Lender, the Issuing Bank or any Lender arising from the finally adjudicated gross negligence or willful misconduct of the Administrative Agent, the Swing Line Lender, the Issuing Bank or such Lender or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Aggregate Commitments, the Swing Line Commitment, the Letter of Credit Commitment and the Individual Currency Commitments and the payment of all amounts payable under the Loan Documents.

      11.6 Determination of Dollar Equivalent

              For purposes of the Loan Documents, the Dollar Equivalent of each Alternate Currency Loan and each Letter of Credit designated in an Alternate Currency shall be recalculated (i) on the first day of each Borrowing/Issuance Period, (ii) on the date that the Agent shall have received a Bid Accept/Reject Letter accepting a Bid or a Negotiated Rate Confirmation, (iii) on each date that the Aggregate Commitments are, or the Swing Line Commitment or any Individual Currency Commitment is, reduced and (iv) on the last Business Day of each month unless the Dollar Equivalent was recalculated pursuant to clause (i),
(ii) or (iii) during such month. The Dollar Equivalent for each Alternate Currency Loan and each Letter of Credit designated in an Alternate Currency shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is received by the Parent, it being understood that until such notice is received, the Dollar Equivalent shall be that Dollar Equivalent. The Administrative Agent shall promptly notify the Parent, the Issuing Bank, the Swing Line Lender and the Lenders of each such determination of the Dollar Equivalent for each Alternate Currency Loan and each Letter of Credit designated in an Alternate Currency.

      11.7 Assignments and Participations

              (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Parent, the Borrowers, the Lenders, the Swing Line Lender, the Issuing Bank, the Administrative Agent, and their respective successors and assigns, except that neither the Parent nor the Borrowers may assign, delegate or transfer any of their rights or obligations under the Loan Documents without the prior written consent of the Administrative Agent, the Issuing Bank, the Swing Line Lender and each Lender.

              (b) Except as provided in Section 11.1(b), each Lender shall have the right at any time, upon written notice to the Administrative Agent of its intent to do so, to sell, assign, transfer or negotiate all or any part of such Lender's rights and obligations under the Loan Documents to one or more of its affiliates, to one or more of the other Lenders (or to affiliates of such other Lenders) or, with the prior written consent of the Parent, the Swing Line Lender and the Issuing Bank (which consents shall not be unreasonably withheld), to sell, assign, transfer or negotiate all or any part of such Lender's rights and obligations under the Loan Documents to any other bank, insurance company, pension fund, mutual fund or other financial institution, provided that (i) each such sale, assignment, transfer or negotiation (other than sales, assignments, transfers or negotiations (x) to affiliates of such Lender or (y) of a Lender's entire interest) shall be in a minimum amount of $5,000,000, and (ii) there shall be paid to the Administrative Agent by the assigning or assignee Lender a fee (the "Assignment Fee") of $3,000. For each assignment, the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording an Assignment and Acceptance Agreement. Upon such execution, delivery, acceptance and recording by the Administrative Agent, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under the Loan Documents. Upon any such sale, assignment or other transfer, the Commitments and the Commitment Percentages set forth in Exhibit A-1, and the Individual Currency Commitments set forth in Exhibit A-2, shall be adjusted accordingly by the Administrative Agent and a new Exhibit A-1 and a new Exhibit A-2 shall be distributed by the Administrative Agent to the Parent (on behalf of all Borrowers) and each Lender.

              (c) Each Lender may grant participations in all or any part of its rights and obligations under the Loan Documents to one or more of its affiliates, to one or more of the other Lenders (or to affiliates of such other Lenders) or to one or more other banks, insurance companies, pension funds, mutual funds or other financial institutions, provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to the Loan Documents for the performance of such obligations, (iii) the Borrowers, the Administrative Agent, the Swing Line Lender, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, (iv) no sub-participations shall be permitted and (v) the voting rights of any holder of any participation shall be limited to decisions that in accordance with Section 11.1 require the consent of all of the Lenders. The Parent and the Borrowers acknowledge and agree that any such participant shall for purposes of Sections 2.13, 2.14, 2.15, 2.22, 11.5 and 11.10, be deemed to be a "Lender"; provided, however, neither the Parent nor the Borrowers shall, at any time, be obligated to pay any participant in any interest of any Lender hereunder any sum in excess of the sum which the Parent and the Borrowers would have been obligated to pay to such Lender in respect of such interest had such Lender not sold such participation.

              (d) If any (i) assignment is made pursuant to subsection (b) above or (ii) any participation is granted pursuant to subsection (c) above, shall be made to any Person that is not a U.S. Person, such Person shall furnish such certificates, documents or other evidence to the Parent, the Borrowers and the Administrative Agent, in the case of clause (i) and to the Parent, the Borrowers and the Lender which sold such participation in the case of clause (ii), as shall be required by Section 2.13(e) or 2.13(f).

              (e) No Lender shall, as between and among the Parent, the Borrowers, the Administrative Agent, the Swing Line Lender, the Issuing Bank and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of its rights and obligations under the Loan Documents, except that a Lender shall be relieved of its obligations under the Loan Documents to the extent of any such sale, assignment, transfer, or negotiation of all or any part of its obligations under the Loan Documents pursuant to subsection (b) above.

              (f) Notwithstanding anything to the contrary contained in this Section, any Lender may at any time or from time to time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder.

      11.8 Counterparts

              Each of the Loan Documents may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. An executed counterpart of any Loan Document and of any amendment, modification, consent or waiver thereto or thereof transmitted by fax shall be deemed to be an originally executed counterpart. A copy of any Loan Document signed by all the parties thereto shall be deposited with the Parent (on behalf of all Borrowers) and the Administrative Agent. Any party to any Loan Document may rely upon the signatures of any other party thereto which are transmitted by fax or other electronic means to the same extent as if originally signed.

      11.9 Adjustments; Set-off

              (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or any part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1 (g) or (h), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from each of the other Lenders such portion of each such other Lender's Loans, and shall provide each of such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Lender were the direct holder of such portion.

              (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default, under Section 9.1(a), (b), (g) or (h), each Lender shall have the right, without prior notice to the Parent or the Borrowers, any such notice being expressly waived by the Parent and the Borrowers to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Parent or the Borrowers to such Lender, any amount owing from such Lender to the Parent or the Borrowers, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Lender against the Parent and the Borrowers or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Parent or the Borrowers, or against anyone else claiming through or against the Parent or the Borrowers or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Parent, the Borrowers and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. With respect to each Borrower, the right of set-off provided for in this Section 11.9(b) shall be limited to the obligations of such Borrower with respect to Loans made to it and to its Proportionate Share of other costs, expenses and other amounts.

      11.10 Indemnity

              Each of the Borrowers to the extent of its Proportionate Share and the Parent severally agree to indemnify and hold harmless the Administrative Agent, the Swing Line Lender, the Issuing Bank and each Lender and their respective affiliates, directors, officers, employees, attorneys and agents (each an "Indemnified Person") with respect to each Indemnified Person's status under the Loan Documents from and against any loss, cost, liability, damage or expense (including the reasonable fees and disbursements of counsel of such Indemnified Person, including all local counsel hired by any such counsel) incurred by such Indemnified Person in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact by the Parent or the Borrowers in any document or schedule executed or filed with any Governmental Authority by or on behalf of the Parent or the Borrowers; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omissions or alleged acts, practices or omissions of the Parent or the Borrowers or their respective agents relating to the use of the proceeds of any or all borrowings made by the Borrowers which are alleged to be in violation of

Section 2.18, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable thereto; or (iv) any acquisition or proposed acquisition by the Parent or the Borrowers of all or a portion of the Stock, or all or a portion of the assets, of any Person whether such Indemnified Person is a party thereto. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Parent and the Borrowers to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Commitments, the Letter of Credit Commitment, the Swing Line Commitment, the Individual Currency Commitments, and the payment of all indebtedness of the Parent and the Borrowers under the Loan Documents, provided that the Parent and the Borrowers shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted out of the gross negligence or wilful misconduct of such Indemnified Person or arising from claims between one such Indemnified Person and another such Indemnified Person.

      11.11 GOVERNING LAW

              THE LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      11.12 Severability

              Every provision of this Agreement and the other Loan Documents is intended to be severable, and if any term or provision hereof or thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

      11.13 Integration

              All exhibits to this Agreement and any other Loan Document shall be deemed to be a part hereof or thereof, as the case may be. Except for agreements between the Administrative Agent, the Swing Line Lender, the Issuing Bank and the Parent with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Parent, the Borrowers, the Administrative Agent, the Swing Line Lender, the Issuing Bank and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Parent, the Borrowers, the Administrative Agent, the Swing Line Lender, the Issuing Bank and the Lenders with respect to the subject matter thereof.

      11.14 Judgment Currency

              (a) Each Credit Party's obligations under the Loan Documents to make payments in the Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that, on the Business Day immediately following the date of such tender or recovery, the Administrative Agent, the Swing Line Lender, the Issuing Bank or the applicable Lender, as the case may be, may, in accordance with normal banking procedures, purchase the Obligation Currency with such other currency. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange at which, in accordance with normal banking procedures in the relevant jurisdiction, the Obligation Currency could be purchased with the Judgment Currency as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

              (b) If the amount of Obligation Currency purchased pursuant to the last sentence of subsection (a) above is less than the sum originally due in the Obligation Currency, the applicable Credit Party covenants and agrees to indemnify the applicable recipient against such loss, and if the Obligation Currency so purchased exceeds the sum originally due to such recipient, such recipient agrees to remit to the applicable Credit Party such excess.

      11.15 Confidentiality

              Any information disclosed by any Credit Party to the Administrative Agent or any of the Lenders shall be used solely for purposes of the Loan Documents and not in any other manner detrimental to the Parent and, if such information is not otherwise in the public domain, shall not be disclosed by the Administrative Agent or such Lender to any other Person except (i) to its independent accountants, legal counsel and affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) pursuant to statutory and regulatory requirements or the request of bank examiners, (iii) pursuant to any mandatory court order, subpoena or other legal process, (iv) to the Administrative Agent, the Issuing Bank, the Swing Line Lender or any other Lender, (v) pursuant to any agreement heretofore or hereafter made between such Lender and the Parent which permits such disclosure, (vi) in connection with the exercise of any remedy under the Loan Documents or (vii) subject to an agreement containing provisions substantially the same as those of this Section, to any participant in or assignee of, or prospective participant in or assignee of, any Loan, Letter of Credit Commitment, Individual Currency Commitment or Commitment (it being understood that prior to any such disclosures contemplated by clauses (ii) and (iii) above, the Agent or such Lender shall, if practicable, give the Parent prior written notice of such disclosure).

      11.16 CONSENT TO JURISDICTION

              EACH CREDIT PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS. EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED OR NOT PROHIBITED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      11.17 Service of Process

              Each Credit Party hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by certified mail, return receipt requested or by overnight courier service, to the address of such Credit Party set forth in Section 11.2.

      11.18 No Limitation on Service or Suit

              Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Administrative Agent, the Swing Line Lender, the Issuing Bank or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent, the Swing Line Lender, the Issuing Bank or any Lender to bring proceedings against any Credit Party in the courts of any jurisdiction or jurisdictions in which such Credit Party may be served.

      11.19 WAIVER OF TRIAL BY JURY

              EACH OF THE ADMINISTRATIVE AGENT, THE SWING LINE LENDER, THE ISSUING BANK, THE LENDERS AND EACH CREDIT PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

      11.20 International Banking Facilities

              The Parent and the Borrowers acknowledge that some or all of the Lenders may, in connection with the Loan Documents, utilize an International banking facility (as defined in Regulation D).

              Each Borrower which is an entity located outside the United States, understands that it is the policy of the Board of Governors of the Federal Reserve System that deposits received by International banking facilities may be used only to support the non-U.S. operations of a depositor (or its foreign affiliates) located outside the United States and that extensions of credit by International banking facilities may be used only to finance the non-U.S. operations of a customer (or its foreign affiliates) located outside the United States.

              Each Borrower which is an entity located outside the United States acknowledges that the proceeds of its borrowings hereunder from an International banking facility will be used solely to finance its operations outside the United States, or that of its foreign affiliates.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    TIFFANY & CO.,
                                    a Delaware corporation


                                    By:    ________________________
                                    Name:  ________________________
                                    Title: ________________________


                                    TIFFANY AND COMPANY,
                                    a New York corporation


                                    By:    ________________________
                                    Name:  ________________________
                                    Title: ________________________


                                    TIFFANY & CO. INTERNATIONAL,
                                    a Delaware corporation


                                    By:    ________________________
                                    Name:  ________________________
                                    Title: ________________________


                                    SOCIETE FRANCAISE POUR LE
                                    DEVELOPPMENT DE LA PORCELAINE D'ART
                                    (S.A.R.L.), a French corporation


                                    By:    ________________________
                                    Name:  ________________________
                                    Title: ________________________


                                    TIFFANY & CO. OF NEW YORK LIMITED, a
                                    Hong Kong corporation


                                    By:    ________________________
                                    Name:  ________________________
                                    Title: ________________________

                                    TIFFANY-FARAONE S.P.A.,
                                    an Italian corporation


                                    By:    ________________________
                                    Name:  ________________________
                                    Title: ________________________


                                    TIFFANY & CO. JAPAN INC.,
                                    a Delaware corporation


                                    By:    ________________________
                                    Name:  ________________________
                                    Title: ________________________


                                    TIFFANY & CO. PTE. LTD.,
                                    a Singapore corporation


                                    By:    ________________________
                                    Name:  ________________________
                                    Title: ________________________


                                    TIFFANY & CO.,
                                    a United Kingdom corporation


                                    By:    ________________________
                                    Name:  ________________________
                                    Title: ________________________


                                    TIFFANY & CO. WATCH CENTER S.A.,
                                    a Swiss corporation


                                    By:    ________________________
                                    Name:  ________________________
                                    Title: ________________________


                                    TIFFCO KOREA LTD.,
                                    a Korean corporation


                                    By:    ________________________
                                    Name:  ________________________
                                    Title: ________________________

                                    THE BANK OF NEW YORK, as the Swing Line
                                    Lender, as the Issuing Bank, as a Lender, as Arranging Agent and as Administrative Agent


                                    By:    ________________________
                                    Name:  ________________________
                                    Title: ________________________


                                    THE CHASE MANHATTAN BANK


                                    By:    ________________________
                                    Name:  ________________________
                                    Title: ________________________


                                    THE DAI-ICHI KANGYO BANK LIMITED
                                    (NEW YORK BRANCH)


                                    By:    ________________________
                                    Name:  ________________________
                                    Title: ________________________


                                    THE FUJI BANK, LTD.


                                    By:    ________________________
                                    Name:  ________________________
                                    Title: ________________________

                               TIFFANY EXHIBIT A-1

                               LIST OF COMMITMENTS



                                                              Commitment
Lender                                Commitment              Percentage
------                                ----------              ----------

The Bank of New York             $    36,250,000.00            27.884617%

The Chase Manhattan Bank              31,250,000.00            24.038461

The Dai-Ichi Kangyo Bank,
 Limited (New York Branch)            31,250,000.00            24.038461

The Fuji Bank, Limited                31,250,000.00            24.038461





TOTAL                               $   130,000,000              100%
                                    ===============            ==========

                               TIFFANY EXHIBIT A-2

                     LIST OF INDIVIDUAL CURRENCY COMMITMENTS


Australian Dollars
------------------

         Lender            Individual Currency Commitment
         ------            ------------------------------

Dai-Ichi Kangyo                    $3,000,000.00

Fuji Bank                          $3,000,000.00


Canadian Dollars
----------------

         Lender            Individual Currency Commitment
         ------            ------------------------------

           -                             -


Hong Kong Dollars
-----------------
         Lender            Individual Currency Commitment
         ------            ------------------------------
BNY                                $3,000,000.00


Italian Lira
------------

         Lender            Individual Currency Commitment
         ------            ------------------------------
The Chase Manhattan Bank           $5,000,000.00


Korean Won
----------

         Lender            Individual Currency Commitment
         ------            ------------------------------
BNY                                $3,000,000.00


Malaysian Ringgit
-----------------

         Lender            Individual Currency Commitment
         ------            ------------------------------
           -                             -

Mexican Pesos
-------------

         Lender            Individual Currency Commitment
         ------            ------------------------------
           -                             -


New Taiwan Dollars
------------------

         Lender            Individual Currency Commitment
         ------            ------------------------------
BNY                                $3,000,000.00


Philippine Pesos
----------------

         Lender            Individual Currency Commitment
         ------            ------------------------------
           -                             -


Singapore Dollars
-----------------

         Lender            Individual Currency Commitment
         ------            ------------------------------
BNY                                $3,000,000.00


Swiss Francs
------------

         Lender            Individual Currency Commitment
         ------            ------------------------------
The Chase Manhattan Bank           $5,000,000.00


Thai Baht
---------

         Lender            Individual Currency Commitment
         ------            ------------------------------
             -                            -